AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Brilliant Sun Industry Co.
             (Exact name of registrant as specified in its charter)

-------------------------------------------------------------------------------
           Florida                        6770                     Applied For
--------------------------------------------------------------------------------

State or other jurisdiction   PRIMARY STANDARD INDUSTRIAL  I.R.S. Employer
of                            CLASSIFICATION CODE NUMBER   Identification No.
incorporation or organization
--------------------------------------------------------------------------------


                               2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                                    PRESIDENT
                            Brilliant Sun Industry Co.
                                2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

         APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

 CALCULATION OF REGISTRATION FEE

===============================================================================
 Title of each                                   Proposed maximum
    class of                        Proposed         aggregate
 securities to    Amount to be      maximum       offering price     Amount of
 be registered     registered    offering price                    registration
                                    per unit                            fee
===============================================================================
===============================================================================
 Common Stock,
$0.01 per share    15,960,444         N/A         $25,132,570 (2)  $6,635.00 (3)
   par value
===============================================================================

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Yi Wan Group pursuant to the merger described herein

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of October 31, 1999, Yi Wan Group had a book value of the shares to be registered is $25,132,570. In addition, Yi Wan Group common stock has a par value of $0.01 per share. Accordingly, the maximum offering price has been determined to be the book value of the securities to be registered.

(3) This fee has been calculated pursuant to Section 6(b) of the Securities Act, as .0264 of one percent of $25,132,570.



   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                               Yi Wan Group, Inc.

          INFORMATION STATEMENT FOR SHAREHOLDERS OF YI WAN GROUP, INC.

                           Brilliant Sun Industry Co.

                                   PROSPECTUS

Yi Wan Group, Inc., a Florida corporation, and Brilliant Sun Industry Co., a Florida corporation have entered into a merger agreement. As a result of the merger, each outstanding share of Yi Wan Group common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Brilliant Sun Industry Co. common stock. When the merger closes, Brilliant Sun Industry Co. will change its name to Yi Wan Group and will be the surviving corporation.


Immediately after the closing of the merger, the former shareholders of Yi Wan Group will hold in the aggregate 16,250,000 shares of Brilliant Sun Industry Co. common stock, or approximately 96% and the current shareholders of Brilliant Sun Industry Co. will hold in the aggregate 400,000 shares of Brilliant Sun Industry Co. common stock, or approximately 4%, of a total of 17,000,000 shares to be outstanding immediately after the closing of the merger.

Written consents are being solicited from shareholders of Yi Wan Group. Assuming consents are secured from shareholders owning more than 50% of the stock of Yi Wan Group, shareholders who did not consent to the merger will, by otherwise complying with Florida corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement for shareholders of Yi Wan Group/prospectus. Based upon the ownership of more than 50% of Yi Wan Group common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

The merger presents some risks. We suggest you review "Risk Factors" beginning on *insert page #.


Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Brilliant Sun Industry Co. common stock to be issued in the merger or if this information statement for shareholders of Yi Wan Group /prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this information statement for shareholders of Yi Wan Group prospectus is ****, and it is first being mailed to Yi Wan Group shareholders on or about ***.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to shareholders of Yi Wan Group, Inc. that in accordance with the provisions of Florida law, you are asked to consider and give your written consent to a proposal to approve:

o The merger agreement and plan of reorganization dated as of ____ between Yi Wan Group, a Florida corporation, and Brilliant Sun Industry Co., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Florida.

In the materials accompanying this notice, you will find an information statement for shareholders of Yi Wan Group/prospectus relating to the merger proposal and a form of written consent. The information statement for shareholders of Yi Wan Group/prospectus more fully describes the proposal and includes information about Brilliant Sun Industry Co. and Yi Wan Group. We strongly urge you to read and consider carefully this document in its entirety.

Yi Wan Group's board of directors has determined that the merger is fair to you and in your best interests. Accordingly, the board of directors of Yi Wan Group has unanimously approved the merger agreement and the board unanimously recommends that you consent to the transaction.

Yi Wan Group, Inc.

Cheng Wan Ming
President

                                 WRITTEN CONSENT

If you want to give your consent and vote FOR the merger, please sign below and return to:

Cheng Wan Ming
President
Yi Wan Group, Inc.
% Mr. Yale Yu
501 W. Cameron Ave., Suite 220
West Covina, Ca. 91790
Tel: (626) 337 3800
Fax: (626) 337 8066
Email: inforex@netsol.net

Beijing Office
24 Jian Guo Men Wai Road,
Suite 1802
Jin Tai Building
Tel: 6515 6373
Fax: 6515 6370
Email: jointway@public.east.cn.net

Shareholder #1 Signature____________________________________________


Print or Type Name__________________________________________________


Shareholder #2 Signature____________________________________________


Print or Type Name__________________________________________________


Number of Shares____________________________________________________

If you do not wish to give your consent to vote for the merger, you may do nothing. Remember, however, that you must comply with the appropriate provisions of Florida law to exercise dissenters rights.

                                TABLE OF CONTENTS

SOLICITATION OF WRITTEN CONSENTS..............................................4
WRITTEN CONSENT...............................................................5
TABLE OF CONTENTS.............................................................6
SUMMARY.......................................................................7
RISK FACTORS.................................................................20
MERGER APPROVALS...................................Error! Bookmark not defined.
MERGER TRANSACTIONS..........................................................31
YI WAN GROUP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........................................40
YI WAN GROUP'S BUSINESS......................................................47
YI WAN GROUP'S MANAGEMENT..........................Error! Bookmark not defined.
YI WAN GROUP'S RELATED PARTY TRANSACTIONS..........Error! Bookmark not defined.
YI WAN GROUP'S PRINCIPAL STOCKHOLDERS..............Error! Bookmark not defined.
YI WAN GROUP'S CAPITAL STOCK.......................Error! Bookmark not defined.
YI WAN GROUP'S LEGAL PROCEEDINGS...................Error! Bookmark not defined.
BRILLIANT SUN INDUSTRY CO.'S BUSINESS..............Error! Bookmark not defined.
DESCRIPTION OF BRILLIANT SUN INDUSTRY CO.'S
CAPITAL STOCK......................................Error! Bookmark not defined.
COMPARISON OF RIGHTS OF BRILLIANT SUN INDUSTRY CO. STOCKHOLDERS AND YI WAN
GROUP SHAREHOLDERS.................................Error! Bookmark not defined.
AVAILABLE INFORMATION..............................Error! Bookmark not defined.
EXPERTS............................................Error! Bookmark not defined.
LEGAL MATTERS......................................Error! Bookmark not defined.


Dealer prospectus delivery obligation

Until , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

                                     SUMMARY

This summary highlights selected information from this information statement for shareholders of Yi Wan Group/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you.

In the merger, Yi Wan Group's shareholders will exchange shares with Brilliant Sun Industry Co., and Brilliant Sun Industry Co. will be the surviving company of Yi Wan Group.

The merger agreement is attached as annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The Companies

Brilliant Sun Industry Co.
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

We were organized under the laws of the state of Florida in April 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire through a registered securities offering a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

We have never offered or sold any securities in either a registered or unregistered transaction except for issuing shares to our 2 stockholders upon our formation.

Brilliant  Sun  maintains  a  website  at   http://www.bsi-yiwan.com/.   Nothing
contained on this website is part of this information statement for shareholders of Yi Wan Group/prospectus.

Yi Wan Group, Inc.
% Mr. Yale Yu
501 W. Cameron Ave., Suite 220
West Covina, Ca. 91790
Tel: (626) 337 3800
Fax: (626) 337 8066
Email: inforex@netsol.net

Beijing Office
24 Jian Guo Men Wai Road,
Suite 1802
Jin Tai Building
Tel: 6515 6373
Fax: 6515 6370
Email: jointway@public.east.cn.net

The Sino-Foreign companies:

Jiaozuo Yi Wan Hotel Co., Ltd. -
189 Min Zhu Road
Jioazuo, Henan - P.R. China
Tel:  0086-0391-2623227

Shun De Yi Wan Communication Equipment Plant Co., Ltd. -
No 3., 5th Street
Flying Horse Industrial Zone, Daliang District
Shun De, Guangdong - P.R. China

Tel:  0086-765-2220984, 2222097

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. - Zhandian, Wubu County
Jiaozuo, Henan - P.R. China
Tel:  0086-391-7591632

Yi Wan Group was incorporated in Florida in 1999.

The Sino-Foreign Joint Ventures were formed in China in the following years:

Jiaozuo Yi Wan Hotel Co., Ltd. in 1996
Shun De Yi Wan Communication Equipment Plant Co., Ltd. in 1993
Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in 1997

Yi Wan Group owns an 80% in three Sino-Foreign Joint Ventures which sell the following products and services:

Jiaozuo Yi Wan Hotel Co., Ltd. Sell service for upscale lodging, food and beverage, entertainment and conference and meeting services.
Shun De Yi Wan Communication Equipment Plant Co., Ltd. Sells telephone distribution switching equipment.
Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. sells specialty Freshwater Livestock, Vegetables


Yi Wan Group's reasons for the merger

o Increase the visibility of Yi Wan Group's business, which could be helpful in further developing and commercializing Yi Wan Group's products.

o Facilitate Yi Wan Group's ability to raise capital in the public markets.

o Potentially improve Yi Wan Group's shareholders' ability to sell their shares in the over-the-counter market.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

Fifty percent of Brilliant Sun Industry Co.'s shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning all of our common stock have executed a written consent voting to approve the merger. No further consent of you or any of the shareholders of Brilliant Sun Industry Co. is necessary to approve the merger under the laws of the state of Florida.

More than fifty percent of Yi Wan Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from shareholders owning more than 50% of the stock of Yi Wan Group, shareholders who did not consent to the merger will, by otherwise complying with Florida corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement for shareholders of Yi Wan Group/prospectus. Based upon the ownership of more than 50 % of Yi Wan Group common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

No regulatory approval required

Neither Brilliant Sun Industry Co. nor Yi Wan Group is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Florida, the filing with the Commission of the registration statement on Form S-4 registering the shares and this information statement for shareholders of Yi Wan Group/prospectus, and compliance with all applicable state securities laws regarding the offering and issuance of the shares.

Dissenters' rights

Dissenters' rights of appraisal exist. See page * for further information.

Federal income tax consequences

Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you. Yi Wan Group and Brilliant Sun Industry Co. have structured the merger so that neither Yi Wan Group nor its shareholders should recognize gain or loss for federal income tax purposes as a result of the merger.

Other Information for Yi Wan Group Stockholders:

o Do not send in your Yi Wan Group stock certificates now. If the merger is completed, we will send you written instructions for exchanging your shares.

o The merger has been structured as a tax-free reorganization. The tax basis in your Yi Wan Group common stock will carryover and become the tax basis in your new shares of Brilliant Sun Industry Co. common stock.

o Like Yi Wan Group, Brilliant Sun Industry Co. has never paid any dividends.

o     If you have any questions about the merger, please call contact:

         Mr. Yale Yu
         501 W. Cameron Ave., Suite 220
         West Covina, Ca. 91790
         Tel: (626) 337 3800
         Fax: (626) 337 8066
         Email: inforex@netsol.net

         Beijing Office
         24 Jian Guo Men Wai Road,
         Suite 1802
         Jin Tai Building
         Tel: 6515 6373
         Fax: 6515 6370
         Email: jointway@public.east.cn.net

Selected Historical Financial Information

The following selected historical financial information of Yi Wan Group and Brilliant Sun Industry Co. has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes , which are included in this information statement for shareholders of Yi Wan Group/prospectus.

The following selected historical financial information of Yi Wan Group and Brilliant Sun Industry Co. has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes , which are included in this information statement/prospectus.

The three Sino-Foreign Joint Ventures in which Yi Wan owns an 80% interest maintain their books of account in Renminbi, the national currency of the People's Republic of China. They believe that it is easier for current and potential investors to understand our financial statements if the United States dollar is used as our currency for financial statement presentations. Accordingly, the Consolidated Financial Statements are stated in United States dollars ("US$"). All balance sheet accounts have been translated from RMB to US$ using the exchange rates in effect at December 31 of the applicable balance sheet date. All income statement amounts have been translated using the average exchange rate for the applicable year. The conversion rates used herein for currency translations are those quoted by the People's Bank of China on or after January 1, 1994.

  The following table sets forth the RMB/US$ conversion rates which were used for currency translations provided herein:

Year                     RMB Equivalent of US$1
-----                    ----------------------
                        As at 12/31  Average Rate
                        -----------  ------------

1999                         8.30      8.29

1998                         8.30      8.28

Yi Wan Group SELECTED HISTORICAL FINANCIAL INFORMATION

                                    YIWAN GROUP

                          COMBINED FINANCIAL STATEMENT

          12/31/99

                                          (RMB)     (RMB)          (RMB)     COMBINED     COMBINED
ASSETS                                    HOTEL      MFR            FARM      TOTAL       TOTAL
                                                                             (RMB)*        ($)**
---------------------------------------------------------------------------------------------------------


CASH                                   6,921,122       7,057,495     381,656    14,360,273   1,734,793.42

ACCOUNTS RECEIVABLE                    2,859,373       7,341,130     818,512    11,019,015   1,331,152.60

ACCOUNTS RECEIVABLE - RELATED PARTY      502,000         469,250      88,065     1,059,315     127,970.60

OTHER RECEIVABLE                        2,678,093      7,363,387      55,881    10,097,361   1,219,812.15

PREPAID EXPENSES                           41,490          1,652      23,035        66,177       7,994.52

DEPOSIT                                                1,219,244                 1,219,244     147,290.83

INVENTORY                                1,023,85      5,411,783    2,201,896    8,637,530   1,043,457.20
                                        ------------------------------------------------------------------

     TOTAL CURRENT ASSETS               14,025,929    28,863,941    3,569,045   46,458,915   5,612,471.31
                                        ------------------------------------------------------------------



FIXED ASSETS

BUILDING & IMPROVEMENT                  144,754,693    7,383,933    6,286,376  158,425,002  19,138,539.52

FURNITURE AND EQUIPMENT                  25,223,219   17,074,023      562,205   42,859,447   5,177,637.42

AUTOS                                       476,230    1,064,042      124,000    1,664,272     201,052.47

ACCUMULATED DEPRECIATION                (24,391,485) (10,408,106)  (1,070,806) (35,870,397) (4,333,324.92)
                                        -------------------------------------------------------------------

     TOTAL FIXED ASSETS                  146,062,657  15,113,893    5,901,775  167,078,325  20,183,904.50
                                        -------------------------------------------------------------------

DEFERRED TAX ASSET                           132,462     292,191      132,462      557,115      67,302.30

ACCUMULATED AMORIZATION                     (975,000)              (1,680,000)   (2,655,000)  (320,737.39)

INTANGIBLE ASSET                          13,000,000               28,000,000    41,000,000  4,953,006.84
                                        -------------------------------------------------------------------

            TOTAL ASSETS                 172,246,048   4,270,025   35,923,282    252,439,355 30,495,947.55

                                        ===================================================================


                                                                                COMBINED     COMBINED
                                         HOTEL            MFR        FARM       TOTAL        TOTAL
LIABILITIES                                                                    (RMB)*       ($)**
------------------------------------------------------------------------------------------------------

ACCOUNTS PAYABLE                     1,255,547         987,112      636,860     2,879,519     347,860.42

ACCOUNTS PAYABLE - RELATED PARTY       248,704                      500,000       748,704      90,447.22

CUSTOMER DEPOSIT                                                                        -              -

OTHER PAYABLE                                                                           -              -

ACCRUED LIABILITIES                  3,381,031         929,229       62,763      4,373,023     528,283.24

EMPLOYEE BENEFIT PAYABLE                              1,811,358     173,706      1,985,064     239,805.75

DIVIDEND PAYABLE TO PARTNERS                                                             -              -

SALES TAX PAYABLE                    5,224,096        1,571,278   1,171,858      7,967,232     962,481.82

EDUCATION FUND PAYABLE                                                                    -             -

PAYABLE TO SHAREHOLDERS                                             735,897        735,897     88,900.07

NOTE PAYABLE                                                                              -             -

INCOME TAX PAYABLE                   4,816,241        5,519,588     696,838      11,032,667  1,332,801.83

DUE TO SHARE HOLDER                                     735,897                     735,897     88,900.07

DISTRIBUTION PAYABLE TO OWNERS       21,176,125       8,836,570    2,187,740     32,200,435  3,889,974.99



CONTRACTS PAYABLE                       572,478

    TOTAL CURRENT LIABILITIES        36,674,222       20,391,032   6,165,662    63,230,916  7,638,613.64
                                     -------------------------------------------------------------------------

OWNERS' EQUITY                       97,726,670       13,238,829  27,226,343   138,191,842 16,694,271.67

SATUTORY RESERVE                     37,845,156       10,640,164   2,531,277     51,016,597  6,163,062.29


    TOTAL OWNER'S EQUITY             135,571,826      23,878,993  29,757,620    189,208,439  22,857,333.95
                                      -----------------------------------------------------------------------

    TOTAL LIABILITIES AND OWNERS' EQUITY
                                     172,246,048      44,270,025  35,923,282    252,439,355  30,495,947.59
                                     =======================================================================


**Conversion rate at 10/31/99 was U.S. $1.00 to 8.2778 Y per historical currency table by OANDA, Inc.

                                    YIWAN GROUP
                             COMBINED FINANCIAL STATEMENT

            12/31/98

                                         (RMB)           (RMB)       (RMB)      COMBINED      COMBINED
ASSETS                                   HOTEL           MFR          FARM      TOTAL         TOTAL
                                                                               (RMB)*         ($)**
--------------------------------------------------------------------------------------------------------
CASH                                 1,795,783       5,680,483    1,365,833   8,842,099     1,068,028.24

ACCOUNTS RECEIVABLE, NET               924,401       6,240,188       87,508   8,052,097       972,604.69

ACCOUNTS RECEIVABLE - RELATED PARTY                    873,481      441,128   1,314,609       158,790.30

OTHER RECEIVABLE                       732,220       2,053,537      201,322   2,987,079       360,806.27

PREPAID EXPENSES                        43,000                       13,800      56,800         6,860.81

DEPOSIT                                              4,745,471                4,745,471       573,200.67

INVENTORY                              694,333       4,894,563     2,141,439  7,730,335       933,739.39
                                       ------------------------------------------------------------------

     TOTAL CURRENT ASSETS            4,189,737      24,487,723     5,051,030 33,728,490     4,074,030.37
                                       ------------------------------------------------------------------



BUILDING & IMPROVEMENT             142,817,055       7,383,933     6,086,376 156,287,364   18,877,793.43

FUNITURE AND EQUIPMENT              25,496,609      16,886,024       562,205  42,944,838    5,187,263.77

AUTOS                                  476,230       1,064,042       124,000   1,664,272      201,025.74

ACCUMULATED DEPRECIATION           (15,564,789)     (7,913,199)     (712,871)(24,190,859)  (2,921,989.52)
                                       -------------------------------------------------------------------


     TOTAL FIXED ASSETS            153,225,105      17,420,800     6,059,710 176,705,615   21,344,093.42
                                       ------------------------------------------------------------------

INTANGIBLE ASSET, NET               12,350,000          18,462    26,880,000  39,248,462    4,740,782.23
                                       ------------------------------------------------------------------

            TOTAL ASSETS           169,764,842      41,926,985    37,990,740 249,682,567   30,158,906.01
                                      ===================================================================

                                                                               COMBINED          COMBINED
LIABILITIES                             HOTEL          MFR         FARM        TOTAL             TOTAL
                                                                               (RMB)*            ($)**
-----------------------------------------------------------------------------------------------------------

ACCOUNTS PAYABLE                      747,423      3,803,114     665,360      5,215,897       630,022.95

ACCOUNTS PAYABLE - RELATED PARTY      476,768         84,249                    561,017        67,764.68

CUSTOMER DEPOSIT                                   1,443,085                  1,443,085       174,308.78

OTHER PAYABLE                               -                                         -                -

ACCRUED LIABILITIES                 2,459,682      1,150,555      39,418      3,649,655       440,838.15

EMPLOYEE BENEFIT PAYABLE                           1,650,314      55,240      1,705,554       206,012.15

DIVIDEND PAYABLE TO PARTNERS       16,954,787        783,473   1,122,652     18,860,912     2,278,190.58

SALES TAX PAYABLE                   3,299,342      1,549,381     856,399      5,705,122       689,115.95

NOTE PAYABLE                       19,752,477                  6,000,000     25,752,477     3,110,615.78

INCOME TAX PAYABLE                                 1,297,062                  1,297,062       156,670.81
                                       -------------------------------------------------------------------


   TOTAL CURRENT LIABILITIES       43,690,479     11,761,233   8,739,0669     4,190,781      7,753,539.84
                                       --------------------------------------------------------------------


OWNERS' EQUITY                     104,880,880    23,259,715    28,042,660  156,183,255     18,865,218.21

SATUTORY RESERVE                    21,193,483     6,906,037     1,209,011   22,402,494      2,705,974.71


    TOTAL OWNER'S EQUITY           126,074,363    26,675,622    29,251,671  178,585,749      21,571,192.91
                                      ---------------------------------------------------------------------


    TOTAL LIABILITIES ANDOWNERS' EQUITY
                                   169,764,842    41,926,985    37,990,740  242,776,530      29,324,732.75
                                       ====================================================================

*   Conversion rate at 12/31/98 8.2789 Y per historical currency table by OANDA,
was U.S. $1.00 to                      Inc.

                                   YIWAN GROUP
                          COMBINED FINANCIAL STATEMENT

          12/31/97

                                          (RMB)        (RMB)      (RMB)        COMBINED        COMBINED
ASSETS                                    HOTEL         MFR        FAR,        TOTAL           TOTAL
                                                                              (RMB)*          ($)**
--------------------------------------------------------------------------------------------------------
CASH                                   509,155     3,716,193    1,519,649     5,744,997      693,874

ACCOUNTS RECEIVABLE                    754,018     3,285,701      377,734     4,417,453      533,535

ACCOUNTS RECEIVABLE - RELATED PARTY                  873,481      129,584     1,003,065      121,149

OTHER RECEIVABLE                        554,221    2,604,517      154,314     3,313,052      400,146

PREPAID EXPENSES                          3,000      876,527      152,625     1,032,152      124,662

DEPOSIT                                                                               -            -

INVENTORY                               737,141    6,323,207    2,624,149     9,684,497     1,169,682
                                       -----------------------------------------------------------------

     TOTAL CURRENT ASSETS             2,557,535    17,679,626   4,958,055    25,195,216     3,043,047
                                        ----------------------------------------------------------------

BUILDING & IMPROVEMENT              142,817,055     7,383,933   6,086,376   156,287,364    18,876,197

FURNITURE AND EQUIPMENT              25,537,353    16,886,024     562,205    42,985,582     5,191,746

AUTOS                                   250,230     1,064,042     124,000     1,438,272       173,713

ACCUMULATED DEPRECIATION             (6,798,152)   (5,421,113)   (356,435)  (12,575,700)   (1,518,878)
                                        ----------------------------------------------------------------


     TOTAL FIXED ASSETS             161,806,486     19,912,886   6,416,146  188,135,518    22,722,779
                                        ----------------------------------------------------------------

INTANGIBLE ASSET, NET                12,675,000        235,314  27,440,000   40,350,314     4,873,462
                                        ----------------------------------------------------------------

            TOTAL ASSETS            177,039,021     37,827,826   38,814,201 253,681,048    30,639,288
                                       =================================================================

                                                                               COMBINED     COMBINED
LIABILITIES                              HOTEL          MFR         FARM       TOTAL        TOTAL
                                                                               (RMB)*      ($)**
----------------------------------------------------------------------------------------------------
ACCOUNTS PAYABLE                        696,486      6,497,178     526,571     7,720,235     932,441

ACCOUNTS PAYABLE - RELATED PARTY        129,584                                  129,584      15,651

CUSTOMER DEPOSIT                                     1,009,313                 1,009,313     121,904

OTHER PAYABLE                                                                          -           -

ACCRUED LIABILITIES                    1,014,200     1,158,024      18,087     2,190,311     264,543

EMPLOYEE BENEFIT PAYABLE                             1,105,277                 1,105,277     133,494

DIVIDEND PAYABLE TO PARTNERS                            27,267                    27,267       3,293

SALES TAX PAYABLE                       1,371,277     1,325,578     471,640    3,168,495     382,687

EDUCATION FUND PAYABLE                                                                 -           -

NOTE PAYABLE                           59,952,478                 13,000,000  72,952,478    8,811,111

INCOME TAX PAYABLE                                      715,264                  715,264       86,389
                                        ---------------------------------------------------------------

    TOTAL CURRENT LIABILITIES          63,164,025    11,837,901   14,016,298  89,018,224   10,751,513
                                        ---------------------------------------------------------------


OWNERS' EQUITY                        113,874,996    25,989,925   24,797,903  164,662,824  19,887,775

SATUTORY RESERVE                                      1,351,822                 1,351,822     163,271

    TOTAL OWNER'S EQUITY               113,874,996   25,989,925   24,797,903  164,662,824  19,887,775
                                        ---------------------------------------------------------------

    TOTAL LIABILITIES ANDOWNERS' EQUITY
                                       177,039,021   37,827,826   38,814,201   53,681,048 30,639,288
                                        ===============================================================


* Conversion rate at 12/31/97 was U.S. $1.00 to 8.2796 Y per historical currency table by OANDA, Inc.

                                YIWAN GROUP, INC.
                                 INCOME STATEMENT
                           FOR THE YEAR ENDED 12/31/1999

                                     AUDITED      AUDITED      AUDITED           AUDITED     AUDITED
                                                                                 COMBINED    COMBINED
                                 YIWAN  HOTEL     YIWAN MFT    YIWAN FARM        TOTAL(RMB)* TOTAL ($)*
--------------------------------------------------------------------------------------------------------
 NET SALES                   66,135,596         39,614,207      13,307,486     103,063,245  12,450,018

COST OF SALES                16,584,882             17,632       7,453,421      24,055,935   2,905,952

NET COST OF SALES            16,584,882             17,632       7,453,421      24,055,935   2,905,952
                           ----------------------------------------------------------------------------

GROSS PROFIT                 49,550,714         21,981,815       5,854,065      79,007,310   9,544,067
                           ----------------------------------------------------------------------------

OPERATING EXPENSES           21,676,428          8,937,932       2,848,875      20,285,716   2,450,510
                           -----------------------------------------------------------------------------

INCOME FROM OPERATIONS       27,874,296         13,043,883       3,005,190      58,721,593   7,093,556
                          ------------------------------------------------------------------------------

OTHER EXPENSE                   -75,397                                            -75,397      (9,108)
OTHER INCOME                     31,768             57,234         130,222         219,224      26,482
                           -----------------------------------------------------------------------------

TOTAL OTHER EXPENSE (INCOME)    (43,629)            57,234         130,222         143,827      17,374
                           -----------------------------------------------------------------------------

INCOME BEFORE TAXES          27,830,657         13,101,117       3,135,412      58,577,766   7,076,182

INCOME TAXES                 -5,011,856           (564,375)     (3,930,336)     (9,506,567) (1,148,391)
                           -----------------------------------------------------------------------------

NET INCOME                   22,818,801           9,170,781      2,571,035     34,560,617  4,174,915.32
                           =============================================================================

* Weighted-average conversion rate for 1999 was U.S.$1.00 to 8.27816 Y based on calculation from historical currency table by OANDA, Inc.

-------------------------------------------------------------------------------
                                YIWAN GROUP, INC.
                                 INCOME STATEMENT
                          FOR THE YEAR ENDED 12/31/1998

                             AUDITED           AUDITED        AUDITED        AUDITED       AUDITED
                                                                             COMBINED      COMBINED
                           YIWAN HOTEL       YIWAN MFG     YIWAN FARM        TOTAL(RMB)*   TOTAL ($)*
--------------------------------------------------------------------------------------------------------
NET SALES                  63,836,494       36,981,580    15,814,018        116,166,795    $ 14,031,670

COST OF SALES              14,556,757       18,843,154     8,149,479         41,549,390       5,018,709

NET COST OF SALES          14,556,757       18,843,154     8,149,479         41,084,093       4,962,506
                           -----------------------------------------------------------------------------

GROSS PROFIT               49,279,737       18,138,426     7,664,539         75,082,702       9,069,164
                           -----------------------------------------------------------------------------

OPERATING EXPENSES         20,250,829        8,181,182     2,111,651         30,543,662       3,689,338
                           -----------------------------------------------------------------------------

INCOME FROM OPERATIONS     29,028,908        9,957,244     5,552,888         44,539,040       5,379,826
                           -----------------------------------------------------------------------------

OTHER EXPENSE                  42,253                                            42,253           5,104
OTHER INCOME                 (167,499)         (56,586)      (23,532)          (247,617)        (29,909)
                           ----------------------------------------------------------------------------

TOTAL OTHER EXPENSE(INCOME)  (125,246)         (56,586)      (23,532)          (205,364)       (24,806)
                           ----------------------------------------------------------------------------

INCOME BEFORE TAXES         29,154,154      10,013,830     5,576,420         44,744,404      5,404,632

INCOME TAXES                         0        (581,798)            0           (581,798)       (70,275)
                           ----------------------------------------------------------------------------

NET INCOME                  29,154,154       9,432,032     5,576,420         44,162,606      5,334,357
                           ============================================================================

* Weighted-average conversion rate for 1998 was U.S.$1.00 to 8.2789 Y based on calculation from historical currency table by OANDA, Inc.

--------------------------------------------------------------------------------
                                 YIWAN GROUP, INC.
                                  INCOME STATEMENT
                           FOR THE YEAR ENDED 12/31/1997

                             AUDITED        AUDITED        AUDITED           AUDITED       AUDITED
                                                                             COMBINED      COMBINED
                            YIWAN HOTEL    YIWAN MFT    YIWAN FARM           TOTAL(RMB)*   TOTAL ($)*
----------------------------------------------------------------------------------------------------------
NET SALES                  44,508,360     32,045,595     13,430,035        72,390,408     8,732,467

NET COST OF SALES          10,402,265      15,438,404     6,763,366        23,928,997     2,886,559
                            -----------------------------------------------------------------------------
GROSS PROFIT               34,106,095      16,607,191     6,666,669        48,461,411     5,845,908
                            -----------------------------------------------------------------------------

OPERATING EXPENSES         19,343,158      10,028,537     1,900,507        24,166,150     2,915,167
                            -----------------------------------------------------------------------------

INCOME FROM OPERATIONS     14,762,937      6,578,654      4,766,162        24,295,261     2,930,742
                            -----------------------------------------------------------------------------

OTHER EXPENSE                                                                       0             -
OTHER INCOME                                  84,856        (31,741)                -             -
                            ----------------------------------------------------------------------------

TOTAL OTHER EXPENSE(INCOME)   112,059         84,856        (31,741)                -             -
                            -----------------------------------------------------------------------------

INCOME BEFORE TAXES        14,874,996      6,663,510       4,797,903        24,295,261     2,930,742

INCOME TAXES                        0       (403,620)              0                 -             -
                            -----------------------------------------------------------------------------

NET INCOME                  14,874,996     6,259,890       4,797,903        24,470,802     2,951,917
                            =============================================================================

* Weighted-average conversion rate for 1997 was U.S.$1.00 to 8.2898 Y based on calculation from historical currency table by OANDA, Inc.

Brilliant Sun Industry Co. SELECTED HISTORICAL FINANCIAL INFORMATION

The following information concerning our financial position and operations is as of and for the period ended December 31, 1999.

Total assets                       $  0
Total liabilities                     0
Equity                                0
Sales                                 0
Net loss                          3,079
Net loss per share                    0.00


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF Yi Wan Group AND Brilliant Sun Industry Co.

The merger of Yi Wan Group with Brilliant Sun Industry Co. will not result in any changes to the financial statements as presented for Yi Wan Group.

COMPARATIVE PER SHARE DATA

                                                  December
                                                  31, 1999
                                               -------------
                                                (unaudited)
   Numerator - basic and diluted
      Loss per share
           Net loss before and after merger      $ 4,263,812
                                                =============
   Denominator - Basic LOSS per share
     Common stock outstanding before  merger      16,250,000
                                                =============
     Common stock outstanding after merger        17,000,000
                                                =============

      Basic and diluted loss per share before    $      0.26
   merger                                        =============
     Basic and diluted loss per share after      $      0.25
   merger                                        =============



                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company. In addition, you should keep in mind that the risks described below are not the only risks that we face. The risks described below are all the risks that we currently believe are material risks of this offering. However, additional risks not presently known to us, or risks that we currently believe are immaterial, may also impair our business operations. Moreover, you should refer to the other information contained in this prospectus for a better understanding of our business.

Our business, financial condition, or results of operations could be adversely affected by the following risks. If we are adversely affected by such risks, then the trading price of our common stock could decline, and you could lose all or part of your investment.

This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Yi Wan Group's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences, include, but are not limited to, those discussed in the following section and in Yi Wan Group's Management's Discussion and Analysis Of Financial Condition and Results of Operations and Yi Wan Group Business.

The merger agreement contains a number of conditions that must be satisfied in order for the merger to take place. Yi Wan Group is not obligated to complete the merger if these conditions are not satisfied.

Please understand that there is no guarantee that any of these conditions will be satisfied, or that the merger will occur in the time frame contemplated, or occur at all. If the merger does not close, Yi Wan Group will have suffered a delay in reaching its objective of becoming a listed, trading company on the bulletin board.

Shareholders of Yi Wan Group will incur immediate dilution of percentage of ownership in the amount of 4% as a result of the merger, as follows:

Dilution refers to a decrease in the percentage ownership interest of a company that a share of stock represents. In connection with the merger, the shareholders of Yi Wan Group will receive one share of Brilliant Sun Industry Co. common stock in merger for each share of Yi Wan Group common stock they own, as follows:

Jiaozuo Yi Wan Hotel Co., Ltd. - ***
Shun De Yi Wan Communication Equipment Plant Co., Ltd. - ***
Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. - ***

Because of the 400,000 shares in the surviving company after the merger are being retained by our stockholders, the Yi Wan Group's shareholders' percentage ownership interest in Brilliant Sun Industry Co. will be less than their ownership interest in each of Yi Wan Group on a pro-rata basis prior to the merger.

There has been no prior market for our common stock. If we don't get our stock listed for trading after the merger, we will not have satisfied the primary objective of the merger transaction.

Prior to this offering, you could not buy or sell our common stock publicly. We may not be able to secure a market maker to file an application to have our stock listed for trading. Even if we do, an active public market for our common stock may not develop or be sustained after the offering.

We are subject to penny stock rules that may make it more difficult for you to sell your shares..

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following the closing of the merger and listing of our stock will be subject to subject to such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

The following risks relate to the three Sino-Foreign Joint Ventures in which Yi Wan has an 80% interest.

TELECOMMUNICATIONS

We may not be able to successfully market our telecommunications products and services or keep up with technological changes in the telecommunications industry.

If the telecommunications products and services we provide are not accepted for any reason, our business will be adversely affected. The market for our products may grow more slowly than we expect. Technologies, customer requirements and industry standards may change rapidly. We must improve our products to keep up with these changes. New or improved products from competitors could make our products less competitive or obsolete.

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus materially adverse affect our business and operations. We expect operating expenses will increase.

We expect our expenses will increase substantially as we:

o Increase our sales and marketing activities by adding 12 additional sales people.

o Develop new products and technologies to keep up with the changes in the telecommunications industry.

o   Expand our local markets and move into the north-central province region.

o   Improve the quality of the existing products.

o   Increase the after-sale customer service.

o   Maintain our product quality while, at the same time, lowering the prices.

o   Continue our research and development.

We may not be successful in expanding our markets and our activities may be more expensive than we currently expect. We may not experience any revenue growth in the future, and, in fact, our revenue could decline. As a result, we cannot predict our future operating results with any degree of certainty.

Our marketplace is extremely competitive.

We face an extremely competitive environment. Nationwide, there are 60 companies licensed to produce telephone distribution switching equipment. Our competitors compete chiefly on the basis of price and technological capabilities; we have an approximate 10% market share. If we do not remain competitive price-wise or with our own technological capabilities, we may not be able to continue to compete successfully.

We depend on short-term contracts that may not be renewed, which would reduce our revenues.

Our principal customers are either local or national government entities. We derive a significant portion of our revenues from the sale of our telephone distribution switching equipment through contracts that may be easily cancelled or not renewed. Many of our telephone distribution switching equipment customers could cease purchasing our product quickly and without penalty. As a result, our quarterly operating results will depend heavily on revenues from contracts. If customers cancel or defer existing contracts or if we fail to obtain new contracts, our business will be harmed.

Our contracts can be cancelled for our failing to meet a quality requirements or for failing to deliver on time.

Should we fail to maintain the quality of our telephone distribution switching equipment, or should we fail to deliver our telephone distribution switching equipment on time, our customers can cancel their contracts without penalty.

A single customer, the city of Shenzheng Huawei in Guangdong province, generates 17.6% of consolidated our revenue.

Should we lose Shenzheng Huawei as a customer, our business would suffer.

We might not be able to obtain the patents and trademarks necessary for us to remain competitive.

Although we've been successful in the past in obtaining patent and trademark registration for select products, there can be no assurance that future petitions for patent and trademark registration will be granted. Due to the rapid rate of development and technological change in the telephone distribution frame industry and the substantial costs of research and development, failure to obtain patent and trademark registration may cause us to have difficulty competing in the marketplace.

We could be subject to substantial product liability claims.

We maintain no product liability insurance. Product liability claims may cause us economic harm, whether or not we are successful in litigating these claims.

We are dependent on the Chinese government renewing telecommunications as a Favored Industry.

Although the national state planning commission in its tenth five year plan (2001-2005) announced the telecommunications industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause us to have difficulty competing in the market place.

China has entered into the World Trade Organization, which might harm our business.

Because China was admitted into the World Trade Organization, it was required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products, currently at more than 10% to zero. These actions may have the effect of increasing competition in the market place and may cause us to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could harm our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces where we are located for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing in the marketplace.

The Chinese government could change its policy on purchasing telecommunications equipment, which could harm our business.

The Ministry of Post and Telecommunication has government-affiliated telephone main distribution frame production facilities The government could require ministries and agencies to purchase products from government entities or other providers. This purchase requirement would cause us economic harm.

AQUACULTURE

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus harm our business and operations.

We expect our expenses will increase substantially as we:

o     Expand our facilities to take advantage of growth opportunities.

o Create new techniques to raise our own aquaculture products as opposed to buying the product s and raising them.

o     Expand our transportation to market network.

Poor quality aquaculture stock acquired from third parties would harm our business.

We must be able to get enough consistent stock on reasonable terms and at reasonable prices in order to succeed. We are dependent on our suppliers, with whom we have no long-term contracts, to provide our stock. Should we not be able to obtain sufficient stock, our business could be adversely impacted.

Health problems with our stock could harm our business..

Although we take care assure the health of our stock, there may be stock health problems. Problems with health or diseases could reduce our stock causing us economic harm.

Volatile supply costs could hurt operations.

Our profitability is sensitive to changes in the cost of supplies because the cost of feed and other supplies are a large part of the cost of producing our stock.. These costs are affected by regional and seasonal availability and demand. Weather conditions and other factors may make feed and supplies more expensive. Increased expense or a large decline in the availability of these supplies could have a negative effect on our profitability.

We experience substantial seasonal variations in the demand for our products, which may affect our profitability from period to period.

Revenue from the sale of aquatic products peaks during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November.

We are required by the marketplace to keep a large amount of inventory on hand.

We endeavor to provide products upon customer demand. Because of the inability to rush production of aquaculture products to meet that demand, we must keep a sizable volume of product in the work in process stage of production. This large amount of product on hand could harm our profitability.

We depend on a single customer for a large portion of our revenue.

We generate 12% of our revenue from sales to the Henan Department of Seafood Distribution. Should we no longer supply the Henan Department of Seafood Distribution, our business could be harmed.

If the market taste for our aquaculture products changes, we may suffer economic harm.

Our primary products-- fresh water shrimp, fresh water crab, soft-shell turtle and perch--are considered traditional gourmet items in the Chinese culinary palette. Consumer tastes for our aquaculture products could diminish.

We rely on outside vendors to transport a substantial portion of our product to market.

If our vendors failed or ceased to provide satisfactory transportation service, competing in the market place may become more difficult.

We are dependent on clean water, which might not remain available.

Because we obtain all of the water used in the production of its products from a subterranean reservoir source, contamination of this water source may harm our profitability and ability to compete.

We are at risk from soil contamination.

Although there is no indication of present soil contaminates or reason to believe soil contaminates, whether of natural origin or from industrial operations in proximity to our production facilities, will enter our soil, there is no assurance this will remain true in the future. Contamination of the soil used for vegetable production may cause us economic harm.

Our business is at risk from flooding.

Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that our facility, due to its close proximity to the Yellow River, will not experience flooding in the future Facility damage or destruction from flooding could harm our profitability and our ability to compete.

We must obtain licenses and franchises from the Chinese government.

We operate under a business license granted by the Chinese government. The term of our business license is from August 1998 to August 2009, and there is no guarantee that our license will be renewed. We also have a land use permit from the government for three parcels of land comprising 231 acres. The franchise is valid for 50 years, but there is no guarantee that the franchise will be renewed or that the terms of the franchise will not be changed.

We are dependent on the Chinese government renewing advanced technology agriculture as a Favored Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced the advanced technology agricultural production industry as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could effect our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

China has entered into the World Trade Organization, which may harm our business.

With China's admission into the World Trade Organization, import tariffs on a wide variety of agricultural products will be reduced by and average of 10% - 12%. The reductions of these import tariffs could cause the effect of greater competition and may cause us to have difficulty competing in the marketplace.

Local   government   may  not  follow   through  with  promised   infrastructure
improvements.

The provincial and local governments in their tenth five year plans (2001-2005) announced intentions for extensive infrastructure development. However, these improvements may not be funded or completed. Absence of this infrastructure development may cause us to have difficulty competing.

HOTEL

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus hurt our business and operations

We expect our expenses will increase substantially as we:

o     Improve our customer service.

o     Improve our infrastructure.

o     Increase the volume of customers.

o     Put in place a better management team.

o     Put in place control systems for overhead.

o Increase the size of the entertainment department, bringing in more expensive artists.

We are competing with government-owned hotels.

Two hotels considered to be competition in our primary market are government owned and operated. The government could require ministries and agencies to conduct all travel, conference and entertainment-related business with government-owned entities. This requirement could cause us to have difficulty competing.

By virtue of their government ownership status, these hotels are not subject to the same profit and loss operating requirements as we as a privately owned entity are. This may also cause us to have difficulty competing.

We must obtain licenses and franchises from the Chinese government.

We have registered the Yiwan Group Hotel name and the Yiwan hotel operations logo with the Ministry of Administration and Trademarks. The term of our business license is from January 1997 to January 2012, and our trademark is registered in perpetuity provided yearly fees are paid. Should we be unable to renew our business license or fail to pay for our trademark, our business could suffer.

We rely on a favorable tax policy from the national and local government.

We currently have no income tax for two years and 1/2 tax for 3 years. We also have a favorable tax policy from the Jiaozuo city government, valid for three years. If we lose our favorable tax position, we may have trouble competing in the marketplace.

We have seasonal variations, which may cause our profitability to vary from period to period.

Lodging revenue peaks during the period of April through October, coinciding with peak vacation travel season, and the period (April through June) when most companies hold bi-annual company meetings.

Food and beverage revenues peak during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year.

Conference and meeting revenue peak during April through June and November through December, when most companies hold bi-annual meetings and product shows.

Our continued growth is dependent on local government bringing new business to the region.

Although local government has been successful in the past attracting new large industry and businesses to our primary area, there can be no assurance this success will continue. Absence of additional new large industry and businesses to the local economy could affect our revenue..

We are  dependent  on the  Chinese  government  renewing  tourism  as a  Favored
Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced tourism as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could hurt our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

ALL OPERATING SEGMENTS

We are dependent on key personnel.

Cheng Wanming is the president of all three of our operating segments. His leadership and management skills in this position are necessary to our on-going operations. In the event Cheng Wanming is not able to, or chooses not to, function in this position, we may have difficulty competing in the market place. We have no life insurance on Mr. Wanming.

We must obtain a business license each year which allows us to sell our products to government agencies.

If we are not able to obtain our annual business license, we would not be able to sell our products to government agencies, which represent the majority of our customers. This would adversely effect our business. In China, unlike the United States, business licenses are granted for a relatively short period of time and renewed based on a series of operational criteria. If we fail to meet those criteria, we may not be granted an extension of our business license.

CHINESE OPERATIONS

There are risks related to operating in China which are applicable to our three operating segments.

All of our facilities are located in the People's Republic of China and, as a result, our operations and assets are subject to significant political, economic, legal and other uncertainties.

These risks include:

o     Political and trade relations with the United States.

o     Economic reform issues.

o     Uncertain legal system and application of laws.

o     Government control of currency conversion and exchange.

Political and Trade Relations with the United States

Political and trade relations between the United States and the Chinese government within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the Chinese embassy in Yugoslavia have no direct connection to our operations, other on-going causes of volatility including the protection of intellectual property rights within China and sensitive technology transfer from the United States to China have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause us to have difficulty operating in the marketplace.

Economic Reform Issues

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization and the encouragement of private economic activity. Such economic reform measures may be inconsistent or ineffectual, and we might not be able to capitalize on all such reforms. Further, there can be no assurance that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in China would not become subject to the risk of nationalization, which could result in the total loss of investment.

Since 1978, the Chinese government has been reforming its economic systems. Many reforms are unprecedented or experimental and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could also lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on our operations.

Our business is dependent to a certain extent upon the allocation of funds in the government's budgeting processes. Since these processes are not necessarily subject to fixed time schedules, our operations may be adversely affected by extended periods of budgeting freezes or restraints and our quarterly revenues and operating results may fluctuate in accordance with these budgeting processes.

In addition, our business also is dependent to a certain extent upon the availability of credit to our customers from the banking system in China. Recently, in response to inflationary concerns and other economic factors, the Chinese government imposed restrictions on the funds available for lending by the banking system. In addition, we don't know whether the restrictions on the availability of credit will ease and, if so, the nature and timing of such changes.

Over the last few years, China's economy has registered a high growth rate and there have been recent indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb the excessive expansion of the economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of our customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy in general. To further combat inflation, the Chinese government may adopt additional measures, including the establishment of freezes or restraints on certain projects or markets, which may have an adverse effect on the our operations.

Although reforms to China's economic system have not adversely impacted our operations in the past and are not expected to adversely impact its operations in the foreseeable future, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad and reduction in tariff protection and other import restrictions.

Uncertain Legal System and Application of Laws

The Chinese legal system is based on written statutes and is a system, unlike common law systems, in which decided legal cases have little presidential value. The Chinese system is similar to civil law systems in this regard. In 1979, China began the process of modernizing its legal system by creating a comprehensive system of laws. On December, 1993, the National People's Congress promulgated the Company Law of the People's Republic of China (the "Company Law"), which became effective in July, 1994. In addition, China has published a number of laws and regulations governing the establishment and operations of foreign invested enterprises. In general, laws on foreign invested enterprises encourage foreign investment in China and provide certain preferential treatment to foreign investors, such as tax reduction or exemption. However, there can be no assurance that preferential treatment provided by these laws will not change or be withdrawn. In addition, because the these new laws and regulations relevant to foreign investors are relatively recent, their interpretation and enforcement involve significant uncertainty.

Government Control of Currency Conversion and Exchange

The lawful unit of currency in the PRC is the Renminbi, or yen.

We receive almost all of its revenues in Renminbi, which is mot freely convertible into foreign exchange. However, we may require foreign currency to meet foreign currency obligations, such as for future purchases of certain equipment. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

In December 1996, Renminbi has become fully convertible based on rates (previous day's PRC inter-bank foreign exchange rate and current world market exchange rates) determined by the Foreign Currency Control System for all current account transactions. Foreign exchange which is required for current account transactions can be bought freely at authorized Chinese banks so long as the procedural requirements prescribed by law are met. Payment of dividends to foreign investors holding equity interests in Chinese companies, including Foreign Investment Enterprises, is considered a current account transaction. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks. Purchase of foreign exchange for capital account transactions still requires prior approval of the State Administration for Foreign Exchange.

Although the Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued by direction of the Chinese government against the United States dollar.

Exchange  rate  fluctuations  may  adversely  affect our  financial  performance because of its foreign currency denominated liabilities and may materially adversely affect the value, translated or converted as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends.  We may  not be  able  to  obtain  all  required  approvals  for  the conversion and remittance abroad of foreign currency necessary for the operations of our businesses. However, even if we obtain these approvals, such approvals do not guarantee the availability of foreign currency. We can't be certain that we will be able to convert sufficient amounts of foreign currency in the PRC's foreign exchange markets in the future at acceptable rates, or at all, for the repayment of debt, payments of interest, purchases of equipment or payment of dividends, if any, and payments for services and other contracts. To the extent that the subsidiaries are restricted from distributing dividends and profits to us, our business, results of operations and financial condition could be hurt. We currently do not engage in any hedging activities in order to minimize the effect of exchange rate risks.

                               MERGER TRANSACTIONS

The merger agreement provides that each outstanding share of Yi Wan Group common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Brilliant Sun Industry Co. common stock. Immediately after the closing of the merger, the former shareholders of Yi Wan Group will hold in the aggregate 16,250,000 shares of Brilliant Sun Industry Co. common stock, or approximately 96% and the current shareholders of Brilliant Sun Industry Co. will hold in the aggregate 400,000 shares of Brilliant Sun Industry Co. common stock, or approximately 4%, of a total of 17,000,000 shares to be outstanding immediately after the closing of the merger.

   The agreement provides that at the closing of the merger, Brilliant Sun Industry Co.will

o     Change its name to Yi Wan Group
o     Adopt  Yi Wan Group articles and bylaws
o Elect, effective upon the effectiveness of the merger, new officers and a new board of directors to consist of the current officers and current directors of Yi Wan Group

The agreement provides that Yi Wan Group's shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed the receipt of shares of Brilliant Sun Industry Co. common stock as set forth in Florida law.

None of the shares of Brilliant Sun Industry Co. common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of such shares not otherwise returned to us as provided in the merger agreement will be outstanding capital stock of Brilliant Sun Industry Co. after the closing of the merger.

The merger will be consummated promptly after this information statement for shareholders of Yi Wan Group/prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Florida. Thereafter, Yi Wan Group will be merged and Brilliant Sun Industry

Co., with the result that Yi Wan Group will cease to exist and Brilliant Sun Industry Co. will be the surviving corporation in the merger.

Fractional shares.

As of the date of this information statement for shareholders of Yi Wan Group/prospectus, there were no fractional shares of Yi Wan Group's common stock outstanding. Because each outstanding share of Yi Wan Group's common stock will be entitled to receive one share of Brilliant Sun Industry Co.'s common stock under the terms of the merger agreement, there will be no fractional shares issued in the merger.

Bulletin board listing

Brilliant Sun Industry Co. will be subject to the reporting requirements of the securities exchange act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, Brilliant Sun Industry Co. will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the Yi Wan Group's shareholders will hold shares of a publicly-traded Florida corporation subject to compliance with the reporting requirements of the exchange act. Because the state of incorporation, articles and bylaws of Brilliant Sun Industry Co. will be the same as those of Yi Wan Group prior to the merger, the rights of shareholders of Yi Wan Group will not change as a result of the merger.

Background of the merger

Brilliant Sun Industry Co.. As discussed under Brilliant Sun Industry Co. Business, Brilliant Sun Industry Co. was formed primarily to serve as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Contacts between the Parties

In May, 1999, Mr. Yale Yu, President of ITG and Associates, the American representative of Yi Wan Group, entered into discussions with Mr. Michael T. Williams, Brilliant Sun Industry Co.'s President. After some additional discussions between the parties, Yi Wan Group indicated that it would be interested in discussing a possible business combination with Brilliant Sun Industry Co.. Thereafter, there were numerous telephone conversations between the companies relating to various aspects of the potential merger, including in-depth discussions concerning the steps that needed to be taken to close the merger.

Following these discussions, representatives of Brilliant Sun Industry Co. and Yi Wan Group negotiated the basic structure, terms and conditions of the merger. In connection with the merger negotiations, Mr. Williams agreed to reduce his salary to $15,000, to be funded by a capital contribution from Mr. Yu. In addition, Williams Law Group, P.A., of which Mr. Williams is a principal, will receive a legal fee of $30,000 for representation for this registration statement also funded by the same capital contribution. Mr. Williams and Mr. Yu agreed to a reverse stock split prior to the close of the merger such that they will each own 325,000 shares. After having reached resolution on all open issues, a merger agreement was drafted and Yi Wan Group convened a special meeting of its board of directors at which the agreement of merger and the other transactions required by the merger agreement were discussed and reviewed.
Thereafter, the board of directors of Yi Wan Group unanimously adopted and approved the agreement of merger and the transactions required by the merger agreement.

On , Michael T. Williams, as the sole director of Brilliant Sun Industry Co. , approved the agreement of merger and the transactions required by the merger agreement. On , *** the agreement of merger was executed and delivered by each of the parties .

Neither of the respective boards of Directors of Brilliant Sun Industry Co. or of Yi Wan Group requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Brilliant Sun Industry Co. and its stockholders Yi Wan Group and its shareholders.

Reasons for the merger

Brilliant Sun Industry Co.' reasons for the merger.

In considering the merger, the Brilliant Sun Industry Co. board took note of the fact that Yi Wan Group could produce audited financial statements and other information necessary for the filing of this information statement for shareholders of Yi Wan Group/prospectus and agreed to pay a merger fee to us, the Brilliant Sun Industry Co. board determined that the merger proposal was fair to, and in the best interests of, Brilliant Sun Industry Co. and the Brilliant Sun Industry Co.'s stockholders.

Yi Wan Group 's reasons for the merger.

o Increase the visibility of Yi Wan Group's business, which could be helpful in further developing and commercializing Yi Wan Group's products.

o   Facilitate Yi Wan Group's ability to raise capital in the public markets.

o Potentially improve Yi Wan Group's shareholders' ability to sell their shares in the over-the-counter market.

Interests of certain persons in the merger

Upon the closing of the merger, the current directors and executive officers of Yi Wan Group will become the directors and executive officers of the surviving corporation.

Material Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to holders of Yi Wan Group's common stock. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any the change, which may or may not be retroactive, could alter the tax consequences to the Yi Wan Group shareholders, as described herein.

Yi Wan Group's shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks or insurance companies, are subject to the alternative minimum tax provisions of the code, are foreign persons, are tax-exempt entities, are taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to, concurrently with or after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act, whether or not the transactions are in connection with the merger. Accordingly, all shareholders are urged to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither Brilliant Sun Industry Co. nor Yi Wan Group has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. It is the opinion of Williams Law Group, P.A., counsel to Brilliant Sun Industry Co., that the merger will constitute a reorganization under Section 368(a) of the code. The tax opinion is based on certain assumptions, as well as representations received from Yi Wan Group, Brilliant Sun Industry Co. and certain shareholders of Yi Wan Group and will be subject to the limitations discussed below. Of particular importance are the assumptions and representations relating to the continuity of interest requirement discussed below. Moreover, the tax opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the descriptions relates to statements of law, it is correct in all material respects. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the descriptions relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization.

Subject to the limitations and qualifications referred to herein, and as a result of the merger's qualifying as a reorganization, the following federal income tax consequences should, under currently applicable law, result:

      No gain or loss will be recognized for federal income tax purposes by the holders of Yi Wan Group common stock upon the receipt of Brilliant Sun Industry Co. common stock solely in merger for the Yi Wan Group common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

      The aggregate tax basis of the Brilliant Sun Industry Co. common stock so received by Yi Wan Group shareholders in the merger will be the same as the aggregate tax basis of the Yi Wan Group common stock surrendered in merger therefore.

      The holding period of the Brilliant Sun Industry Co. common stock so received by each Yi Wan Group shareholder in the merger will include the period for which the Yi Wan Group common stock surrendered in merger therefore was considered to be held, provided that the Yi Wan Group common stock so surrendered is held as a capital asset at the closing of the merger of the merger.

A holder of Yi Wan Group common stock who exercises dissenters' rights with respect to a share of Yi Wan Group common stock and receives a cash payment for the share generally should recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code. A sale of shares under an exercise of dissenters' rights generally will not be so treated if, as a result of the exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of the Brilliant Sun Industry Co., either actually or constructively within the meaning of Section 318 of the code, immediately after the merger.

Neither Brilliant Sun Industry Co. nor Yi Wan Group will recognize gain solely as a result of the merger.

Characterizing the merger as a reorganization is dependent on certain requirements. One key requirement is that there is a continuity of interest with respect to the business of Yi Wan Group . In order for the continuity of interest requirement to be met, shareholders of Yi Wan Group must not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Yi Wan Group common stock in anticipation of the merger, plus the Brilliant Sun Industry Co. common stock received in the merger that the Yi Wan Group shareholders, as a group, would no longer have a significant equity interest in the Yi Wan Group business being conducted by us after the merger .

Yi Wan Group shareholders will generally be regarded as having a significant equity interest as long as the Brilliant Sun Industry Co. common stock received in the merger, in the aggregate, represents a substantial portion of the entire consideration received by the Yi Wan Group shareholders in the merger. This requirement is frequently referred to as the continuity of interest requirement. If the continuity of interest requirement is not satisfied, the merger would not be treated as a reorganization. The law is unclear as to what constitutes a significant equity interest or a substantial portion. The IRS ruling guidelines require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law. Accordingly, certain Yi Wan Group shareholders will be asked to execute and deliver to Yi Wan Group a continuity of interest certificates prior to the closing of the merger. The continuity of interest certificates obtained from the shareholders contemplate that the eighty percent standard will be applied. If the requirement is not satisfied, the merger will not be treated as a reorganization.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Yi Wan Group would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between the sum of the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock issued in the amount of the liabilities of Yi Wan Group assumed by Brilliant Sun Industry Co.
         in the    Yi Wan Group's basis in the assets

o Yi Wan Group shareholders would recognize gain or loss with respect to each share of Yi Wan Group common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock received in merger therefore.

In that event, a shareholder's aggregate basis in the Brilliant Sun Industry Co. common stock so received would equal its fair market value and the shareholder's holding period for the stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of Brilliant Sun Industry Co. common stock would recognize income to the extent that, for example, any such shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Yi Wan Group common stock surrendered. Generally, the income is taxable as ordinary income upon receipt. In addition, to the extent that Yi Wan Group shareholders were treated as receiving, directly or indirectly, consideration other than Brilliant Sun Industry Co. common stock in merger for the shareholder's common stock gain or loss would have to be recognized.

Termination.

At any time prior to the Effective Date, the merger agreement may be terminated, and the merger abandoned under certain circumstances, including:

o     By mutual consent of Brilliant Sun Industry Co. and Yi Wan Group
o By either party if any of the other party's representations and warranties contained in the merger agreement shall be or shall have become inaccurate, or if any of the other party's covenants contained in the merger agreement shall have been breached

o By either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger

o By Yi Wan Group if the consents have been solicited and the merger agreement shall not have been adopted and approved by the required vote

o By Yi Wan Group if Yi Wan Group reasonably determines that the timely satisfaction of any condition to its obligations to consummate the merger has become impossible or unlikely.

Dissenters' Rights

The following summary of dissenters' rights under Florida law is qualified in its entirety by reference to chapter 607, Florida Statutes, but includes all material aspects of that section.

Failure to strictly follow the procedures set forth therein may result in the loss, termination or waiver of dissenters' rights. A Yi Wan Group shareholder who fails to sign and return a information statement for shareholders of Yi Wan Group card disapproving and withholding authorization for the merger or to attend the Yi Wan Group special meeting and vote his or her shares against the merger will not have a right to exercise dissenters' rights. A Yi Wan Group shareholder who desires to exercise his or her dissenters' rights must also submit a written demand for payment to Yi Wan Group before the date of the Yi Wan Group special meeting.

      Section 607.1303 of Florida law provides the following procedure for exercise of dissenters' rights.--

o           The corporation shall deliver a copy of ss. 607.1301,  607.1302, and
            607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if the a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

o Within 10 days after the shareholders' authorization date, the corporation shall give written notice of the authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who did not vote for, or consent in writing to, the proposed action.

o Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of the election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file the election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

o Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment for dissenting and shall not be entitled to vote or to exercise any other rights of a shareholder.

In accordance with the foregoing requirement, the text of the relevant sections is set forth below:

607.1301  Dissenters' rights; definitions provides as follows:

   "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

   "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

o "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent provides as follows:

o Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

o Consummation of a plan of merger to which the corporation is a party, f the shareholder is entitled to vote on the merger, or

o If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

o Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

o    As  provided  in  s.   607.0902(11),   the  approval  of  a   control-share
     acquisition;

o Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

o Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if the amendment would adversely affect the shareholder by:

o Altering or abolishing any preemptive rights attached to any of his or her shares;

o Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

o Effecting an exchange, cancellation, or reclassification of any of his or her shares, when the exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of
o    accrued dividends or other arrearages in respect to the shares;

o Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

o Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

o Reducing the stated dividend preference of any of the shareholder's preferred shares; or

o Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

o Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

o A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

o A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

o Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which the action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

o A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Accounting Treatment

For accounting purposes, the merger will be treated as an acquisition of Brilliant Sun Industry Co. by Yi Wan Group.

Merger Procedures

Unless otherwise designated by a Yi Wan Group shareholder on the transmittal letter, certificates representing shares of Brilliant Sun Industry Co. common stock issued to Yi Wan Group shareholders will be issued and delivered to the tendering Yi Wan Group shareholder at the address on record with Yi Wan Group . In the event of a transfer of ownership of shares of Yi Wan Group common Stock represented by certificates that are not registered in the transfer records of Yi Wan Group , the shares may be issued to a transferee if the certificates are delivered to the Transfer Agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the Transfer Agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed, The bond, security or indemnity as the surviving corporation and the merger agent may reasonably require

o Any other documents necessary to evidence and effect the bona fide merger, the merger agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed

o        Certificates have been converted.

Neither Brilliant Sun Industry Co., Yi Wan Group , nor the Transfer Agent is liable to a holder of Yi Wan Group's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Yi Wan Group's shareholders constitutes ratification of the appointment of the Transfer Agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Yi Wan Group common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of Brilliant Sun Industry Co. common stock to which the holders are entitled.

    YI WAN GROUP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS
                  YI WAN / BRILLIANT STAR INDUSTRY
                 MANAGEMENT DISCUSSION AND ANALYISIS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements contained elsewhere in this Prospectus. It presents the results of the company from January 1, 1997, through December 31, 1999.

I.  OVERVIEW

The company has three operating units each producing different products and services: (1) Jiaozuo Yi Wan Hotel provides up-scale lodging, food and beverage, entertainment and conference and meeting facility services; (2) Shun De Yi Wan Communication Equipment Plant Co., Ltd. produces digital and analog telephone network main distribution frames and their component parts; (3) Yi Wan Maple Leaf High Technology Agriculture Developing Ltd., Co. uses advanced cultivation techniques to produce specialty fresh water livestock and seasonal land-based vegetables.

All of the company's operating units are located in the People's Republic of China.

II.  RESULTS OF OPERATIONS

The following table presents selected statements of operations data expressed as percentages of net sales for the years ended December 31,1997,1998 and the ten months ended October 31, 1998 and 1999.

                                                 Years ended December

                                                          31,

                                            1997      1998       1999
                                            ----      ----       ----

Sales....................                  100.00%   100.00%    100.00%
Cost of Goods Sold...............           36.20%    35.40%     35.00%
- Hotel Operations                          23.20%    23.00%     25.00%
- Telecommunication Operations              48.00%    51.00%     44.50%
- Farm Operation                            50.40%    51.50%     56.00%
Gross Profit.....................           63.80%    64.60%     65.00%
- Hotel Operations                          76.80%    77.20%     75.00%
- Telecommunication Operations              52.00%    49.00%     55.50%
- Farm Operation                            49.60%    48.50%     44.00%
General Selling and Administrative Expense  34.30%    26.00%     27.50%
- Hotel Operations                          43.70%    31.70%     32.80%
- Telecommunication Operations              29.70%    22.00%     22.56%
- Farm Operation                            14.00%    13.30%     15.90%
Net Income....................              29.80%    38.50%     29.60%
- Hotel Operations                          33.30%    45.70%     34.50%
- Telecommunication Operations              22.40%    27.00%     23.20%
- Farm Operation                            35.70%    35.20%     24.85%



II.a YEAR ENDED  DECEMBER 31, 1998,  COMPARED  WITH THE YEAR ENDED
DECEBMER 31, 1997.

II.a.(1) SALES. Consolidated company Sales increased 3,176,086 USD, or approximately 29% from 10,855,584 USD in the year ended December 31, 1997, to 14,031,670 USD in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Sales increased 2,379,628 USD, or approximately 44% from 5,331,118 USD in the year ended December 31, 1997, to 7,710,746 USD in the year ended December 31, 1998. The increase in Sales was the result of the addition of the nightclub and sauna-health entertainment facilities.

           Telecommunication Operations: Sales increased 562,570 USD, or approximately 14% from 3,904,398 USD in the year ended December 31, 1997, to 4,466,968 USD in the year ended December 31, 1998. The increase in sales was the result of increased market share and the introduction of the GPX-136 Main Distribution Frame.

           Farm Operations: Sales increased 290,092 USD, or approximately 18% from 1,620,067 USD in the year ended December 31, 1997, to 1,910,159 USD in the year ended December 31, 1998. The increase in Sales was the result of increased production volume.

II.a.(2) COST OF GOODS SOLD. Consolidated Cost of Goods Sold increased 1,032,225 USD from 3,930,281 USD in the year ended December 31, 1997, to 4,962,506 USD in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales decreased to 35.4% in the year ended December 31, 1998 from 36.2% in the year ended December 31, 1997. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Cost of Goods Sold increased 521,192 USD from 1,237,104 USD in the year ended December 31, 1997, to 1,758,296 USD in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales decreased to 23% in the year ended December 31, 1998, from 23.2% in the year ended December 31, 1997. The decrease was primarily a result of improved cost control measures.

           Telecommunication Operations: Cost of Goods Sold increased 398,735 USD from 1,877,311 USD in the year ended December 31, 1997, to 2,276,046 USD in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales increased to 51% in the year ended December 31, 1998 from 48% in the year ended December 31, 1997. The increase was the combined result of a 33% increase in payroll expenses to cover overtime required to meet increased production requirements, a 17% increase in utility rates charged by the municipal government and an increase in fixed asset depreciation expenses.

           Farm Operations: Cost of Goods Sold increased 168,501 USD from 815,866 USD in the year ended December 31, 1997, to 984,367 USD in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales increased to 51.5% in the year ended December 31, 1998, from 50.4% in the year ended December 31, 1997. The increase was the result of an adjusted salary and bonus structure.

II.a.(3) GROSS PROFIT. Consolidated Gross Profit increased 2,143,861 USD from 6,925,303 USD in the year ended December 31, 1997, to 9,069,164 USD in the year ended December 31, 1998. As a percentage of Sales, Gross Profit increased from 63.8% in the year ended December 31, 1997, to 64.6% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Gross Profit increased 1,858,435 USD from 4,094,015 USD in the year ended December 31, 1997, to 5,952,450 USD in year ended December 31, 1998. As a percentage of Sales, Gross Profit increased from 76.8% in the year ended December 31, 1997, to 77.2% in the year ended December 31, 1998.

           Telecommunications Operations: Gross Profit increased 163,835 USD from 2,027,087 USD in the year ended December 31, 1997 to 2,190,922 USD in year ended December 31, 1998. As a percentage of Sales, Gross Profit decreased from 52% in the year ended December 31, 1997 to 49% in the year ended December 31, 1998. The decrease was a result of increased Cost of Goods Sold expenses.

           Farm Operations: Gross Profit increased 121,591 USD from a surplus 804,201 USD in the year ended December 31, 1997, to 925,792 USD in year ended December 31, 1998. As a percentage of sales, Gross Profit decreased from 49.6% in the year ended December 31, 1997, to 48.5% in the year ended December 31, 1998. The decrease was a result of increased Cost of Goods Sold expenses.

II.a.(4) SELLING AND ADMINISTRATIVE EXPENSES. Selling and Administrative Expenses decreased 32,715 USD from 3,722,053 USD in the year ended December 31, 1997, to 3,689,338 USD in the year ended December 31, 1998. Selling and Administrative Expenses as a percentage of Sales decreased to 26% in the year ended December 31, 1998, from 34.3% in the year ended December 31, 1997. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Selling and Administrative Expenses increased 114,512 USD from 2,331,565 USD in the year ended December 31, 1997, to 2,446,077 USD in the year ended December 31, 1998. Selling and administrative Expenses as a percentage of Sales decreased to 31.7% in the year ended December 31, 1998 from 43.7% in the year ended December 31, 1997. The decrease was a combined result of increased Sales and the lack of need to purchase initial start-up selling related items purchased in the first year of operations.

           Telecommunication Operations: Selling and Administrative Expenses decreased 173,033 USD from 1,161,230 USD in the year ended December 31, 1997, to 988,197 USD in the year ended December 31, 1998. Selling and Administrative expenses as a percentage of Sales decrease to 22% in the year ended December 31, 1998 from 29.7% in the year ended December 31, 1997. The decrease was a result of the cessation of advertising effort and trade show participation and a 22% decrease in freight cost due to increased market competition.

           Farm Operations: Selling and Administrative Expenses increased 25,806 USD from 229,258 USD in the year ended December 31, 1997, to 255,064 USD in the year ended December 31, 1998. Selling and Administrative Expenses as a percentage of Sales decreased to 13% in the year ended December 31, 1998, from 14% in the year ended December 31, 1997. The decrease was a combined result of reduced initial equipment installation and maintenance cost and a reduction in staff travel costs.

II.a.(5) NET INCOME. Consolidated Net Income increased 2,173,799 USD from 3,230,833 USD, or 29.8% of Sales, in the year ended December 31, 1997, to 5,404,064 USD, or 38.5 % of Sales, in the year ended December 31, 1998. The consolidated increase is the result of overall increased sales volume and overall improved cost control measures in all operating units. An itemization of each operating unit's data follows:

           Hotel Operations: Net Income increased 1,745,553 USD from 1,775,968 USD, or 33.3% of Sales, in the year ended December 31, 1997, to income of 3,521,501 USD, or 45.7 % of Sales, in the year ended December 31, 1998.

           Telecommunication Operations: Net Income increased 333,466 USD from 876,094 USD, or 22.4% of Sales, in the year ended December 31, 1997, to income of 1,209,560 USD, or 27 % of Sales, in the year ended December 31, 1998.

           Farm Operations: Net Income increased 94,798 USD from 578,772 USD, or 35.7% of Sales, in the year ended December 31, 1997, to 673,570 USD, or 35.2 % of Sales, in the year ended December 31, 1998.

II.b YEAR ENDED  DECEMBER 31, 1999,  COMPARED  WITH THE YEAR ENDED  DECEBMER 31,
1998.

II.b.(1) SALES. Consolidated Sales increased 354,006 USD, or approximately 2.5% from 14,087,873 USD in the year ended December 31,1998, to 14,385,676 USD in the year ended December 31,1999. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Sales increased 280,409 USD, or approximately 3.6%, from 7,710,746 USD in the year ended December 31,1998 to 7,991,155 USD in the year ended December 31,1999. The increase was a result of expanded food and beverage promotions and increased entertainment sales due to a greater number of celebrity performances in the nightclub facility.

           Telecommunication Operations: Sales increased 319,611 USD, or approximately 7.2%, from 4,466,968 USD in the year ended December 31,1998, to 4,786,579 USD in the year ended December 31,1999. The increase was a result of a restructured sales system, increased sales in the number of JPX 136 main distribution frames and a general increase in demand of the market.

           Farm Operations: Sales decreased 302,217 USD, or approximately 15.8%, from 1,910,159 USD in the year ended December 31,1998, to 1,607,942 USD in the year ended December 31,1999. The decrease was the result of a two-month down period of production due to a refurbishment and cleaning of several production pools.

II.b.(2) COST OF GOODS SOLD. Consolidated Cost of Goods Sold increased 72,558 USD from 4,062,506 USD in the year ended December 31,1998, to 5,035,064 USD in the year ended December 31,1999. Cost of Goods Sold as a percentage of Sales decreased to 35% in the year ended December 31,1999, from 35,4% in the year ended December 31,1998. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Cost of Goods Sold increased 245,653 USD from 1,758,296 USD in the year ended December 31,1998, to 2,003949 USD in the year ended December 31,1999. Cost of Goods Sold as a percentage of Sales increased to 25% in the year ended December 31,1999, from 23% in the year ended December 31,1998. The increase was a result in the increase in the number of complementary in-room guest services and amenities and costs associated with celebrity performances in the night club.

           Telecommunication Operations: Cost of Goods Sold decreased 145,527 USD from 2,276,046 USD in the year ended December 31,1998, to 2,130,519 USD in the year ended December 31,1999. Cost of Goods Sold as a percentage of Sales decreased to 44.5% in the year ended December 31,1999, from 51% in the year ended December 31,1998. The decrease was a result of strong sales and improved cost control measures.

           Farm Operations: Cost of Goods Sold decreased 83,848 USD from 984,367 USD in the year ended December 31,1998, to 900,596 USD in the year ended December 31,1999. Cost of Goods Sold as a percentage of Sales increased to 56% in the year ended December 31,1999, from 51.53% in the year ended December 31,1998. The increase was a result of the aforementioned down period of production and unsuccessful research and testing to breed fresh water lobsters.

II.b.(3) GROSS PROFIT. Consolidated Gross Profit increased 281,448 USD from 9,069,164 USD in the year ended December 31,1998, to 9,350,612 USD in the year ended December 31,1999. As a percentage of Sales, Gross Profit increased to 65% in the year ended December 31, 1999, from 64.60% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

           Hotel Operations: Gross Profit increased 34,755 USD from 5,952,450 USD in the year ended December 31,1998, to 5,987,206 USD in the year ended December 31,1999. As a percentage of Sales, Gross Profit decreased from 77.2% in the year ended December 31,1998, to 75% in the year ended December 31,1999.

           Telecommunication Operations: Gross Profit increased 465,138 USD from 2,190,922 USD in the year ended December 31,1998, to 2,656,060 USD in the year ended December 31,1999. As a percentage of Sales, Gross Profit increased from 49% in the year ended December 31,1998, to 55.5% in the year ended December 31,1999. The increase was the result of strong sales and continued cost control efforts.

           Farm Operations: Gross Profit decreased 218,446 USD from 925,792 USD in the year ended December 31,1998, to 707,346 USD in the year ended December 31,1999. As a percentage of Sales, Gross Profit decreased from 48.5% in the year ended December 31,1998, to 44% in the year ended December 31,1999. The decrease was a result of the aforementioned increase in Cost of Goods Sold.

II.b.(4) SELLING AND ADMINISTRATIVE EXPENSES. Consolidated Selling and Administrative Expenses increased 265,102 USD from 3,689,338 USD in the year ended December 31,1998, to 3,954,440 USD in the year ended December 31,1999. Selling and Administrative Expenses as a percentage of Sales increased to 27.5% in the year ended December 31,1999, from 26% in the year ended December 31,1998. An itemization of each operating unit's data and an explanation of significant changes follows:

Hotel Operations: Selling and Administrative Expenses increased 173,083 USD from 2,446,077 USD in the year ended December 31,1998, to 2,619,160 USD in the year ended December 31,1999. Selling and Administrative Expenses as a percentage of Sales increased to 32.8% in the year ended December 31,1999, from 31.7% in the year ended December 31,1998. The increase was the result of increased utility expenses and performance bonuses awarded.

           Telecommunication Operations: Selling and Administrative Expenses increased 91?772 USD from 988,197 USD in the year ended December 31,1998, to 1,079,969 USD in the year ended December 31,1999. Selling and Administrative Expenses as a percentage of Sales decreased to 22.6% in the year ended December 31,1999, from 22% in the year ended December 31,1998. The decrease was the result of continued reduction in transportation costs caused by industry competition.

           Farm Operations: Selling and Administrative Expenses increased 247 USD from 255,064 USD in the year ended December 31,1998, to 255,311 USD in the year ended December 31,1999. Selling and Administrative Expenses as a percentage of Sales increased to 15.9% in the year ended December 31,1999, from 13.4% in the year ended December
           31,1998. The increase was the result of relatively fixed administrative costs during the period of down production cited above.

II.b.(5) NET INCOME. Consolidated Net Income decreased 1,139,764 USD from 5,404,632 USD, or 38.5% of Sales, in the year ended December 31,1998, to 4,264,868 USD, or 29.6% of Sales, in the year ended December 31,1999. The decrease was in part a result of the expiration of favorable national tax status. An itemization of each operating unit's data and further explanation of significant changes follows:

           Hotel Operations: Net Income decreased 764,309 USD from 3,521,501 USD, or 46% of Sales, in the year ended December 31,1998, to 2,757,192, or 34.5 % of Sales, in the year ended December 31,1999.

           Telecommunications Operations: Net Income decreased 101,456 USD from 1,209,560 USD, or 27% of Sales, in the year ended December 31,1998, to 1,108,104 USD, or 23.2 % of Sales, in the year ended
           December 31,1999
 .
           Farm Operations: Net Income decreased 273,998 USD from 673,570 USD, or 35.3% of Sales, in the year ended December 31,1998, to 399,572 USD, or 24.9 % of Sales, in the year ended December 31,1999. The decrease was a result of the interruption in production cited above.

III.        LIQUIDITY AND CAPTIAL RESOURCES

Historically, the company has financed its operations principally through cash generated from operations. Initial capital for each operating unit was generated by contributions of initial shareholders and personal loans (Hotel Operations:
15,960,000 USD,  Telecommunication  Operations:  1,580,000 USD, Farm Operations:
2,410,000 USD). No bank loans were obtained for this purpose.

A portion of the net proceeds of this offering will be used for general corporate purposes and working capital, which will contribute to improved liquidity. In addition, the company does not anticipate paying any dividends in the foreseeable future.

III.a       WORKING CAPITAL.

On December 31, 1999, the company had consolidated working capital of 5,611,319 USD comprised as follows:

           Hotel Operations:                    1,694,055 USD;
           Telecommunication Operations:        3,486,194 USD;
           Farm Operations:                     431,070 USD.

On December 31, 1998, the company had consolidated Working Capital of 4,070,000 USD comprised as follows:

           Hotel Operations:                    510,000 USD;
           Telecommunication Operations:        2,950,000 USD;
           Farm Operations:                     610,000 USD.

On December 31, 1997, the company had consolidated Working Capital of 2,900,000 USD comprised as follows:

           Hotel Operations:                    310,000 USD
           Telecommunication Operations:        1,990,000 USD;
           Farm Operations:                     600,000 USD.

EXPLANATION: The increase in Consolidated Working Capital from 1997 to 1998 to 1999 was a result of expanded operations and an increase in Net Income.

III.b       CASH AND CASH EQUIVALENTS FROM ACCOUNTS RECEIVABLE.

On December 31, 1999, the company had consolidated Accounts Receivable of 1,402,148 USD comprised as follows:

           Hotel Operations:                    405,988 USD;
           Telecommunications Operations:       943,339 USD;
           Farm Operations:                     109,497 USD.

On December 31,1998, the company had consolidated Accounts Receivable of 1,120,000 USD as follows:

           Hotel Operations:                    110,000 USD;
           Telecommunications Operations:       850,000 USD;
           Farm Operations:                     160,000 USD.

On December 31,1997,the company had consolidated Accounts Receivable of $600,000 USD as follows:

           Hotel Operations:                    90,000 USD;
           Telecommunication Operations:        450,000 USD;
           Farm Operations:                     60,000 USD.

EXPLANATION: The increase in consolidated Accounts Receivable from 1997 to 1998 was a result of an increase in sales and credit terms of Hotel Operations and Telecommunication Operations.

III.b       NET CASH FLOW.

 On December 31, 1999, the company had a consolidated Net Cash flow of 904,172 USD comprised as follows:

           Hotel Operations:                    619,024 USD;
           Telecommunication Operations:        166,266 USD;
           Farm Operations:                     118,882 USD.

On December 31, 1998, the company had a consolidated Net Cash flow of 374,096 USD comprised as follows:


           Hotel Operations:                    155,411 USD;
           Telecommunication Operations:        237,265 USD;
           Farm Operations:                     negative 18,579 USD.

On December 31,1997, the company had a consolidated Net Cash flow of $288,778 USD as follows:

           Hotel Operations:                    61,495 USD;
           Telecommunication Operations:        43,742 USD;
           Farm Operations:                     183,541 USD.

EXPLANATION:  The increase from 1997 to 1998 in consolidated Net Cash flow was a
result  of  the  large  increase  in  sales  volume  of  Hotel   Operations  and
Telecommunications Operations.

III.c       CASH FLOW FROM OPERATING ACTIVITES.

On December 31, 1999, the company had consolidated Net Cash flow from Operating Activities of 7,590,531 USD as follows:

           Hotel Operations:                    4,744,134 USD;
           Telecommunication Operations:        1,967,026 USD;
           Farm Operations:                     879,371 USD.

On December 31, 1998, the company had a consolidated Net Cash flow from Operating Activities of 8,916,161 USD comprised as follows:

           Hotel Operations:                    7,081,456 USD;
           Telecommunication Operations:        872,156 USD;
           Farm Operations:                     962,548 USD.

On December 31, 1997, the company had a consolidated Net Cash flow from Operating Activities of 4,236,400 USD comprised as follows:

           Hotel Operations:                    2,751,007 USD;
           Telecommunication Operations:        1,087,761 USD;
           Farm Operations:                     397,632 USD.

EXPLANATION: The increase from 1997 to 1998 was a result of a large increase in sales of the Hotel Operations and the Telecommunication Operations. The decrease from 1998 to 1999 was a result of extended terms of payment offered to Hotel and Telecommunication customers.

III.d       CASH FLOW FROM FINANCING ACTIVITIES.

On December 31, 1999, the company had consolidated Net Cash flow from Financing Activities of negative 6,677,931 USD comprised as follows:

           Hotel Operations:                    negative 3,925,692 USD;
           Telecommunication Operations:        negative 1,778,083 USD;
           Farm Operations:                     negative 974,156 USD.

On December 31, 1998, the company had consolidated Net Cash flow from Financing Activities of negative 8,519,689 USD comprised as follows:

           Hotel Operations:                    negative 6,903,669 USD;
           Telecommunication Operations:        negative 634,891 USD;
           Farm Operations:                     negative 981,127 USD.

On December 31, 1997, the company had consolidated Net Cash flow from Financing Activities of 22,734,475 USD comprised as follows:

           Hotel Operations:                    19,244,475 USD;
           Telecommunication Operations:        negative 490,000 USD;
           Farm Operations:                     3,980,000 USD.

EXPLANATION: The decrease in consolidated Net Cash flow from Financing Activities during the period covered is primarily the result the repayment of private debt for the initial purchases of the Hotel and Farm facilities and the distribution of profit to shareholders.

III.e       CASH FLOW FROM INVESTING ACTIVITIES.

  On December 31, 1999, the company had consolidated Net Cash flow from Investing Activities of negative 246,193 USD comprised as follows:

           Hotel Operations:                    negative 199,418 USD;
           Telecommunications Operations:       negative 22,678 USD;
           Farm Operations:                     negative 24,097 USD.

On December 31, 1998, the company had consolidated Net Cash flow from Investing Activities of negative 22,376 USD comprised as follows:

           Hotel Operations:                    negative 22,376 USD;
           Telecommunication Operations:        0 USD;
           Farm Operations:                     0 USD.

On December 31, 1997, the company had consolidated Net Cash flow from Investing Activities of negative 26,679,572 USD as follows:

      Hotel Operations:                         negative 21,933,987 USD;
      Telecommunication Operations:                   negative 545,795 USD;
      Farm Operations:                    negative 4,199,790 USD.

EXPLANATION: The negative consolidated Net Cash flow from Investing Activities in 1997 reflected initial facility purchases of the Hotel and Farm and equipment purchases of the Telecommunication unit. Data for 1998 and 1999 reflected equipment purchases and minor facility upgrades.

IV. MANAGEMENT ASSUMPTIONS. The company anticipates, based on management's internal forecasts and assumptions relating to its operations, that its existing cash and funds generated from operation, together with its existing financing agreements and proceeds of the offering will be sufficient to meet the company's working capital and capital expenditure requirements for the at least 12 months following consummation of the offering.

In the event that the company's plans change, its assumptions change or prove inaccurate, or if the proceeds of this offering, other capital resources and projected cash flow otherwise prove to be insufficient to fund operations, (due to unanticipated expense, technical problems, difficulties or otherwise), the company could be required to seek additional financing and there can be no assurance that the company would be able to obtain additional financing on terms acceptable to the company, or at all.

V. IMPACT OF INFLATION. The company management does not consider inflation to have had material impact on its results of operations during the periods covered.


                             YI WAN GROUP'SBUSINESS

All of our facilities are located in the People's Republic of China and, as a result, our operations and assets are subject to significant political, economic, legal and other uncertainties.

Although the majority of productive assets in the PRC are owned by the Chinese government, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization, the utilization of market forces in the development of the PRC economy and the encouragement of private economic activity. Such economic reform measures may be inconsistent or ineffectual and we may not be able to capitalize on all such reforms. Further, there can be no assurance that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in the PRC would not become subject to the risk of nationalization, which could result in the total loss of investment.

Economic Reform.

Since 1978, the Chinese Government has been reforming its economic systems. Many reforms are unprecedented or experimental and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could also lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on our operations.

Although reforms to China's economic system have not adversely impacted our operations in the past and are not expected to adversely impact its operations in the foreseeable future, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad and reduction in tariff protection and other import restrictions.

Uncertain Legal System and Application of Laws.

The Chinese legal system is based on written statutes and is a system, unlike common law systems, in which decided legal cases have little presidential value. The Chinese system is similar to civil law systems in this regard. In 1979, China began the process of modernizing its legal system by undertaking to promulgate a comprehensive system of laws. On December, 1993, the National People's Congress promulgated the Company Law of the People's Republic of China, which became effective in July, 1994. In addition, China has published a number of laws and regulations governing the establishment and operations of foreign invested enterprises. In general, FIE laws encourage foreign investment in China, and provide certain preferential treatment to foreign investors, such as tax reduction or exemption. However, there can be no assurance that preferential treatment provided by FIE Laws will not change or be withdrawn. In addition, because the Company Law, FIE Laws and regulations relevant to foreign investors are relatively recent, their interpretation and enforcement involve significant uncertainty.

Government Control of Currency Conversion and Exchange Risks.

The lawful unit of currency in the PRC is the Renminbi (RMB).

We receive almost all of our revenues in Renminbi, which is not freely convertible into foreign exchange. However, we may require foreign currency to meet foreign currency obligations, such as for future purchases of certain equipment. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

In December 1996, Renminbi became fully convertible based on rates (previous day's PRC inter-bank foreign exchange rate and current world market exchange rates) determined by the Foreign Currency Control System for all current account transactions. Foreign exchange that is required for current account transactions can be bought freely at authorized Chinese banks so long as the procedural requirements prescribed by law are met. Payment of dividends to foreign investors holding equity interests in Chinese companies, including Foreign Investment Enterprises, is considered a current account transaction. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks. Purchase of foreign exchange for capital account transactions still requires prior approval of the State Administration for Foreign Exchange.

Although the Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued by direction of the PRC government against the United States dollar.

Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated liabilities and may materially adversely affect the value, translated or converted as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends. We currently do not engage in any hedging activities in order to minimize the effect of exchange rate risks.

TELECOMMUNICATIONS

History

In September 1993, Guangdong Shunao Industry and Commerce Company and Wan Da Construction Inc. of Macao formed a new company, Shun De Yi Wan Communication Equipment Plant Co., Ltd., a limited liability corporation. We design, produce and develop telephone interconnect equipment that serves as bridges or integrators between the customers' telecommunications equipment and the public telephone network. We focus on:

o Designing and manufacturing telephone network switching component parts for use in telephone main distribution frames.

o Manufacturing and selling assembled telephone communication main distribution frames.

Initial design and production efforts focused on developing analog switching component parts and the manufacture of a series of analog main distribution frames. Recent design and production efforts have expanded to include digital switching component parts and the manufacture of digital telephone main distribution frames

Here are some of the significant events in our history:

o In 1995, we earned the national Ministry of Post and Telecommunications, currently known as the Ministry of Information and Industry, award for product excellence and development.

o In 1996, we received two patent certificates for design of a switching component part and a tool used in the assembly and on-going maintenance of telephone main distribution frames.

o In the same year, we received the public verbal commendation for product excellence and contribution to the development of the nation of Vice Minister of the Ministry of Posts and Telecommunication, Mr. Xie Gaojue.

o In 1997, we produced the domestic telephone switching equipment industry's first intelligent management system software used for the monitoring and management of telephone distribution frame performance.

o

We currently produce over 1.35 million wires annually. Our four main competitors produce in the aggregate approximately 11.8 million wires annually. Wire is a unit of measurement in telephone main distribution frame industry; wires are the component parts of which distribution frames are comprised. All our products meet the ISO 9001 quality standards.

Products and Services

We have three major product lines that are multi-function telephone main distribution frames: HPX, JPX and MPX. A description of each product line's unique features and specifications as well as the common specifications to the HPX and JPX product lines follows:

o HPX Description--This product line is a telephone analog main distribution frame series consisting of 5 model variations: HPX68A, HPX68B, HPXC1, HPXC2 and HPX68D. Because of its smaller volume capacity and easy upgrade ability this series is considered entry level and is most suitable for smaller volume user requirements.

o JPX Description--This product line is a telephone analog main distribution frame series consisting of three models: JPX 131, JPX 133, JPX 136. Because of its large volume capacity, this series is considered most suitable for larger volume requirements. The product line's unique feature is the main distribution frame distribution management system. This software automatically notifies both the user and the off site managing unit of the row and column number of wire failure. The software stores user information profile and communicates this information to the managing unit and repair service technician. This is the only system of its kind in the domestic telephone switching equipment industry.

o MPX Description--This product line consists of one telephone digital main distribution frame: MPX17F. Because of its extremely large volume capacity and digital technology processing capability, this model is considered suitable for extremely large volume requirements and customers with advanced technology support infrastructures.

We produce our own component parts and assemble them into distribution frame configurations at our manufacturing facility. The component parts and peripheral frame parts are stored in inventory until an order is received. At the time an order is received, parts are drawn from inventory and assembled to meet the customers specifications within existing product line parameters. The product is then transported to the customer via third party delivery. Upon arrival at the customer's site, a sales technician will assist the customer to install the distribution main frame and review operating procedures

We experience seasonal variations in revenue from the sale of our products. The chief reason for these variations is as follows:

Since the majority of our customers are divisions of government ministries, our revenue stream closely follows the government schedule of planning and procurement. During the period of March through June, ministries plan and petition the government for funds to purchase equipment. Revenue is at the lowest point of the year during this period. During the period of July through December ministries place orders. Revenue peaks during the months of September through December. During the period of January through February, final orders are filled and revenue begins to decline.

Set forth below for each of the last three fiscal years is the percentage of total revenue which accounted for 15% or more of consolidated revenue during any such fiscal years.

Telecommunications Operations:

1996

HPX:                    36.34%
JPX 133:                37.52%

1997

JPX 133:                17.9%

1998

JPX 133                 14.54%

Product Research and Development

Digital Switching Components.

We are currently involved in a number of research and development projects concerning production of component parts capable of utilizing digital switching technologies and the manufacture of digital switching telephone main distribution frames. We currently produce a limited line of digital switching components and manufacture one digital switching telephone main distribution frame. We are currently working on building an expanded product line of digital switching telephone main distribution frames.

Optical Switching Components.

We are currently involved in a number of research and development projects concerning the production of component parts capable of utilizing optical switching technologies and the manufacture of optical switching telephone main distribution frames. At present we do not posses the technology to produce optical switching components or optical switching telephone main distribution frames. It may take several more years to develop these products.

Conference Language Interpretation System.

We are in the advanced stages of research, development and testing of equipment suitable for multi-lingual conference communication and audience response tabulation. The product is based on existing switching component technologies. The product is capable of five language channel simultaneous communication, audience voting tabulation and five category multi-choice response tabulation. The product utilizes touch pad technology and is capable of visually communicating information on each audience member's screen. There are two versions of this machine currently in the testing phase: one intended for audience sizes from 1-100 persons, the other intended for audiences sizes from 101-400 persons. The results of these tests have been very favorable with the results of the smaller unit showing slightly fewer required modifications than the larger unit. We are proceeding with on going testing and modification of both units.

Market

The level of telephone network development within China varies greatly between regions. Generally, the level of development is highest in the southern and coastal provinces. Consequently, this is where the majority of the market is located. At present, large portions of the country are not technologically developed to the point to be able to utilize telephone network distribution technologies. However, it is acknowledged by the national government that the central provinces are the areas where the next "wave" of economic development will occur. To this end we have targeted the northern central provinces as a secondary target market area.

In China all public telephone communication is coordinated by the Ministry of Information and Industry, formerly the Ministry of Post and Telecommunications, through a series of municipal ministry agencies. There are no private telephone service providers. Additionally, other national ministries maintain their own separate telephone communication networks.

Our primary customers are municipal agencies of the national Ministry of Post and Telecommunications, other national government ministries such as the Ministry of Rail Transportation, Ministry of Electric Power, and the People's Liberation Army, and large government and private businesses.

Our principal customers are all either local or national government entities. These customers could at any given time cancel an order or renegotiate the terms of sale. However, since all production is on a per job basis and there are no long-term production agreements, the risk of cancellation or renegotiating is no greater than with any non-government customer.

In order to sell our product to government entities, we are required to obtain a permit from the Ministry of Information and Industry. This permit is granted each year and is based on inspection to our product quality and operations. Failure to obtain this permit could adversely effect our ability to compete in the market.

We contact potential customers primarily through sales calls or visits from our sales staff. In addition, we undertake the following activities:

o Trade Shows. We promote our brand name through active participation in trade shows throughout the country. Participation often includes keynote seminar presentations.

o Advertising. We promote our brand name through on-going advertising in industry trade publications. We also maintains a listing on the Ministry of Post and Telecommunication Internet website.

o Public Relations. Our sales department promotes its brand name by maintaining an active and on-going "client focused" public relations effort. This effort includes frequent telephone communication, on-site visits and complimentary entertaining and gifts.

o Industry Trade Articles. We promote our brand name through frequently contributing to trade publications research articles highlighting trends and developments in technology.

We use no agents - only direct sales from the sales staff. The salary and commission structure for our sales staff is as follows: Sales persons can get commission based on the sales for the discount rate for the manufacture's price, as follows:

o     Sales price is less than 12% discount rate: 2% commission of sales amount
o     Sale price is high than 12% discount rate: 1.5% commission of sales amount

Licenses, Trademarks and Patents

We have registered the Shun De Yi Wan Communication Equipment Plant Co., Ltd. name and its logo with the Ministry of Administration and Trademarks

The term of our business license is from September 1993 to September 2004. Our most recent business license granted by the government allows us to operate as a company from the period of September 1993 to September 2004. Unlike in the US, Under Chinese Law business licenses are granted for a specific period of time. When the license expires, the company must reapply for a new license.

We have also received from the Ministry of Administration and Trademarks two patents: one for a component part used in the assembly of analog telephone main distribution frames, the second for a tool used by the customer to simultaneous install two wire clips into a distribution frame. These patent numbers are respectively: 235727, 213907. The trademarks and patent are registered in perpetuity provided yearly fees of $7,300 are paid to the Ministry of Administration and Trademarks.

Competition

Our business is highly competitive. Many companies provide the same products and services that we provide, and most of these companies have greater capital resources and more established reputations than us. If our competitors lower their prices or we are forced to lower ours, we will be adversely affected.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can.

Nationwide, there are 60 companies licensed to produce telephone distribution switching equipment. Competitors compete chiefly on the basis of price and technological capabilities. Of the 60 companies licensed by the government to produce and sell telephone distribution frames, 30 have the government distinction of approved supplier. We are one of these 30. Of these 30 companies, four have a combined market share of 60%. We have a 10% market share.

We feel these four competitors are our principal competitors. These competitors are as follows: Post and Telecommunications Equipment Plant 518, Post and Telecommunications Equipment Plant 523, Shenzhen Hai Ri Telecommunication company and Guangdong post and Telecommunications United Equipment Plant. All competitors advertise in trade publications and at industry trade shows. All competitors have active sales force and agent networks.

We believe we may have difficulty competing in the market place for the following reasons:

o Entry into World Trade Organization. Because of China's admission into the World Trade Organization China is required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products from over 10% to zero. These actions may have the effect of increasing competition in the market place and may cause us to have difficulty competing in the market place.

o Regional Economic Development. Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. The absence of this economic stimulus in the region may cause us to have difficulty competing in the market place.

o Government Purchase Policy. The Ministry of Post and Telecommunication has government affiliated telephone main distribution frame production facilities. It is conceivable the government could require ministries and agencies to purchase products from government entities. This purchase requirement may cause us to have difficulty competing in the market place.

o Business Registration System. Although we have been successful in obtaining and renewing our business licenses, there can be no assurance that the extension of business license will be granted by the government. In China, business licenses are granted for a relatively short period of time and renewed based on a series of operational criteria.

o Relations with the United States. Political and trade relations between the United States and PRC within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the PRC embassy in Yugoslavia have no direct connection to our operations, other on-going causes of volatility including the protection of intellectual property rights within PRC and sensitive technology transfer from the United States to PRC have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause us to have difficulty operating in the market place.

We believe we are targeting a significant market opportunity for the following reasons:

o The national government has targeted the telecommunications industry as a favored industry in the nation's effort to develop and modernize.

o According to the China Telecommunication Industry Annual Report published by Ministry of Post and Telecommunications, from 1998 to 2005, the number of telephone lines will increase as follows:

o     Nationwide:  from 7.18 sets per 100 persons to 9.5 sets per 100 persons

o     In major cities: from 24.3 sets per 100 persons to 35 sets per 100 persons

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, nationwide there will exist 170 million telephone lines--an increase of 70 million lines from the 1998 level.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, to accommodate the anticipated growth in the number of telephone lines, there will need to be a 20% yearly increase in the number central telephone exchange systems (uncertain translation). This will require the yearly addition of 21, 480,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, the volume capacity of government ministry telephone networks is expected to grow dramatically as seen by the following examples:

o By the end of 2000, the Ministry of Gas and Petroleum telephone network will expand to 1,600,000 lines and require telephone distribution frame capacity of 2.8 million wires.

o By the end of 2000, the Ministry of Electric Power and Industry telephone network will increase 70% in capacity to reach 900,000 telephone lines. From the 1998 level, this increase will require a yearly addition of 570,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, China Unit Telecom (the nation's first non-Ministry of Post and Telecommunications service provider) will have a 8 to 10% national market share and require a total increase in distribution frame capacity to 3.9 million wires.

o According to data of China Information and Industry Ministry in China there had 2.65million internet users in 1998. And until Augusta there has over 8,000,000 internet users in China. So we believe that China is the fastest growing market for Internet users in the world.

We believe we have the ability to favorably complete for a variety of reasons. These reasons are as follows:

o The patented designed tool allows the customer to install wires in 1/3 the time of the standard installation process

o The patented designed component part spring allows for between 100 and 200 draws, in and out, without a reduction in resistance, markedly higher than competitors

o     The patented designed component part spring allows for longer product life

o     We enjoy a reputation within the industry for high durability products

o Our proprietary main distribution frame general alert system is the only product of its kind on the market that can be used with any vendor's product to electronically notify the off-site manager unit of the precise location, row-column, of the system failure, prints the end user's service profile and notifies the repair services

o Our JPX136 includes proprietary software known as main distribution frame distribution management system which electronically notifies the off-site manager unit of the precise location, row-column, of the system failure, prints the end user's service profile and notifies repair services

o We are the only manufacturer offering a main distribution frame alert system, main distribution frame distribution management system or similar product

o     We are one of the oldest and most experienced companies in the industry

o Our sales force is one of the most experienced and knowledgeable in the industry

o Our designed wires are smaller in size and have a longer anti-oxidation period than the competitors

o Our vacuum designed components allow stable contact resistance under a wide variety of atmospheric environmental conditions

o Our HPX product line is positioned as the most affordable entry level distribution frame in the market, allowing new users to build brand familiarity

o We offer a full range of products allowing the customer to easily increase volume capacity


Property

Our telecommunications facilities are located in Shun De city, Guangdong province, and includes:

o     1 production, management and research building, four floors

o     4 floor production facility
o     1 warehouse
o     3,000 square meter (convert to feet) production area
o     50 sets of mechanical processing equipment
o     150 sets of various mold and pressure tools
o     40 kinds of testing and inspection equipment
o     3 production lines

All land in China is owned by the national government, which grants land use permits for specific use of the land. We have a land use permit from the government for 50 years for the purpose of manufacturing electronic equipment and related products. The permit was issued ***.

Employees

We currently employ 130 people. There are no collective bargaining agreements or confidentiality agreements with any employee. The sales department plans to add an additional 12 sales representatives as part of our effort to develop the northern central province market.

AQUACULTURE

History

In September 1993, Guangdong Shunao Industry and Commerce Company and Wan Da Construction Inc. of Macao formed a new company, Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. We raise and sell specialty aquatic products, such as perch, shrimp, crab and soft-shelled turtles.

In 1997, we purchased from the Jiaozuo City government three parcels of land comprising 231 acres located near the southeastern perimeter of Jiaozuo. In 1997, and the first quarter of 1998, we spent substantial energies recruiting technical staff and constructing farming facilities. Also in 1998, we entered into several research and development and training agreements with Henan Agricultural College, Zhanjiang Sea Products College and the Shenzhen Sea Products Institute. In 1997, we also began limited cultivation of a wide variety of seasonal land-based vegetable crops.

Principal Products

We produce four major products:

o     fresh water shrimp

o     fresh water crab

o     soft-shell turtle

o     perch.

We believe that all our products are considered traditional gourmet items in the Chinese culinary palette.

Ancillary Products

We derive less than 10% total revenue from production of the following vegetables: summer squash, onions, celery, tomatoes, Dutch beans and chilies.

Operations

We consider our production technique to be among the most technologically advanced within the nation. The main features of our production technology are:

o Water Technology. Our technologies allow shrimp to be born in salt water and raised in fresh water. The mature shrimp grow to twice the size of shrimp produced in salt water, 25/500g vs. 51/500g.

o Production Space. Our technologies allow for stacked production surface areas for crab and shrimp within a single tank. This high density production technology yields increased production volume as well as production efficiencies.

o Oxygenation. Our technologies to oxygenate the water in which products are raised allow for the continual maintenance of optimum water oxygen content as well as allowing for higher density production areas.

o Water Flow. Our technologies to circulate the water in which the product is raised, known as micro-flow water circulation, allows for the continual maintenance of optimum water flow conditions as well as allowing for higher density production areas.

o Water Purification. Our organic technologies purify the water in which products are raised, which eliminates "second contamination" contaminates often associated with chemical water purification. This technology allows for better taste and helps us establish a healthier product.

o Ion Separation. Our technologies involves heavy metal ion separation from the water in which the products are raised. This creates a healthier growing environment conducive to rapid growth.

o Climate and Water Temperature Control. Our technologies to maintain optimal water and ambient air temperatures for all products during the production help the growing process and allow us to produce products in optimum conditions throughout the year regardless of seasonal weather variations.

As a result of our use of these technologies in our production of shrimp and crab, the product is not exposed to contamination from chemicals commonly used in less advanced technologies to clean the water. We believe that this results in a healthier, better tasting product.

There are several factors that could disrupt our production process, the primary of which are:

o Disease. Although we take all precautions necessary in the areas of disease prevention and disease testing, there can be no assurance that a new and potentially non-treatable disease will occur. The presence of such a disease may cause us to have difficulty competing in the market place.

o Flooding. Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that our facility, due to its close proximity to the Yellow River, will not experience flooding in the future. Facility damage or destruction from flooding may cause us to have difficulty competing in the market place.

We endeavor to provide products upon customer demand. Because the inability to rush production to meet demand, we must keep a sizable volume of product in the work-in-process stage of production. The production cycle, birth to sale, for our products and the 1998 production volume is as follows:

Item              Production Period             1998 Production Volume
----              -----------------             ----------------------
shrimp              90 days total                         221,750 lbs
crab                210 days total                         42,565 lbs
perch               120 days (verify with original text)  121,870 lbs
soft-shell turtle   730 days                              121,156 lbs

No single customer or group of customers accounts for more than 10% of consolidated revenue.

Seasonal Variations

We experience seasonal variations in revenue from the sale of our products. The reasons for these variations are as follows:

o Aquatic Products. Revenue from the sale of aquatic products peaks during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year. During this period, based on our experience, demand for gourmet products is high and, because we have the only in-door production facility in the province capable of producing products in the freezing temperatures of winter, the profit margin can be increased through higher product pricing.

o Vegetable Products. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November. We do not generate revenue from vegetable production during the non-growing season.

Possible Future Operations Plans

There are a number of possible future operations plans:

o Hatchling Technologies. We are currently involved in efforts to develop on-site hatchling technologies for the types of fish we currently raise. This would allow for greater production flexibility and eliminate transportation cost associated with air delivery of hatchlings from vendors.

o Increased Production Area. We plan to increase our production capacity by creating additional production pools and accompanying facilities. We currently have 131 acres of unoccupied land available for such expansion.

o Private Transpiration. We are currently researching the feasibility of purchasing a fleet of delivery vehicles, allowing for longer distance deliveries.

o Hatchling Sales and Seasonal Outsourcing. Once on-site hatchling technologies and facilities are in place, we plan to sell hatchlings to local farmers for raising during the spring and summer seasons. We would then buy back the grown fish at the end of the season for sale to our established customers.

o High Density Fish Holding Ponds. We plan to use our advanced technologies to build high-density fish holding ponds. The creation of these ponds would allow us to purchase fish from local producers during the peak production season of summer, hold the fish until the non-peak production season of winter, then sell the fish to our established customers.

Distribution Methods

We use two methods or product distribution:

o     Customer pick-up

o     Delivery

All products are produced and held at our facility until the time of sale. Customer orders are filled from drawing the available inventory. Approximately 70% of customers come to our facility with their own transportation to pick-up products. The remaining 30% of our customers require delivery of the product to their facility. For these customers, we rent delivery trucks from a local transportation company.

Market

We are located in the southern edge of Jiaozuo City, Henan province, and consider the city of Jiaozuo and all communities within a 10 mile radius to be our primary market for all products. The city of Jiaozuo has a population of 3.1 million people, occupies 1,590 square miles and spans four counties: Wenxian,
Bao'ai, Wubu and Xiwu. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

According to the National Population and Census Bureau, during the period of 1998 through 2005, the population of Henan province is expect to grow yearly by 1.1%-990,000 persons. According to the National China Statistics Bureau, in 1998, the province of Henan consumed 450,000 tons of aquatic products-or 30% of the 1,500,000 tons of aquatic products consumed in the municipality of Beijing and provinces of Shannxi, Shanxi, Hebei and Henan in the same period. Our target markets are:

o     Restaurants

o     Stores

o     The Henan Department of Seafood distribution center.

The restaurants in the target market are positioned to offer medium price meals. Specialty aquatic menu items are seen as a step-up item compared to more common aquatic menu items. The stores in the target market are primarily grocery stores, both large and small, offering a wide assortment of aquatic products. The Henan Seafood Distribution Center, formerly government-owned, acts as a seafood wholesaler for restaurants and businesses in Henan province. There is no other such facility in the province.

Competition

We face varying degrees of competition. This competition varies by product line, season and geographic location. Locally, the competitors are primarily small, sole proprietorship farms that produce fish during the summer growing season using traditional methods of production. We also face non-local competition throughout the year in all product lines from many competitors, primarily large, in the southern coastal provinces who air transport their products into our primary market area.

All competitors chiefly compete on the basis of price and target the same target market of stores, restaurants and distribution center companies.

We believe we have the ability to favorably compete with these competitors for a variety of reasons:

o There are currently no competitors in the northern central provinces that possess the capability to produce products in all four seasons of the year.

o There are currently no competitors in the northern central provinces that posses the technology for high density, efficient production.

o Products produced within the primary market are fresher than imported products.

o     Products  produced  within the target market  do  not  require   costly
      transportation costs.

o We believe that products produced and delivered to customers within the primary area have a 30% higher survival rate from farm to customer than products air transported from southern provinces to customers in the primary area.

o Our physical location allows us to use underground, naturally heated thermal water, thus reducing the cost and maintenance for water heating and temperature control.

o Our physical location allows us to use natural underground water of low pH levels that is uniquely suited to the production of birthed salt water shrimp in fresh water.

o     Our shrimp are twice the size of shrimp raised in salt water.

o Our production technology allows shrimp and crab to grow to maturity two weeks faster than using tradition production methods.

o Our production technology allows us to produce products throughout the year.

o Our water purification technologies allow us to produce products free of contaminates often associated with traditional chemical water purification. Our technology allows for, we believe, better taste and helps us establish a healthy product sales feature.

Sources and Availability of Raw Materials

Raw materials used in aquaculture include feed for shrimp, crab, soft-shell turtle and perch. The vendor sources for feed are Zhengzhou Mingda Company in Zhengzhou City, Henan province. Additional raw materials include fertilizer and certain chemicals, which are purchased from local market with no fixed suppliers.

We also purchase hatchling perch fish to raise. The sources of these fish is are:

o     Aquatic Product Research Institute, Shenzhen City, Guangdong province

o     Gong Cheng Trading Company, Zhanjiang City, Guangdong province

o     Jian Xing Fishing Company, Shun De City, Guangdong province.

There are a number of sources of alternative vendors for all our raw materials.

Licenses

All land in China is owned by PRC, then land use permits are granted for specific use of the land. We have permits from the government for three parcels of land comprising 231 acres, with a 40-year period of validity. We also have the favorable term tax policy on from government; the period of validity is limitless. The term of our business license is from August, 1998, to August, 2009.

Property

We have a land use permit from the government for 231 acres. The land is allocated in the following way:

o     12.4 acres crab production

o     8.3 acres soft shell turtle production

o     12.4 acres fish production

o     39.6 acres shrimp production

o     27.2 acres vegetable production

o     131.2 acres idle land

Our facilities include:

o     3 production areas
o     74 production pools
o     40 pools--shrimp
o     10 pools--crab
o     10 pools--turtle
o     8 pools--fish
o     4 pools--fish incubation
o     2 pools--turtle incubation
o     2 research and management buildings

o     1 warehouse and storage facility

o     1 company dormitory, 30 beds

We paid $3,373,000 for to the government to purchase our Land Use Permit for 40 years. The permit was issued ***.

Employees

We employ 211 employees; seasonal workers are not included in this figure. There are no collective bargaining agreements.

HOTEL

History

In October 1996, Guangdong Shunao Industry and Commerce Company entered into a joint venture with Wan Da Construction Inc. of Macao for the purpose of creating, managing and operating an upscale hotel-conference-entertainment facility in Jiaozuo city, Henan province. The Jiaozuo Yi Wan Hotel Co., Ltd. focuses on providing up-scale lodging, food and beverage, entertainment and conference and meeting products and services.

Here are some of the significant events in our history:

o In September 1996, we purchased from the city government of Jiaozuo the Tengfei Hotel located in the center Jiaozuo city.

o In September 1996, we began extensive renovation and remodeling of the main building and construction of a 150,695 square foot lobby, commercial and common space addition to the main building. All renovation and construction was completed in October 1996.

o In 1997, we began recruiting personnel and developing western style operational and management training systems.

o     In 1997, we received certification from the China National Tourism Board.

o In 1998 and 1999, we've focused our efforts on the development of the entertainment operations.

Products and Services

We have four primary product and service offerings:

o     Lodging operations
o     Food and beverage operations
o     Entertainment operations
o     Conference and meeting operations.

The hotel also has number of secondary support product and service offerings, including:

o     On-site travel agency
o     Bank
o     Business center
o     Sundries and gift store.

Lodging Operations. We operate a total of 158 guest-sleeping rooms on 22 floors--131 standard guest rooms, 29 suites. All guest rooms are have either double or queen size beds, two telephones (bedside and bathroom), remote controlled television, full mini-bar, and snack station, work station, large closets, in-room climate control, sitting area and large working desk. Bathrooms include shower and tub, western style toilet, spacious vanity and complimentary travel sundries. Suites include larger sitting areas, larger work areas, a second television and turn-down service. Executive suites feature all of the above as well as large partitioned living-room-style sitting area, two bathrooms, including one with a Jacuzzi tub, fruit baskets and two daily fresh flower arrangements.

Food and Beverage Operations. We operate four food and beverage facilities: two full service restaurants, a buffet coffee shop and a lobby bar. The combined capacity of all food and beverage service facilities is 1,500 people, which we believe to be the largest single location of food and beverage facilities in the city of Jiaozuo. All food and beverage facilities are open to the public and offer complimentary delivery to any hotel patron within the hotel facility. Our three main food and beverage facilities include:

o Main Floor Restaurant. The main floor restaurant serves 700 people. Its decor is considered traditional Chinese and it is comprised of a large main dining room with performance stage, stand-alone bar, two separate banquet rooms and 15 private suite dining rooms. All suites have deluxe stereo and karoke equipment and a private bathroom. Each banquet room has a performance stage and sound system. The restaurant specializes in serving a unique blend of Cantonese and Henan style cuisine. Additionally, the restaurant has a separate dining area serving 150 people with facilities for private table "hot pot" dining, a style of dining that requires a table with a center gas flame burner and overhead table exhaust fan.

o VIP Restaurant. The second floor restaurant is a VIP dining facility with 24 private suites ranging in capacity from 10 to 30 people. Each suite contains a separate sitting area, large color television, high quality stereo system, karoke equipment and private bathroom. The restaurant specializes in the creation and presentation of haute couture, gourmet cuisine that is fresh and, we believe, showcases the hotel's signature culinary style of blended Cantonese and Henan flavors. Special attention is given to artistic and theatrical presentation of each dish. Each course of the meal is presented and served to each guest individually.

o Buffet Coffee Shop. The buffet coffee shop is located on the main floor adjacent to the hotel lobby and serves 50 people. The decor is western style, with the restaurant open 24 hours a day. It offers full breakfast, lunch and dinner buffets of western and Asian style dishes for each meal. After hour meals are served ala-carte.

Entertainment Operations. We operate three entertainment facilities:

o     Night club

o     Sauna-health center

o     Bowling alley-game room

All entertainment facilities are open to the public.

o Night Club. The night club is designed in a "Las Vegas" club style format with large floor show performance area and a moveable front stage. The facility has computerized light show capabilities as well as, we believe, a state-of-the-art sound system with special effects capabilities. The floor show viewing area seats 330 people through a combination of floor seating, private booth seating and private balcony deluxe booth seating. The night club is located on the third floor of the main building and specializes in floor show entertainment as well as celebrity entertainment events which change weekly. The club also offers 19 private karoke suites suitable for 4-10 people. Each suite includes a serving area, karoke equipment and private bathroom.

o Bowling Alley-Game Room. A ten lane, Canadian hardwood bowling alley is located on the second floor. The bowling alley system is imported from Canada and has automatic computerized scoring and overhead display screens for each lane. The bowling alley sponsors corporate and public tournaments, provides lessons and items for purchase through a pro-shop. In conjunction with the bowling alley is large game room offering snooker, pool and Ping-Pong tables and a wide variety of computer simulation games. A small snack bar provides pre-package food and beverage items. The bowling alley and game room are open 24 hours a day, seven days a week.

o Sauna-Health Center. The sauna-health center is located on the second floor of the main building. It offers beauty salon, acupuncture and massage services, as well as self-guided health relaxation activities, such as soaking tubs, whirlpools, saunas, etc. The facility includes a beauty salon, waiting lounge, changing facilities, shower area, three large 15-person soaking pools, two large Jacuzzis, wet and dry multi-person saunas, 20 private resting rooms, 20 semi-private massage rooms, large quiet room, 30 private massage suites and five executive suites consisting of private toilet and shower, sauna, Jacuzzi, massage area and resting area. The sauna-health center has 100 massage beds and a total capacity of 150 people.

Conference and Meeting Operations. We have 12 rooms dedicated to meeting and conference space. These rooms service small, medium and large sized conferences and meetings and include:

o Nine small meeting rooms capable of seating up to 20 people. Seven of these rooms have multi-functional seating configurations. Two rooms have large, fixed position oval conference tables with side gallery space for individual chairs. All rooms have climate control and private bathrooms.

o Two conference rooms within the hotel suitable for medium sized meetings of up to 60 people. These rooms feature large fixed positioned conference tables, built-in amplification equipment and ample side gallery space for additional meeting attendees or small group break-out space. These rooms have climate control and private bathrooms.

o One large, 8,180 square foot, meeting room capable of seating 460 people. It is configured in an auditorium style with a sloping floor and large front presentation stage. The room features built-in sound system, lighting capabilities, built-in multi-lingual interpretation equipment and rear and front screen projection capability. The room also has an attached large reception room and a separate, smaller, private VIP reception room. We believe this meeting room is the largest non-government room of it's kind in the province.

Set forth below for each of the last three fiscal years is the percentage of total revenue which accounted for 15% or more of consolidated revenue during such fiscal years.

1997:

Food and Beverage Operations                    22.17%

1998:

Food and Beverage Operations:                   22.8%

The raw materials we use are many and varied and common to all hotel and entertainment facilities. A general sampling of these items and their sources are as follows:

Item                    Source

Seafood/vegetable       Yiwan Agricultural Advanced Technology Development
                corporation, Jiaozuo city
Cured meat              Guangdong  Lawei  shop,  Zhengzhou  city

Seafood                     Wuyang Seafood wholesale shop, Zhengzhou city
Seafood                     Haiyang da shi jie shop, Jiaozuo city
Seafood                     Xingli Haiyang Seafood shop, Zhengzhou city
Wine/Beer                   Jinfeng Jiuhang  Corporation  Ltd.,  Zhengzhou city
Cigarette/beverage          Donghui wholesale  shop,  Jiaozuo city
Cigarette/beverage          Youyi company,  Jiaozuo city
Cigarette/beverage          Zhenhua  shop,  Jiaozuo city
General cooking ingredients Yongsheng  ganxian  shop,  Jiaozuo city
Daily use Lodging items     Xinya  shopping center,  Jiaozuo city
Daily use Lodging items     Baolong  Shiye  Corporation  Ltd., Henan province

We maintain a 10-day supply of common consumable goods, such as alcohol products, guest room sundries and similar products, which is considered standard industry practice.

Seasonal Variations

We experiences minor seasonal variations in overall revenue:

o Lodging Operations. Lodging revenue peaks during the period of April through October. This time coincides with peak vacation travel season and the period of April through June when, in our experience, most Chinese companies hold biannual company meetings.

o Food and Beverage Operations. Food and beverage revenues peak during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year.

o Entertainment Operations. Entertainment revenues experience no seasonal variations.

o Conference and Meeting Operations. Conference and meeting revenue peak during April through June and November through December. These periods coincide with the times, in our experience, most Chinese companies hold their biannual meetings and product shows.

Potential Future Growth and Operations

We currently involved in a number or research and development projects scheduled for completion within the next two years. These projects are in the development stage and, accordingly, may never be completed. These include:

o Athletic Club. We are researching the potential of constructing within the existing space of the main building fifth floor, a full-service, state-of -the-art western-style athletic club. The club would include

o     Handball and racquetball courts
o     Indoor lap pool, locker room facilities
o     Aerobics room with shock resistant flooring
o     Resistance weight training equipment

o     Aerobic conditioning equipment
o     Training center
o     Lounge area
o     Athletic pro-shop
o     Cafe style juice bar.

o Penthouse Suite. We are researching design options for constructing within the existing space of the 21st and 22nd floors of the main building a high quality Presidential Suite. The suite would include:

o     Indoor pool
o     Atrium
o     Meeting conference room
o     Roof garden
o     Living room and dining rooms suitable for reception style entertaining
o     Deluxe kitchen
o     Jacuzzi
o     Wet and dry saunas
o     Private secured access
o     Private balcony
o     Two guest rooms.

o Restaurant Expansion. We are researching the feasibility of opening one restaurant in Zhengzhuo City and one restaurant in Beijing. The terms of site specific management and ownership (acquisition, franchise, partnership, management agreement etc.) are the subject of research and active discussions with a number of interested parties. Both restaurants would bear the Yiwan name and specialize in a unique blend of Guangdong and Henan style cuisine. Both restaurants would target up-scale, urban customers.

o Lodging Expansion. We are researching the feasibility of hotel expansion through franchising the Yiwan name and hotel-restaurant operating systems. At present, the Jiaozuo Industrial Institute is working with hotel management to draft the initial franchise offering framework. The target market for franchise operations would be formerly government owned hotel properties in the northern central provinces.

o Lodging Association. We are researching the feasibility of joining an international hotel association such as "Leading Luxury Hotels of the World" or similar.

o Training Center. We are researching the feasibility of creating a hotel and restaurant management and operation training center. The program would utilize the proven training techniques of the Yiwan developed training systems. The target market would be the owners of recently purchased formerly government owned hotels. Training facilities would be located within existing space of the employee dormitory and the hotel main building.

Market

We are located in the metropolitan city of Jiaozuo, Henan province, and consider the city of Jiaozuo and all communities within a 30-mile radius to be our primary market. The metropolitan area of Jiaozuo has a population of 3.13 million people, occupies 1,590 square miles, spans four counties, Wenxian, Bao'ai, Wubu and Xiwu and two smaller cities, Qin Yang, Meng Zhou. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

We have two primary target markets:

o     Travelers

o     Local professionals.

The first target market, travelers, includes individual business travelers, individual leisure travelers and group professional travelers. The second market, local professionals, includes local individual business and government professionals and groups of professionals.

According to our experience and our statistical data, individual travelers, whether business, leisure or government, and individual local business and government people share several common traits. In our experience, individual travelers are comprised primarily of males between the ages of 37-55 and part of the senior-middle management and senior management cadre of business and government.

They are the decision makers in corporate and government settings, and they usually have wide latitude in the discretionary expenditures of funds. Because many in this group have traveled abroad or have frequent contact with foreigners as part of their employment, they have developed a taste and appreciation for western style luxuries and amenities.

Most are college educated, married to a college-educated, full-time working spouse and have one child under the age of 18. At home, many in this demographic segment own a luxury watch, color television, full size refrigerator, air conditioner or modern stereo equipment. Their proportion of disposable and discretionary income is well above the national average. In our experience, this group can be considered affluent.

According to our experience and our statistical data, group professional travelers and local group professionals are also relatively homogeneous, in our experience. This segment is predominantly male, but with a wider age range than those members in the individual category, usually 33-58 years of age. A portion of this category can be considered junior managers and lower middle managers. Because of their lower rank at the work place, this group does not have the purchasing power to regularly purchase western luxury items. They are more than likely to be college educated, but to a lesser percentage than their individual counter parts. Their purchasing power is, cumulatively speaking, also slightly lower than those counterparts.

We believe we are targeting a significant market opportunity for the following reasons:

National Government Considerations:

o According to the national State Planning Commission in its tenth five year plan (2001-2005), it has targeted tourism as a favored industry in the nation's effort to modernize and earn hard currency.

o According to the national government in its tenth five year plan (2001-2005) it has targeted the northern central provinces as the next area for national economic development.

City Government Considerations:

o The city government announced in its tenth five year plan (2001-2005) no plans to award permits for additional hotels.

o The city government announced in its tenth five year plan (2001-2005) the municipal economy would expand by 13%.

o The city government announced in its tenth five year plan (2001-2005) the intention to build a modern two lane highway connecting the cities of Jiaozuo and Zhengzhou.

o The city government is actively pursuing foreign investment in heavy industry and mining operations.

Travel Industry Considerations:

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from international travelers will reach $35 billion USD.

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from domestic travelers will reach $125 billion USD (1 trillion RMB).

o According to the National Tourism Bureau, in 1998, there was a 3.6% increase in domestic travel expenditures over 1997 expenditure levels (This total represents 11.6% of the yearly national per capita income).

o According to the National Tourism Bureau, in 1998, 3 million persons visited the city of Jiaozuo generating $64,000,000 USD (520,000,000 RMB) in revenue.

o The city is home to a number of the regions' main natural scenic tourist attractions, including China's tallest waterfall and the region's only national park.

o The city is a major point on intra-national travel routes: it is the termination point for the Xinzhang-Jiaozuo highway (under construction), the originating point of the Jiaozuo- Shanxi highway (under construction), a vicinity city to the Yellow River (within 40 miles ), a prominent marker point on the Shenzhen-Beijing highway

Local Market Considerations:

o Ours is the only four-star-rated hotel in the primary market (there are no five-star-rated facilities).

o The city of Jiaozuo has only nine hotels permitted to accept foreign travelers.

o The two hotels rated three-stars in the primary area are, we believe, in poor physical condition.

o As the economic conditions in the primary area improve, we believe a growing number of persons will have the disposable and discretionary income to be able to purchase our products and services.

o We believe Jiaozuo is positioned as the business and transportation hub of the northern central provinces.

Competition

The hotel industry is highly competitive. Within the primary market, there are nine hotels licensed by the government to accept foreign guests. We are the only four-star-rated hotel in the primary area. There are no five-star-rated hotels and two three-star-rated hotels in the primary area. Hotels are rated according to standards issued by the China national tourism bureau in the following areas: fitness, maintenance of fitness, sanitation, service level, and guest satisfaction; The highest rank is 5 stars. For example, Hilton and Holiday Inn Grand are rated as five stars, which meet the international highest standard. Three star hotels are similar to Holiday Inn Express Three star and up can accept foreign tourists.

Our two main competitors are the three-star-rated Asia hotel and the Yueji Jiaozuo hotel. Both hotels are government owned and operated and combined have approximately 130 total guest rooms. Both offer the following services and products:

o     Full service restaurant (less than 200 person capacity)

o     Beauty parlor, business center

o     Sundries and gift store

o     Night club and karoke suites (150-200 person capacity)

o     Massage service

o Small and medium sized meeting and conference rooms (less than 100 person capacity).

These competitors engage in limited advertising efforts and compete primarily for highly price sensitive, budget business, leisure and group travelers. We believe both hotels are in need of overhaul and renovation.

We believe we have the ability to favorably compete for the following reasons:

o     Higher quality guest room physical condition, due to recent renovation

o     Cleaner guest rooms

o     Higher number of in-guest room amenities

o Higher quality peripheral hotel services (restaurants, entertainment, meeting rooms)

We believe it would take substantial effort for the competition to match our lodging product.

We are the largest hotel in our primary area both in terms of guest room capacity and square footage. In addition, we have a number of other points that we believe give us a competitive advantage:

o Location. Our location is on the center round-about that marks the physical center of the city. The round-about features a visually distinctive 30 foot statue that is considered the city's symbol. Our building is the tallest building on the round-about perimeter. This landmark location is a focal reference point for directions in the city.

o Training. Service and operational training are critical components in positioning our offering as unique from competitors within the marketplace. We have invested substantial time and resources in developing staff training systems that enable the facility to operate with the standard at, or above, a western-style, five-star luxury hotel.

o Service Training. We have devoted special attention to staff service training systems that develop a professional service attitude and overall standard of conduct. We exploit this selling point widely in an on-going positioning advertising effort titled, "Four star building--Five star service!" Topics of staff training include:

o     Guest greetings
o     Appropriate interaction
o     Speech-grammar-intonation
o     Eye contact
o     Etiquette
o     Attentiveness
o     Posture
o     Smiling
o     Discretion
o     Personal hygiene
o     Dress
o     Pride
o     Understanding customers needs

o No other company in the primary area provides this type of training. We believe that because of the expense and the time necessary to develop these training programs that it would be difficult for competitors to duplicate this system.

o Operation Training. All new operational staff are required to attend a 30-day operational training program prior to beginning regular employment with us. Half of this time is spent in a structured learning environment and half of the time is spent in apprentice training. At the end of each

     15-day training period, the employee must pass a proficiency test. Failure to pass results in employment termination. Upon completion of the 30-day training period, each new employee must receive the endorsement of his or her new department's manager. Mandatory on-going and "refresher" training is conducted twice a year for all employees. Promotion opportunities are based largely upon training evaluations. By contrast, the other two three-star hotels in the primary market require only 2-3 day staff training prior to commencing work. We do not believe our operational training system can be easily duplicated by competitors.

o Management Training. In 1999, we entered into a management training agreement with the Guangzhou Hospitality Institute to send 100 managers and junior mangers in small groups to Guangzhou for a two month intensive training and internship training in area five-star rated hotels. While this management training is easily to duplicate, because the of the duration of time away from the employee's primary work duties, we do not feel the program is likely to duplicated by our competitors.

We use the Jiaozuo Industrial Engineering College Hotel and Restaurant Management Program to help with our training efforts. We offer an internship-training program to select students. In exchange, we have first employment recruiting rights for top student talent.

Food and Beverage Operations:

In our experience, no other food service establishment offers this style of cuisine. We believe we offer a fresh and innovative fusion blend of Guangzhou and Henan style cuisines. This style has become our culinary signature and all menus in each of the three food and beverage facilities reflect this central theme.

To support this strategy, We've hired 12 chefs from Guangzhou and 16 from Henan. Two chefs are designated solely for the production of dim sum, a Guangdong specialty.

 To stimulate the generation of new menu items, we require each chef to create one new menu item each month and to daily meet and greet a specific number of guests. This program is known as the "Chef New Product Development Program." Chefs are motivated to create new menu items through a bonus system and promotion options. To our knowledge, no other competitor has a similar program.

We also place heavy emphasis on the purchase of natural raw ingredients and operate a special purchasing program to source such raw ingredients. We own the only industrial size fruit juicer machine in the primary area and is the only facility to offer a wide selection of fresh fruit juices.

Buffet Coffee Shop. We believe our Buffet Coffee Shop can favorably compete for the following reasons:

o     Prestigious location

o     Higher quality product offering

o     Unique buffet service format

o     Open 24 hours a day/ seven days a week

First Floor Restaurant. Our principal methods of competition are price, product quality, depth of product line and physical features. We believe the quality of the First Floor Restaurant is both of higher quality and a more unique offering than the competition. The number of menu choices, more than 300, and the 700-person seating capacity are the largest among competitors. The restaurant's variety of amenities, including staging area, private dining rooms and multiple banquet facilities, are, we believe, superior in the market. We believe our First Floor Restaurant has the ability to favorably compete because of the following reasons:

o     Higher product quality

o     Greater number of product offerings

o     Higher quality physical facility

o     Prestigious location

o Greater number of facility offerings, including private dining rooms, stage, banquet rooms etc.)

o     Larger physical size and largest capacity in our target area

o Points per dollar program, which allows guests to earn points for dollars spent in the facility and which can be redeemed at our store for luxury items such as home appliances, liquor, home furnishing, electronic equipment, etc.

o Special event promotions: taste of `region/country' cuisine, theme culinary promotions

o     More frequent new menu items

VIP Restaurant. We believe we have no competitors in this category in our target market, and our position in the market as a premier fine-dining establishment is, we believe, firmly established.

Entertainment Operations:

Night Club. We face competition from the other two three-star hotel night clubs, Asia hotel and Yueji Jiaozuo hotel. Both competitors are physically smaller and configured in a "social club" format featuring a center dance area. Both offer occasional live local entertainment. Neither of the competitors engage in wide promotion effort.

We believe we have the ability to favorably compete for the following reasons:

o     Higher quality lighting and special effects capabilities

o     Higher quality sound system

o Distinctive atmosphere created through internal architectural detail and decoration

o     Larger physical size

o Greater seating variations, including floor table, booth and the deluxe balcony booth

o     Unique floor show offering

o     Greater variety entertainment (weekly changing floor show programs)

o Unique "big name" celebrity entertainment events (no other entity in the province offers these events)

o     Higher quality karoke suites

Bowling Alley-Game Room. We have the only bowling alley in the primary area. The number of competitors providing snooker, pool, Ping Pong and computer simulation games in a combined environment is uncertain, but we believe it to be few. We believe we have a competitive advantage because we offer:

o     Unique bowling product

o     Higher quality game room products

o     Higher quality physical facility

o     A number of product-related programs, including:

o     City bowling league tournament, called the Yiwan Cup
o     Corporate bowling leagues
o     Bowling lessons
o     Weekly contests for bowling, pool and snooker
o Membership program that offers game room discounts, hotel restaurants discounts, promotional give-aways, priority ticket purchase options for selected entertainment events, and other bonuses

Due to the substantial investment purchase and installation cost of the bowling alley, we do not believe this product is easily duplicated.

Sauna-Health Club. We face competition from the two three-star hotels, Asia and Yueji Jiaozuo, and free standing establishments for massage and acupuncture services. We believe, however, that no other establishment offers our overall combination of services.

We believe we can favorably compete because we offer:

o     Higher quality product service

o     Higher quality physical facility

o Greater number of facility features (soaking pools, resting rooms, whirlpools, wet and dry saunas, changing facilities)

o     Prestigious location

o     A more luxurious ambiance

Meeting and Conference Operations: We have competition from the Asia and Yueji Jiaozuo hotels, which advertise meeting room facilities. We believe we can favorably compete for the following reasons:

o     Greater number of rooms

o     Higher quality room facilities

o     Higher technical in-room capabilities

o     Larger room capacity

o Competitive pricing, when guest rooms are purchased with meeting room space

We use an aggressive guest room pricing strategy to attract group meeting and conference customers. We believe we can accept a lower per guest room margin and still maintain profitability through sales of other operations products and services purchased by group members.

How We Reach Customers

We use a variety of methods to reach our customers, including advertising and promotional events.

Advertising. We do extensive product promotional advertising in several venues:

o     Local television advertising

o     Airport and train station billboards

o     City promotional materials

o     Local print media

o     On-site point-of-purchase

Promotional Events. These promotional events are chiefly coordinated through our sales department in conjunction with our entertainment and food and beverage operation portions. Primary on-going promotional events include city league bowling tournaments, corporate bowling tournaments, "big name" celebrity entertainment event ticket give-aways, regional or national cuisine tasting and other culinary events.

Charitable Giving and Sponsorship. We also promote our hotel by corporate sponsorship of charity events and donations to local philanthropic efforts.

We believe we may have difficulty competing in the marketplace for the following reasons:

o Favored Industry Status. Although the National State Planning Commission in its tenth five year plan (2001-2005) announced the tourism industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause us to have difficulty competing in the market place.

o Regional Economic Development. Although the National State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

o Infrastructure Development. Although the provincial and local governments in their tenth five year plans (2001-2005) announced plans for extensive intra-province and inter-province infrastructure development, there can be no assurance these efforts will occur. Absence of this infrastructure development may cause us difficulty.

o Government Purchase Policy. Both hotels considered to be competition in the primary market, Yueji Jiaozuo hotel and Asia hotel are government owned and operated. It is conceivable the government could require ministries and agencies to conduct all travel, conference and entertainment related business with government owned entities. This requirement may cause us to have difficulty competing.

o Tax Status. If we were to lose our city tax exempt status, competing in the market
      -----------
      place may become more difficult.

o Profitability. Both of the hotels considered to be competition in the primary market, Yueji Jiaozuo hotel and Asia hotel are government owned and operated. By virtue of their government ownership status, these hotels are not subject to the same profit and loss operating requirements as us, a privately owned entity. This may cause us to have difficulty competing.

o Competitor Upgrade. Although at present, the competitors', Asia hotel and Yueji Jiaozuo hotel, facilities are, we believe, in substantially lower physical condition than our hotel, there can be no assurance that the government, who owns our two competitors, will not invest in substantial physical facility renovation. Physical facility renovation of the competitor's facilities may cause us to have difficulty competing.

Government Regulations

We are subject to certain city government environmental regulations concerning the disposal of waste water and noise emission levels. For the waste water have reached 2nd class. For the noise have reached 1st class. These regulations are applicable to all hotel facilities within the primary area.

The regulations are:

A.    For the hotel water as the form:
            1st class         2nd class         3rd class
COD:        100               200               1,000

B.    For the noise(national standard No. GB 12348-90) is:
          1st class           2nd class         3rd class         4th class
          Day     Night Day   Night       Day   Night            Day     Night
Laop: dB    55    45    60    50          65    55               70     65


Trademarks and Licenses

We have registered the Jiaozuo Yi Wan Hotel Co., Ltd. name and the Yi Wan hotel operations logo with the Ministry of Administration and Trademarks. The term of the business license is from January 1997 to January 2012. The trademark is registered in perpetuity provided yearly fees are paid.

We also have a three-year special income tax status from the Jiaozuo city government, which was granted in ***. *** confirm: Under this tax status, we pay no tax to the city. When this status expires, we will pay city tax at the rate of ***. We have no special income tax consideration from the national government.

Employees

We presently employ 595 people. There are no collective bargaining agreements or confidentiality agreements with any employee.

Facilities

We have a land use permit for 2.42 acres. All our facilities are located in Jiaozuo city, Henan province. They include:

o     1 main building 22 stories/72 meters high/33,800 square meters
     (convert to feet)
o     131 standard guest rooms
o     25 guest suites
o     2 executive guest suites
o     1 (one) 500 bed employee dormitory
o     2 full service restaurants (700 person capacity)
o     1 buffet coffee shop (50 person capacity)
o     1 lobby bar (25 person capacity)
o     1 night club (334 audience capacity)
o     1 bowling alley (10 lanes) and game room
o     1 sauna-health club (150 person capacity)
o 9 small and medium size conference and meeting rooms (10 60 person capacity)
o     1 large conference room (460 person capacity)
o     2 tennis courts

o     1 business center
o     1 travel agency
o     1 sundries and gift store
o     1 beauty salon (four station)
o     full facility smoke detectors and water sprinklers

We have a Land Use Permit from the government for a period of 40 years to operate hotel, entertainment, and food and beverage and conference facilities. *** issued when/ provide information on the issue date of the two other permits, too We have paid to the government a one time fee $4,820,000 for this land use permit.

PRC LEGAL SYSTEM

         The PRC is still in the process of developing a comprehensive system of laws. A significant number of laws and regulations dealing, in particular, with economic matters and foreign investment, protection of intellectual property, taxation, technology transfer and trade have been promulgated since 1978 when the PRC first embarked on its economic reform policy. The Constitution was amended in December 1982 to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in the PRC.

         National laws in the PRC are promulgated by the National People's Congress. However, when the NPC is not in session, its Standing Committee promulgates laws and the NPC acts as a rubber stamp. The State Council, certain of the entities affiliated with the State Council and people's congresses at the provincial and municipal levels are also vested with the power to promulgate administrative measures, rules and regulations having the force of law.

         The legal system in the PRC is based on written statutes, and decided cases do not constitute binding precedents, although such cases are sometimes referred to for guidance. The main legislation governing the judicial system is The Law of the People's Republic of China concerning the Organization of the Judicial System, which came into effect on July 1, 1979 and was amended on September 2, 1983. The main legislation governing civil procedure is The Law of the People's Republic of China on Civil Procedure which came into effect on April 5, 1991.

      All foreign individuals, enterprises and other entities are given the same rights and obligations as PRC individuals, enterprises and other entities in instituting or defending proceedings in courts. If, however, the rights and obligations of PRC individuals, enterprises or other entities to institute or defend legal proceedings are subject to any restriction in any foreign jurisdiction, then reciprocal restrictions may be imposed by PRC courts on the rights and obligations of the individuals, enterprises and other entities of such jurisdictions to institute or defend legal proceedings in the PRC. Foreign individuals, enterprises and other entities who wish to retain legal counsel in instituting or defending any proceedings in a PRC court must retain lawyers qualified in the PRC.

         All civil cases are decided by the court on the basis of a majority vote and are subject to a two-tier procedure, with cases being heard by a court of first instance and then subject to appeal to an appellate court. Courts in the PRC are divided into four levels: the Supreme People's Court, the High People's Court, the Intermediate People's Court and the Elementary People's Court. At each level, there is a criminal division, a civil division, an economic division and an administrative division. Cases involving foreigners are usually first brought at the intermediate level. The PRC also has specialty courts which handle maritime military, maritime, railroad, forestry and traffic matters. The Supreme People's Court is the highest judicial establishment in the

PRC. It is responsible for supervising all other courts. It has appellate jurisdiction over High People's Courts and specialty courts, and original jurisdiction in limited circumstances. It also adjudicates certain special criminal prosecutions. In case of uncertainty in relation to the interpretation of any law, rule or regulation, the Supreme People's Court may be asked to provide an opinion on the interpretation of such law, rule or regulation.

         Most judges in the PRC are members of the Chinese Communist Party, and the party expects judges to carry out its policies. In an attempt to promote judicial independence, a long-standing "examination and approval" system of review by the CCP, which was used in cases involving the death penalty, foreigners and certain important decisions, was officially abolished in 1979. However, review of decisions by the party is still common.

         If a legally binding judgment or ruling is given by a PRC court, but the party against whom such judgment or ruling is to be enforced is not present or does not have any assets in the PRC, the person seeking enforcement may apply to the appropriate foreign court for recognition and enforcement of such judgment or ruling. Alternatively, where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgments between the PRC and the country in which the PRC judgment or ruling is sought to be enforced, the PRC court may be asked to seek the enforcement of such judgment or ruling directly through the courts in such foreign country.

         Similarly, if a party requests a PRC court to recognize or enforce a judgment or ruling given by a foreign court, such judgment or ruling will be recognized and enforced only where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgments between the PRC and the country of the court by which such judgment or ruling is given. Where there is an applicable judicial assistance treaty, a foreign court may directly request a PRC court to recognize and enforce such a judgment. The enforcement of such judgment or ruling, however, must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. If it is necessary to enforce such judgment or ruling, the PRC court will issue an enforcement order and will proceed with enforcement in accordance with PRC law.

         To date, the PRC has concluded judicial assistance treaties with only a few countries, including Belgium, France, Poland, Mongolia, Ukraine, Romania, Spain, Italy, Russia, Cuba, Thailand, Egypt, Kazakhstan, Belarus, Turkey, Greece and Bulgaria.

         Foreign arbitral awards may be enforced in the PRC in accordance with the Civil Procedure Law, which provides that an application for enforcement shall be submitted to the Intermediate Peoples Court of the place where the party against whom enforcement is sought is domiciled or where such party's property is located. Application for enforcement shall be handled pursuant to international treaties to which the PRC is a party, most importantly the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, to which the PRC acceded in 1987. As of September 20, 1993, 129 states and territories were members of the New York Convention, including the U.S. and Hong Kong, to which Great Britain extended application of the Convention pursuant to its own accession.

         There is no express requirement in the Civil procedure Law, as in the case of foreign court judgments and rulings, that foreign arbitral awards which are brought for enforcement in the PRC must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. However, the New York Convention does permit a PRC court to refuse recognition and enforcement of a foreign arbitral course on the grounds that doing so would be contrary to the public policy of the PRC. Nonetheless, the Civil Procedure Law and the New York Convention allow PRC courts significantly less basis for rejecting an application or enforcement of a foreign arbitral award than exists in the case of foreign court judgments or rulings. A consistent record of enforcement of foreign arbitral awards, however, has yet to develop.

         The China International Economic and Trade Arbitration Commission, established in Beijing under the auspices of the China Council for the Promotion of International Trade, is one of two domestic arbitration organizations in the PRC charged with arbitrating foreign-related disputes. Under the new CIETAC arbitration rules, which came into effect on June 1, 1994, CIETAC has jurisdiction over any dispute arising from "international or external economic and trade transactions" with respect to which an arbitration agreement selecting CIETAC arbitration has been reached. The other arbitration organization exclusively arbitrates foreign-related maritime disputes.

         The CIETAC rules provide that an award rendered by a CIETAC tribunal shall be final and binding on the parties. The Civil Procedure Law also provides that a PRC court may only refuse to enforce a CIETAC final award in the event of procedural errors relating to the jurisdiction of CIETAC over a given dispute or the failure by an arbitration tribunal to abide by CIETAC rules, and may also deny execution of the award in the event that it determines that doing so would be against the "public interest".

         Although most arbitrations are conducted in Beijing, parties to a dispute may agree that the dispute be heard under the auspices of either of the two CIETAC sub-commissions established in Shenzhen and Shanghai. The parties may agree to appoint a single arbitrator to arbitrate a dispute, but normally three arbitrators form the arbitration panel. Each party selects one arbitrator and the chairman of CIETAC selects the third, who acts as chairman of the tribunal. Arbitrators must be selected from a panel of arbitrators maintained by CIETAC. The panel of arbitrators currently comprises 296 arbitrators, of which approximately one-third are either Hong Kong or foreign individuals. The CIETAC arbitration rules also describe grounds for challenging arbitrators.

         In deciding the substantive aspects of a dispute, the CIETAC arbitration tribunal must look to the governing law of the contract. PRC foreign economic contract law permits the parties to choose foreign or PRC law as the governing law in most cases. In the event that the parties have not chosen a governing law, PRC choice of law rules provide for the selection of the law which has the closest connection to the subject matter of the dispute.

         Also, on September 1, 1995, the Arbitration Law of the People's Republic of China became effective, allowing arbitration commissions to be established in major cities of the PRC and authorizing such commissions to arbitrate foreign-related disputes if the subject arbitration agreement submits such disputes to such commissions.

         The activities of the three Sino-Foreign Joint Ventures in China are by law subject, in some cases, to administrative review and approval by various national, provincial, and local agencies of the Chinese government. While China has promulgated an Administrative Procedure Law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in this context. Although the Company believes that the support of local, provincial, and national governmental entities benefits our operations in connection with administrative reviews and receiving approvals, there can be no assurance that such approvals, when necessary or advisable, will be forthcoming.

TAXES AND DIVIDENDS

        Because the three Sino-Foreign Joint Ventures in which we will have an 80% interest after the merger are controlled foreign corporations for U.S. federal income tax purposes, we may be required to include in gross income (x) those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not such income is distributed to us, and (y) increases in those companies' earnings invested in certain U.S. property. Based on the current and expected income, assets and operations of the three Sino-Foreign Joint Ventures, we believe that we will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.

        The sole funds available to us for the payment of dividends on our common stock will be the result of distributions, if any, declared and paid on our interest in the three Sino-Foreign Joint Ventures. It is the present policy of us and the three Sino-Foreign Joint Ventures to retain earnings for future growth and not to declare distributions, even funds are legally available therefor after the payment of any tax or other liabilities. ****confirm Neither we nor the three Sino-Foreign Joint Ventures has declared a dividend or distribution. Pursuant to the relevant PRC laws and regulations governing the three Sino-Foreign Joint Ventures, the earnings of the three Sino-Foreign Joint Ventures are determined in accordance with the relevant PRC accounting rules and regulations and are available for distribution to their shareholders after they
(a) satisfy all tax liabilities and (b) provide for losses in previous years.

ENVIRONMENTAL COMPLIANCE

        The three Sino-Foreign Joint Ventures are subject to the PRC's national Environmental Protection Law, which was promulgated on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water and noise pollution and setting pollutant discharge standards. Violation of such laws and regulations could result in warnings, fines, orders to cease operations and even criminal penalties, depending on the circumstances of such violation. We believes that all manufacturing and other operations of the three Sino-Foreign Joint Ventures are in compliance with all applicable laws relating to air, water and noise pollution.

                             YI WAN GROUP MANAGEMENT

   The names and ages of the Yi Wan Group executive officers and directors as of October 31, 1999, and their background are as follows:

----------------------------------------------------------------------
Name             Age     Position
----------------------------------------------------------------------
Cheng WanMing    38      Chairman of board and president of Yiwan
                         Hotel
                         Chairman of board and president of Yiwan
                         Farm
                         President and Director of Yiwan
                         Telecommunication.
----------------------------------------------------------------------
You Yingliu      57      Vice-president of Yiwan Farm
                         Director of all Yi Wan Companies
----------------------------------------------------------------------
Zhang Haoyu      29      Director of all Yi Wan Companies
                         Vice-president of Yiwan Hotel
----------------------------------------------------------------------
Yang Huijuan     29      Director of all Yi Wan Companies
----------------------------------------------------------------------
Luo Guanying     55      Director of all Yi Wan Companies
----------------------------------------------------------------------
Liang Xiaogen    58      Director of all Yi Wan Companies
----------------------------------------------------------------------
Wu Zeming        47      Chairman of board and vice-president of
                         Yiwan Telecommunication
                         Director of all other Yi Wan Companies
---------------------------------------------------------------------

Cheng Manli      36      Manager of Yi Wan Telecommunication
                         Director of all Yi Wan Companies
----------------------------------------------------------------------
Qin Minhong      37      Manager of Yi Wan Telecommunication
                         Director of all Yi Wan Companies
----------------------------------------------------------------------
Cheng Wanqing    30      Director of all Yi Wan Companies
----------------------------------------------------------------------


Mr. Cheng Wanming, Chairman of board and Chief Executive Officer, joined us in September 1993, Before September 1993, Mr. Cheng Wanming was President at Shunao Industry & Commerce company, in Guangdong province. From September 1993 to August 1999, Mr. Cheng Wanming held various positions at Shunde Yiwan Communication Equipment Plant Company Ltd., including Board of director's member and President. From Dec.1996 to August 1999, Mr. Cheng Wanming was Chairman of Board of Directors and President of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Cheng Wanming was Chairman of Board and President of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Cheng Wanming received a bachelor degree from Feshan junior college in Guangdong province.

Mr. You Yingliu, joined us in September 1993, From September 1993 to August 1999, Mr. You Yingliu was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. You Yingliu was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. You Yingliu was a Board of Director's member and Vice-President of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Zhang Haoyu joined us in September 1993. From September 1991 to Oct.1995,Mr. Zhang Haoyu was a department manager of the Material Bureau of Qinyang city?Henan Province. From September 1993 to August 1999?Mr. Zhang Haoyu was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999?Mr. Zhang Haoyu was a Board of Director's member and Vice-President of Yiwan Group Hotel. From January 1997 to August
1999. Mr. Zhang Haoyu was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Zhang Haoyu received a bachelor from the Metallurgical junior college of Changsha City, Hunan province.

Ms. Yang Huijuan, joined us in September 1993. From September 1993 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From June 1990 to present, Ms. Yang Huijuan works in China Agriculture Bank, Jiaozuo Branch, in Henan province. From Dec. 1996 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Ms. Yang Huijuan received a bachelor from Jiaozuo University in Henan province.

Ms. Luo Guanying, joined us in September 1993.From April 1993 to right now, Ms. Luo Guanying was a Vice-president of Shunao industry & commerce company, in

Guangdong province. Form September 1993 to August 1999, Ms. Luo Guanying was a board of director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Luo Guanying was a board of director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Luo Guanying was a board of director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Liang Xiaogen, joined us in September 1993. From March 1991 to right now, Mr. Liang Xiaogen was a President of Shunde Zhiyuan Developing company, in Guangdong province. From September 1993 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Wu Zeming, joined us in September 1993. From June 1991 to present, Mr. Wu Zeming was Chairman of Board of Wan Da Construction Inc. of Macao. From September 1993 to August 1999, Mr. Wu Zeming was Chairman of Board and Vice President of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. Wu Zeming was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Wu Zeming was a Board of
Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Ms. Cheng Manli, joined us in September 1993. From June 1991 to present, Ms. Cheng Manli is a Board of Director's member of Wan Da Construction Inc. of Macao. From September 1993 to August 1999, Ms. Cheng Manli was a Board of Director's member and manager of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Cheng Manli was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Cheng Manli was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Ms. Qin Minhong, joined us in September 1993. From September 1993 to August 1999, Ms. Qin Minhong was a Board of Director's member and manager of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Qin Minhong was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Qin Minhong was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Cheng Wanqing, joined us in September 1993. From April 1993 to present, Mr. Cheng Wanqing was a Vice-President of Shunao Industry & Commerce Company. From September 1993 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec.1996 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Cheng Wanqing received a bachelor degree from the Television Broadcasting College, in Guangdong province.

Board Composition

Directors are elected annually at our annual meeting of stockholders, and serve for the one year term for which they are elected and until their successors are duly elected and qualified. Our Bylaws currently provide for a Board of Directors comprised of 11 number directors.

Employment Agreements and Compensation.

We have entered into an employment agreement with Mr. Cheng Wanming. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We paid him a salary of *** for the last fiscal year and have agreed to pay him a salary of $8,675 for the current fiscal year. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.

We have entered into an employment agreement with Mr. You Yingliu. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $2,747 for the current fiscal year.

We have entered into an employment agreement with Mr. Zhang Haoyu. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $4,337 for the current fiscal year.

We have entered into an employment agreement with Ms. Tian Xiaoqi. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $4,337 for the current fiscal year.

We have entered into an employment agreement with Mr. Wu Zeming. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $5,783 for the current fiscal year.

We have entered into an employment agreement with Ms. Cheng Manli. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $5,783 for the current fiscal year.

We have entered into an employment agreement with Mr. Qin Minhong. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $1,229 for the current fiscal year.

Board Compensation

Our directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings. ***please verify

We have no compensation committee or other board committee performing equivalent
functions.   ***provide   names  of  officer  and  director   participation   in
compensation decisions in the following format:

Mr. Smith, our current chief executive officer, and Mr. Jones, who retired as Vice President and Director last year, participated in deliberations of our board of directors concerning executive officer compensation.

     RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

***insert from footnotes in financial statements

                    YI WAN GROUP PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 30, 1999 by:

o Each shareholder known by us to own beneficially more than 5% of the common stock o Each executive officer o Each director and all directors and executive officers as a group:

----------------------------------------------------------------------------
       Name         Number of       Percentage before    Percentage after
                    Shares                merger              merger
----------------------------------------------------------------------------
   Cheng WanMing       6,655,505       41.7                40.1
----------------------------------------------------------------------------
   You Yingliu         1,117,231       7                   6.7
----------------------------------------------------------------------------
   Zhang Haoyu         798,022         5                   4.8
----------------------------------------------------------------------------
   Yang Huijuan        798,022         5                   4.8
----------------------------------------------------------------------------
   Wu Zeming           1,149,152       7.2                 6.8
----------------------------------------------------------------------------
   Qin Minhong         2,202,541       13.8                13.1
----------------------------------------------------------------------------
   Luo Guanying        798,022         5                   4.8
----------------------------------------------------------------------------
   Cheng Wanqing       798,022         5                   4.8
----------------------------------------------------------------------------
   Cheng Deqiang       798,022         5                   4.8
----------------------------------------------------------------------------
All directors
and named
executive officers
as a group  (9
persons)
----------------------------------------------------------------------------

(1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 16,250,000 shares of Common Stock outstanding as of December 31,1999.

There are two married couples in the above list of principal share holders. Mr. Cheng Wanming is the husband of Ms. Qin Minhong , Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan.

Furthermore,   Mr.  Cheng   Wanming  is  the  brother  of  Mr.  Cheng   Wanqing.
Additionally, the wife of Mr. Wu Zeming, Ms. Manli, not a principal shareholder, is the sister of Mr. Cheng Wanming and Mr. Cheng Wanqing.

 Mr.Cheng Deqiang is the father of  Mr. Cheng Wanming and Mr. Cheng Wanqing .

                      BRILLIANT SUN INDUSTRY CO.'S BUSINESS

History and Organization

We were organized under the laws of the state of Florida in March, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company. We will not restrict our search to any specific business, industry or geographical location.

We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. This is based on an oral agreement between management and us.

Employees

We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five, 5, and twenty, 20, hours per person per week. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Selected Financial Data

The following information concerning our financial position and operations is as of and for the five month period ended December 31, 1999.

Total assets                                    $  0
Total liabilities                                  0
Equity                                             0
Sales                                              0
Net loss                                          79
Net loss per share                              0.00

Management Discussion And Analysis Or Plan Of Operation

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date, all funded by a loan from management, are $79. In connection with the merger negotiations, Mr. Williams agreed to reduce his salary to $15,000, to be funded by a capital contribution from Mr. Yu. In addition, Williams Law Group, P.A., of which Mr. Williams is a principal, will receive a legal fee of $30,000 for representation for this registration statement also funded by the same capital contribution.

 Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

Properties.

We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

   The following table sets forth some information regarding the beneficial ownership of our Common Stock as of March 31, 2000 by

o Each shareholder known by us to own beneficially more than 5% of the common stock o Each executive officer o Each director and all directors and executive officers as a group:

------------------------------------------------------------------------------------------
Name                     Number of        Percentage   Number of Shares       Percentage
                         Shares           before       Post-Merger (1)(2)     after merger
                         Pre-Merger(1)    merger
------------------------------------------------------------------------------------------
Michael T. Williams (1)   1,000,000        50%        325,000          2%
2503 W. Gardner Ct.
Tampa FL 33611
------------------------------------------------------------------------------------------
Mr. Yale Yu               1,000.000        50%        325,000          2%
501 W. Cameron Ave.,
Suite 220
West Covina, Ca. 91790
------------------------------------------------------------------------------------------
All directors and         1,000,000        50%        325,000          2%
named executive
officers as a group
(one person)
------------------------------------------------------------------------------------------


This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 2,000,000 shares of Common Stock outstanding as of March 31, 2000.

(1) Owned by the Williams Blind Trust, with beneficiaries as Tenants by the Entireties of Michael Williams and Donna Williams, his wife. Under the terms of the trust, all sales decisions will be made exclusively by the trustee and no details of the trust's holdings or sales will be disclosed to the beneficiaries.

(2) In connection with the merger, Brilliant Sun Industry Co. agreed to effect a reverse split so that Mr. Williams' Trust and Mr. Yu will each own 325,000 shares prior to the closing of the merger.

Mr. Williams and Mr. Yu may be deemed our founders, as that term is defined under the securities act of 1933.

Directors and Executive Officers.
--------------------------------

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in March, 1999.

 Name                            Age           Title

 Michael T. Williams             51            President, Treasurer and Director

 Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with the U.S. Securities and Exchange Commission until 1980, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended November 19, 1999, by our other executive officers whose salary and bonus for period ended November 19, 1999, exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal Position      Annual Compensation - 1999   Number of Shares
                                 Salary, $,      Bonus, $,       Underlying
                                                                 Options, #,
Michael T. Williams,            None           None                  None
President


Compensation, Certain Relationships and Related Transactions.

In connection with the merger negotiations, Mr. Williams agreed to reduce his salary to $15,000, to be funded by a capital contribution from Mr. Yu. In addition, Williams Law Group, P.A., of which Mr. Williams is a principal, will receive a legal fee of $30,000 for representation for this registration statement also funded by the same capital contribution.

Legal Proceedings.

We not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers.

Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the securities act of 1933.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

Provisions With Possible Anti-Takeover Effects

Section 607.0902 of Florida law restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares, the control shares, will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an acquiring person's statement submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation will be able to exercise dissenter's rights in accordance with Florida law.

A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

The statute does not alter the voting rights of any stock of the corporation acquired in the following manners:, i, under the laws of intestate succession or under a gift or testamentary transfer;, ii, under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;, iii, under either a merger or merger if the corporation is a party to the agreement or plan of exchange or merger;, iv, under any savings, employee stock ownership or other benefit plan of the corporation or, v, under an acquisition of shares specifically approved by the board of directors of the corporation.

          DESCRIPTION OF BRILLIANT SUN INDUSTRY CO.'S CAPITAL STOCK

  -----------------------------------------------------------------------
  Authorized Capital Stock Under         Shares   Of    Capital    Stock
  Your Articles Of Incorporation         Outstanding
  -----------------------------------------------------------------------
  50,000,000 shares of common stock      2,000,000 shares of common stock
  -----------------------------------------------------------------------
  20,000,000 shares of  preferred stock  0 shares of preferred stock
  -----------------------------------------------------------------------

Common Stock

As of March 31, 2000, there were 2,00,000 shares of common stock outstanding held of record by 2 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

There are no shares of preferred stock outstanding. issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

Florida Atlantic Stock Transfer will be the transfer agent and registrar for our common stock.

                     DESCRIPTION OF THE YI WAN COMPANIES CAPITAL STOCK

  -----------------------------------------------------------------------
  Authorized Capital Stock Under      Shares   Of    Capital    Stock
  Your Articles Of Incorporation      Outstanding
  -----------------------------------------------------------------------
  50,000,000 shares of common stock   16,250,000 shares of common stock
  -----------------------------------------------------------------------


Common Stock

As of November 19, 1999, there were 15,960,444 shares of common stock outstanding held of record by 62 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

There are no shares of preferred stock outstanding. issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock.

In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

We are the transfer agent and registrar for our common stock.

      COMPARISON OF RIGHTS OF BRILLIANT SUN INDUSTRY CO. STOCKHOLDERS AND
                         YI WAN GROUP SHAREHOLDERS

Because Brilliant Sun Industry Co. and Yi Wan Group have the same state of incorporation, articles of incorporation and by-laws, the rights of shareholders of Yi Wan Group will not change as a result of the merger.

                              AVAILABLE INFORMATION

Yi Wan Group is not and, until the effectiveness of the registration statement, Brilliant Sun was not, subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, proxy statements or other information with the Commission. Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Yi Wan Group to approve the merger constitutes an offering of Brilliant Sun common stock to be issued in connection with the merger. Accordingly, Brilliant Sun has filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to such offering from time to time, the registration statement. This proxy statement/prospectus constitutes the prospectus of Brilliant Sun that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

The financial statements of Brilliant Sun Industry Co. as of and for the period May 6, 1999 through September 30, 1999, also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hohl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing. The financial statements of Jiaozuo Yi Wan Hotel Co., Ltd., Shun De Yi Wan Communication Equipment Plant Co., Ltd. and Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1998 and for the one year ended December 31, 1998, also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Moore Stephens Frazer and Torbet, LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of Brilliant Sun Industry Co. common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for Brilliant Sun Industry Co. by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 325,000 shares post merger of the stock of Brilliant Sun Industry Co..

PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

     Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Articles and Bylaws. Our Articles of Incorporation and our Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

         At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENTS

Financial statements of the individual companies are included as pages F-1 through F-82

ECHIBITS

Item 2

1     Agreement and Plan of Merger and Reorganization

Item 3

1    Articles of Incorporation of the Registrant.(1)
2    Bylaws of the Registrant (1)
3 *Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.
4. *Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

Item 4*

1     Form of Common Stock Certificate of the Registrant.(1)

Item 5

1     Legal Opinion of Williams Law Group, P.A.

Item 8*

1     Tax Opinion of Williams Law Group, P.A.

Item 10*

Item 23

1  Consent of MOORE STEPHENS FRAZER AND TORBET, LLP
2  Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

 All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

 Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

* To be provided by amendment


ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on .

                       Brilliant Sun Industry Co.
                       By: /s/  MICHAEL T. WILLIAMS.
                      -------------------------------
                      President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------
SIGNATURE                     TITLE                        DATE
--------------------------------------------------------------------------------
/s/ Michael T. Williams       President and Treasurer      May 24, 2000
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                       Page

Shun De Yi Wan Communication Equipment Plant
 1999 and 1998
   Independent Auditors' Report                                        F 5

   Balance Sheet as of December 31, 1999 and 1998                      F 6-7

   Statement of Income for the years ended
     December 31, 1999 and 1998                                        F 8

   Statement of Owners' Equity for the years ended
     December 31, 1999 and 1998                                        F 9

   Statement of Cash Flows for the years ended
      December 31, 1999 and 1998                                       F 10

   Notes to the Financial Statements                                   F 11-17


Shun De Yi Wan Communication Equipment Plant
 1997
   Independent Auditors' Report                                        F 19

   Balance Sheet as of December 31, 1997                               F 20-21

   Statement of Income for the year ended
     December 31, 1997                                                 F 22

   Statement of Owners' Equity for the year ended
     December 31, 1997                                                 F 23

   Statement of Cash Flows for the year ended
     December 31, 1997                                                 F 24

   Notes to the Financial Statements                                   F 25-30
                                       F-1

Yi Wan Maple Leaf High Technology Agriculture Developing
1999 and 1998
  Independent Auditors' Report                                         F 32

  Balance Sheet as of December 31, 1999 and 1998                       F 33-34


  Statement of Income for the years ended
    December 31, 1999 and 1998                                         F 35

  Statement of Owners' Equity for the years ended
    December 31, 1999 and 1998                                         F 36

  Statement of Cash Flows for the years ended
    December 31, 1999 and 1998                                         F 37

      Notes to the Financial Statements                                F 38-44


 Yi Wan Maple Leaf High Technology Agriculture Developing
 1997
   Independent Auditors' Report                                        F 46

   Balance Sheet as of December 31,1997                                F 47-48

   Statement of Income for the year ended
     December 31, 1997                                                 F 49

   Statement of Owners' Equity for the year ended
     December 31, 1997                                                 F 50

   Statement of Cash Flows for the year ended
     December 31, 1997                                                 F 51

   Notes to the Financial Statements                                   F 52-58

                                       F-2

Jiaozuo Yi Wan Hotel
1999 and 1998
   Independent Auditors' Report                                        F 60

   Balance Sheet as of December 31, 1999 and 1998                      F 61-62

   Statement of Income for the years ended
     December 31, 1999 and 1998                                        F 63

   Statement of Owners' Equity for the years ended
     December 31, 1999 and 1998                                        F 64

   Statement of Cash Flows for the years ended
     December 31, 1999 and 1998                                        F 65

   Notes to the Financial Statements                                   F 66-71


Jiaozuo Yi Wan Hotel
1997
  Independent Auditors' Report                                         F 73

  Balance Sheet as of December 31, 1997                                F 74-75

  Statement of Income for the year ended
    December 31, 1997                                                  F 76

  Statement of Owners' Equity for the year ended
    December 31, 1997                                                  F 77

  Statement of Cash Flows for the year ended
    December 31, 1997                                                  F 78

  Notes to the Financial Statements                                    F 79-84


                                       F-3

                                 SHUN DE YI WAN
                             Communication Equipment

                       Financial statements as of and for
                   the years ended December 31, 1999 and 1998
                                     and
                          Independent Auditors' Report


                                       F-4

                         Independent Auditors' Report

            We have audited the accompanying balance sheets of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1999 and 1998, and the related statements of income and other comprehensive income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

March 13, 2000, except for
  Note 11 which is March 20, 2000






                                      F-5

            SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                               BALANCE SHEET
                    AS OF DECEMBER 31, 1999 AND 1998

          ASSETS

                                             1999                         1998
                                          ---------------------------  -------------------------
                                              RMB           US $          RMB          US $
                                          ------------   ------------  -----------  ------------

CURRENT ASSETS:
    Cash                              (Y)   7,057,495  $     852,406(Y) 5,680,483 $     686,140
    Accounts receivable trade               7,341,130        886,663    6,240,188       753,746
    Related party receivable                  469,250         56,676      873,481       105,507
    Other receivable                        7,363,387        889,352    2,053,537       248,045
    Inventories                             5,411,783        653,636    4,894,563       591,209
    Deposits                                1,219,244        147,261    4,745,471       573,201
    Prepaid expenses                            1,652            200           -             -
                                          ------------   ------------  -----------  ------------

       Total current assets                28,863,941      3,486,194   24,487,723     2,957,848
                                          ------------   ------------  -----------  ------------


BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements              7,383,933        891,833    7,383,933       891,898
    Furniture and equipment                17,074,023      2,062,205   16,886,024     2,039,646
    Automobiles                             1,064,042        128,515    1,064,042       128,525
                                           -----------   ------------  -----------  ------------

       Totals                              25,521,998      3,082,553   25,333,999     3,060,069
    Less accumulated depreciation          10,408,105      1,257,093    7,913,199       955,827
                                           -----------   ------------  -----------  ------------

       Total buildings, equipment
            and automobiles,net            15,113,893      1,825,460   17,420,800     2,104,242
                                           -----------   ------------  -----------  ------------

OTHER ASSETS:
    Deferred tax asset                        292,191         35,291           -             -
    Intangible asset, net of accumulated
    Amortization of$131,568(RMB(Y)1,089,242)       -              -        18,462         2,230
                                           -----------   ------------  -----------  ------------
       Total other assets                     292,191         35,291       18,462         2,230
                                           -----------   ------------  -----------  ------------

          Total assets                 (Y) 44,270,025  $   5,346,945(Y)41,926,985 $   5,064,320
                                           ===========   ============  ===========  ============



              The accompanying notes are integral part of this statement.

                                      F-6

                  SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO.,LTD.

                                  BALANCE SHEET
                        AS OF DECEMBER 31, 1999 AND 1998

   LIABILITIES AND OWNERS'EQUITY

                                            1999                       1998
                                      ---------------   ----------   ----------   ----------
                                             RMB          US $          RMB         US $
                                      ---------------   ----------   ----------   ----------

CURRENT LIABILITIES:
    Accounts payable                 (Y)     987,112  $   119,224(Y) 3,803,114  $   459,374
    Accounts payable - related party               -            -       84,249       10,176
    Customer deposits                              -            -    1,443,085      174,309
    Accrued liabilities                      929,229      112,233    1,150,555      138,974
    Wage and benefits payable              1,811,358      218,776    1,650,314      199,340
    Sales tax payable                      1,571,278      189,779    1,549,381      187,148
    Income tax payable                     5,519,588      666,657    1,297,062      156,671
    Due to shareholder                       735,897       88,882            -            -
    Distribution payable to owners         8,836,570    1,067,283      783,473       94,636
                                         ------------   ----------   ----------   ----------
   Total current liabilities              20,391,032    2,462,835   11,761,233    1,420,628
                                         ------------   ----------   ----------   ----------



COMMITMENTS AND CONTINGENCIES
                                                   -            -            -            -
                                         ------------   ----------   ----------   ----------


OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                        13,238,829    1,599,397   23,259,715    2,809,267
    Statutory reserve                     10,640,164    1,285,183            0      834,174
    Accumulated other comprehensive
    income                                         -        (469)            -          251
                                         ------------   ----------   ----------   ----------

       Total owners' equity               23,878,993    2,884,111    30,165,752   3,643,692
                                         ------------   ----------   ----------   ----------

             Total liabilities and   (Y)  44,270,025 $  5,346,946(Y) 41,926,985$  5,064,320
             owners' equity              ============   ==========   ==========   ==========







         The accompanying notes are integral part of this statement.





                                      F-7

                   SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                    STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                       FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                   1999        1999        1998       1998
                                                   RMB         US$         RMB         US$
                                                 ---------   ---------   ---------   --------

NET SALES                                    (Y) 39,614,207$ 4,786,579(Y)36,981,580$ 4,466,968

COST OF SALES                                    17,632,392  2,130,519   18,843,154  2,276,046
                                                 ---------   ---------   ---------   --------

GROSS PROFIT                                     21,981,815  2,656,060   18,138,426  2,190,922

SELLING, GENERAL AND ADMINISTRATIVE              8,937,932   1,079,969   8,181,182   988,197
EXPENSES                                         ---------   ---------   ---------   --------


INCOME FROM OPERATIONS                           13,043,883  1,576,091   9,957,244   1,202,725
                                                 ---------   ---------   ---------   --------

OTHER INCOME:
    Interest income                                57,234       6,916      56,586      6,836
                                                 ---------   ---------   ---------   --------

INCOME BEFORE PROVISION FOR INCOME TAXES         13,101,117  1,583,006   10,013,830  1,209,561

PROVISION FOR INCOME TAXES                        3,930,336    474,902      581,798     70,275
                                                 ---------   ---------   ---------   --------

NET INCOME                                   (Y) 9,170,781 $ 1,108,104(Y)9,432,032 $ 1,139,286
                                                 =========               =========

OTHER COMPREHENSIVE INCOME:
    Foreign currency translation adjustment                     (720)                    251
                                                             ---------               --------

COMPREHENSIVE INCOME                                       $ 1,107,384             $ 1,139,537

                                                             =========               ========



                The accompanying notes are integral part of this statement.


                                      F-8

                   SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                          STATEMENTS OF OWNERS' EQUITY
                   FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                              1999         1999        1998         1998
OWNERS' EQUITY                                 RMB         US $         RMB         US $
                                           ------------  ----------  ----------  -----------


Owners' Equity - Beginning of the year   (Y)  23,259,715 $ 2,809,267(Y)24,638,103 $ 2,975,760
  as restated in 1998

     Distributions                           (15,457,540) (1,866,965)  (5,256,205)   (634,891)

     Net Income, Exhibit B                     9,170,781    ,108,104    9,432,032   1,139,286

     Adjustment to Statutory Reserve          (3,734,127)   (451,009)  (5,554,215)   (670,888)
                                             ------------  ----------  ----------  -----------

Owners' Equity - End of the year       (Y)    13,238,829 $ 1,599,397(Y)23,259,715 $ 2,809,267
                                             ============  ==========  ==========  ===========


                                              1999         1999        1998         1998
     STATUTORY RESERVE                         RMB         US $         RMB         US $
                                             ------------  ----------  ----------  -----------


Statutory Reserve - Beginning of the   (Y)     6,906,037 $   834,174 (Y)1,351,822 $  163,286
year

     Adjustment to Statutory Reserve           3,734,127     451,009    5,554,215    670,888
                                             ------------  ----------  ----------  -----------

Statutory Reserve - End of the         (Y)    10,640,164 $ 1,285,183 (Y)6,906,037 $  834,174
year                                         ============  ==========  ==========  ===========


     ACCUMULATED OTHER COMPREHENSIVE INCOME                1999                     1998
                                                           US $                     US $
                                                           ----------               -----------

Balance - beginning of year                                $     251              $       -

     Adjustment for Currency Trranslation                       (720)                    251
                                                           ----------              -----------

Balance - end of year                                     $     (469)             $      251
                                                           ==========              ===========



                The accompanying notes are integral part of this statement.
                                      F-9

                   SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                   1999         1999       1998        1998
                                                    RMB         US $        RMB         US $
                                                 ---------   ----------- ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                               (Y)   9,170,781 $ 1,108,104 (Y) 9,170,781 $ 1,139,286
  Adjustments to reconcile net income to net cash
  Provided by net cash provided by operating
  Activities:
  Depreciation                                   2,494,906     301,459     2,492,086     301,017
  Amortization                                      18,462       2,230       216,852      26,193
  Increase in accounts receivable               (1,100,942)   (132,917)   (2,954,487)   (356,870)
  Decrease (Increase) in accounts
    receivable-related party                       404,231      48,831      (873,481)   (105,507)
 (Increase) Decrease in other recievable        (5,309,850)   (641,307)    1,424,461     172,059
 (Increase) Decrease in inventories               (517,220)    (62,427)    1,428,644     172,564
 (Increase) Decrease in prepaid expenses            (1,652)       (200)      876,527     105,875
  Decrease (Increase) in deposits                3,526,227     425,940    (4,745,471)   (573,201)
 (Increase) in deferred tax asset                 (292,191)    (35,291)           -           -
  Decrease in accounts payable                  (2,816,002)   (340,150)   (2,694,064)   (325,413)
 (Decrease) Increase in accounts payable
    related party                                  (84,249)    (10,176)       84,249      10,176
  Increase in distribution payable to owners     1,053,097     972,647       756,206      91,341
 (Decrease) Increase in customer deposits       (1,443,085)   (174,309)      433,772      52,395
 (Decrease) Increase in accrued liabilities       (221,326)    (26,741)      238,042      28,753
 Increase in wage and benefit payable              161,044      19,436       299,526      36,179
 Increase in income tax payable                  4,222,526     509,986       581,798      70,276
 Decrease in accumulated comprehensive income            -        (720)            -           -
 Increase in sales tax payable                      21,897       2,631       223,803      27,033
                                                 ----------  ----------    ---------   ----------
     Net cash provided by operating activities  16,268,654   1,967,027     7,220,495     872,156
                                                -----------  ----------    ---------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to equipment                        (187,998)    (22,679)            -           -
                                                 ---------   -----------   ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in due to shareholder                 735,897      88,882             -           -
    Distributions to owners                    (15,457,540) (1,866,965)   (5,256,205)   (634,891)
                                               ------------ -----------   -----------  ----------
       Net cash used in financing activities   (14,721,643) (1,778,083)   (5,256,205)   (634,891)
                                               ------------ -----------   -----------  ----------

INCREASE IN CASH                                 1,377,012     166,265     1,964,290     237,265

CASH, beginning of year                          5,680,483     686,140     3,716,193     448,875
                                                 ----------   ---------    ----------  ----------

CASH, end of year                            (Y) 7,057,495 $   852,406 (Y) 5,680,483 $   686,140
                                                 =========    =========    ==========   =========




                   The accompanying notes are integral of this statement.
                                      F-10

              SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

1.         Summary of significant accounting policies

a.         The reporting entity
           --------------------

            The financial statements of Shun De Yi Wan Communication Equipment Plant Co., Ltd. Reflects the activities and financial transactions of the company also known as Yi Wan Manufacture (the Company).

            The Company is a foreign investment joint venture with an eleven-year term and with registered capital of approximately $1,588,000 (RMB(Y)13,146,000) established under the laws of the People's Republic of China on September 3, 1993. The Company's income sources include income from the manufacturing of communication equipment systems.

b.         Basis of accounting
           -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

c.    Buildings, equipment and automobiles
      ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $301,459 (RMB(Y)2,494,906) and $301,017
(RMB(Y)2,492,086), respectively. Estimated useful lives of the assets are as follows:

                                               Estimated Useful Lives (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

      Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.
                                      F-11

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies (continued)
      ------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.    Revenue recognition

            The Company recognizes revenue when the risk of loss for the product sold passes to the customers which is generally when goods are installed at the customers' premises and testing of the product is completed and accepted by the customers.

f.    Cash and concentration of risk

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999 and 1998 amounted to $851,812 (RMB(Y)7,052,581) and $685,355 (RMB(Y)5,673,982), of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

g.    Inventories

                 Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Company's inventory consists of raw materials, work in process, and finished goods.

h.         Intangible assets

                All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. One of the partners of the Company purchased the Right and neither the title or the Right has been transferred to the Company nor is the Company being charged for using the land. However, the owner has assigned the Right to the Company for the remaining 46 years.
                                      F-12

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies (continued)
      ------------------------------------------------------

i.    Taxes

            The Company's income is subject to a 17% value added tax (VAT).

            A partner of the Company is a foreign company, which results in the Company being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 27% (30% in prior years) and 3% provincial government income tax. However, the Company is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central government income tax for the next three years (years ended December 31, 1996, 1997 and 1998).

            The provision for income taxes consisted of the following, see note 11 for further explanations on income taxes:


                                         1999                      1998
                                  ---------------------  ----------------------
                                      RMB          US$          RMB         US$
                                  ------------  -----------  ----------- -------
Provision for China Income Tax  (Y) 3,800,274 $   4 59,173 (Y  281,383 $  33,988
Provision for China Local Tax         422,253       51,020      300,415   36,287
                                  ------------  -----------  ----------- -------
                                    4,222,527      510,193      581,798   70,275
Deferred taxes                       (292,191)     (35,291)
                                  ------------  -----------  ----------- -------
          Total tax provision   (Y) 3,930,336 $    474,902 (Y)  581,798 $ 70,275
                                  ============  ===========  =========== =======

            The  deferred  taxes  on  the  accompanying   financial   statements
represents temporary differences relating to the deduction of the bad debts and expenses deducted for financial statement purposes and not for tax purposes.

j.          Foreign currency translation and transactions

                 The financial position and results of operations of the Company is determined using United States dollars as the functional currency. Assets and liabilities of the Company are translated at the prevailing exchange rate of
8.2795 and 8.2789 Renminbi per U.S. dollar in effect Company at December 31, 1999 and 1998. Income statement accounts are translated
                                      F-13

               SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

at the weighted-average rate of exchange during the year at 8.2761 and 8.2789 Renminbi per U.S. dollar for years of 1999 and 1998. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

      k.    New Authoritative Pronouncements

            The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Company's financial statements or financial reporting.

2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999 and 1998:

                                    1999                       1998
                               RMB         US $         RMB            US $
                               ---         ----         ---            ----

      Raw materials       (Y)   939,408  $ 113,461(Y)  1,675,842       $202,423
      Work in process         1,159,696    140,068       503,837         60,858
      Finished goods          3,297,885    398,319     2,664,213        321,807
      Operating supplies
                                 14,794      1,788        50,671          6,121
                                 ------      -----        ------          -----
             Totals        (Y)5,411,783  $ 653,636(Y)  4,894,563       $591,209
                           ============  =======================       ========

            Included  in  finished  goods  is  $152,994   (RMB(Y)1,266,709)   of
equipment currently being installed at the customers' site. The sale will be recorded once the customer has approved the installation and a final sales price has been agreed upon.

3.    Year 2000 Issue

            The Company  recognizes the potential  implications of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Company has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of
                                      F-14

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

external entities that interface with the Company is also ongoing. There can be no assurance that there will not be a material adverse effect on the Company if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

      The costs of the Company's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Company's financial position or the results of their operations in any given period.

      Time and cost estimates are based on currently available information. Actual results could differ from those estimates.

4.        Supplemental disclosure of cash flow information

            There was no interest expense or income tax payments paid for the years ended December 31, 1999 and 1998.

5. Accounts receivable, concentration of credit risk and customers and suppliers concentration

            The Company's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers located in the province of QuangZhou. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1998, the Company's accounts receivable included $56,480 (RMB(Y)467,600) of balances over two years old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts (for tax purposes) of accounts receivable that remain uncollectible after three years. These accounts have been written off for financial statement purposes. Management believes that the accounts receivable at December 31, 1999 are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1999 and 1998.

6.    Fair Value of Financial Instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.
                                      F-15

                SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

7.          Pension contribution

            Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Company pays an annual contribution of 18% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. For the years ended December 31, 1999 and 1998, the Company made a pension contribution which amounted to $18,809 (RMB (Y)155,672) and $14,656 (RMB
(Y)121,338), respectively.

8.          Related party transactions

            During the year, the Company had borrowed and advanced money with one of the joint venture's partner of YiWan Hotel. At December 31, 1999 and 1998, amounts receivable from this related party amounted to $56,676 (RMB(Y)469,250) and $105,507 (RMB(Y)873,481), respectively. No amounts were owed to the related party at December 31, 1999 as compared to and $10,176 (RMB(Y)84,249) owed as of December 31, 1998.

9.          Property Insurance

            As of December 31, 1998, the Company had no property insurance in place. However, property insurance was purchased in September of 1999 which covers all buildings, equipment, automobiles and inventories of the Company.

10.   Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Combined statutory reserve at December 31, 1999 and 1998 amounted to $1,285,182 (RMB(Y)10,640,164) and $834,174 (RMB(Y)6,906,037), respectively. Distributions declared to owners for the years ended December 31, 1999 and 1998 amounted to $1,866,965 (RMB(Y)15,457,540) and $634,892 (RMB(Y)5,256,206). At December 31,
1999 and 1998, $1,067,283 (RMB(Y)8,836,570) and $94,636 (RMB(Y)783,473) remained unpaid.
                                      F-16

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS

11.   Subsequent Event

            On March 20, 2000, the Company negotiated a settlement of all China income taxes due for the years ending December 31, 1995 through 1998 of approximately $72,000 (RMB(Y)600,000). The $33,988 (RMB(Y)281,383) represents the applicable income taxes from the final settlement applicable for the year ending December 31, 1998.

            The 1998 financial statements have been restated to reflect this applicable income tax for the prior years. The owners' equity has been restated to reflect this adjustment and consisted of the following:


Owners' equity as originally stated                     RMB             US$
                                                    -------------   ------------
     December 31, 1997                            (Y) 22,368,664 $    2,701,794
     Adjustment for income tax settlement              2,269,439        273,966
                                                    -------------   ------------

Owners' equity as restated, December 31, 1997     (Y) 24,638,103 $    2,975,760
                                                    =============   ============







                                      F-17

                                 SHUN DE YI WAN
                            Communication Equipment

                       Financial statements as of and for
                        the year ended December 31, 1997
                                      and
                          Independent Auditors' Report

                                      F-18

                         Independent Auditors' Report

            We have audited the accompanying balance sheet of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1997, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

            In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

July 30, 1999 except for
  Note 10 which is March 20, 2000


                                      F-19

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO.,LTD.

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1997

                                   A S S E T S

                                                            RMB                 US$

Current Assets:
    Cash                                                 3,716,193           $   448,837
   Accounts receivable, trade                            3,285,701               396,843
    Related party receivable                               873,481               105,498
       Other receivable                                  2,604,517               314,570
       Inventories                                       6,323,207               763,709
       Prepaid expenses                                    876,527               105,867
                                                      -------------          ------------

           Total current assets                     (Y) 17,679,626           $  2,135,324
                                                      -------------          ------------


BUILDINGS, EQUIPMENT AND AUTOMOBILES:
   Buildings and improvements                       (Y)   7,383,933          $    891,822
            Furniture and equipment                      16,886,024             2,039,473
   Automobiles                                            1,064,042               128,514
                                                         ------------          -----------

           Totals                                   (Y)  25,333,999         $   3,059,809
   Less accumulated depreciation                          5,421,113               654,755
                                                      --------------          -----------

           Total buildings, equipment
               and automobiles, net                 (Y)  19,912,886         $   2,405,054
                                                      --------------        -------------
OTHER ASSETS:
   Intangible asset,net                             (Y)     235,314         $      28,421
                                                      --------------        -------------

           Total other assets                       (Y)     235,314         $      28,421
                                                      --------------         ------------
             Total assets                           (Y)  37,827,826         $   4,568,799


                                                      --------------         ------------

               The accompanying notes are an integral part of this statement.

                                      F-20

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO.,LTD.

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997

LIABILITIES AND OWNERS' EQUITY

                                                            RMB               US$
                                                            ---               ---

CURRENT LIABILITIES
   Accounts payable                               (Y)     6,497,178    $    784,721
   Customer deposits                                      1,009,313         121,904
   Accrued Liabilities                                    1,158,024         139,865
   Employee benefits payable                              1,105,277         133,494
   Dividend payable to partners                              27,267           3,293
   Income tax payable                                       715,264          86,389
   Sales tax payable                                      1,325,578         160,102
                                                        -------------    ------------

   Total current liabilities                       (Y)   11,837,901  $    1,429,768
                                                      -------------   -------------


COMMITMENTS AND CONTINGENCIES                      (Y)               $
                                                      -------------    -------------


OWNERS' EQUITY (EXHIBIT C):
   Owners' equity (Y)24,638,103                    (Y)  25,989,925   $   2,975,760
   Statutory reserve                                     1,351,822         163,286
                                                      -------------    -------------
           Total owners' equity                    (Y)  25,989,925   $   3,139,046
                                                      -------------    -------------

        Total liabilities and owners' equity       (Y)  37,827,826   $   4,568,799
                                                      =============   =============




               The accompanying notes are an integral part of this statement.
                                      F-21

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                        RMB               US $
                                                        ---               ----

NET SALES                                     (Y) 32,045,595      $  3,865,666

COST OF SALES                                     15,438,404         1,862,337
                                                 -----------       -----------

GROSS PROFIT                                  (Y) 16,607,191      $  2,003,329

OPERATING EXPENSES                                10,028,537         1,209,744
                                                 -----------       -----------

INCOME FROM OPERATIONS                       (Y)   6,578,654     $     793,585
                                                ------------      ------------

OTHER INCOME                                 (Y)      84,856            10,236
                                                ------------      ------------
INCOME BEFORE PROVISION FOR
     INCOME TAXES                            (Y)   6,663,510     $     803,821

PROVISION FOR INCOME TAXES                          (403,620)          (48,689)
                                                -------------     ------------

NET INCOME                                   (Y)    6,259,890    $     755,132
                                                =============     ============




     The accompanying notes are an integral part of this statement.
                                      F-22

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

            OWNERS' EQUITY                         RMB                US $
                                                   ---                ----

Owners' Equity - Beginning of year          (Y)  21,802,973     $    2,627,434

     Distributions                               (2,540,811)          (300,416)

     Net Income, Exhibit B                        6,259,890            755,132

     Adjustment to Statutory Reserve               (883,949)          (106,777)


Currency translation                                      -                387

Owners' Equity - End of year                (Y)  24,638,103  $       2,975,760
                                              =============   ================


          STATUTORY RESERVE                         RMB                US $
                                                    ---                ----

Statutory Reserve - Beginning of year        (Y)     467,873 $         56,509



     Adjustment to Statutory Reserve         (Y)     883,949          106,777
                                                  -----------       ----------

Statutory Reserve - End of year             (Y)    1,351,822  $       163,286
                                                 =============      ==========


               The accompanying notes are an integral part of this statement.
                                      F-23

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                       RMB               US $
                                                       ---               ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                  (Y)   6,259,890    $    755,132
   Adjustments to reconcile net income to net cash
       provided by net cash provided by operating
       activities:
       Depreciation                                  2,167,983          262,727
       Amortization                                    226,229           27,199
       Decrease in accounts receivable               1,563,297          187,500
       Decrease in accounts receivable-related party                       (236)
       Decrease in other receivable                  1,490,827          178,952
       Increase in inventories                      (1,663,489)        (202,176)
       Decrease in prepaid expenses                    387,221           46,426
       Decrease in accounts payable                 (1,103,191)        (131,185)
       Decrease in customer deposits                (3,257,697)        (392,305)
       Increase in accrued liabilities                  12,427            1,811
       Decrease in distributions payable to partners   (24,906)          (2,994)
       Currency translation adjustment                       -              262
       Increase in wage and benefits payable           519,126           62,858
       Increase in income taxes payable                403,618           48,833
       Increase in sales taxes payable                 451,410           54,757
                                                 -------------    -------------

         Net cash provided by operating activities(Y)7,432,745   $      897,797
                                                     ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to equipment                       (Y) (4,518,967)        (551,430)
                                                    -----------     -----------

       Net cash used in investing activities    (Y) (4,518,967)        (551,430)
                                                   ------------     -----------

CASH FLOWS USED IN FINANCING ACTIVITIES:
   Distributions to owners                      (Y) (2,540,811)  $     (300,416)
                                                   ------------     -----------

         Net cash used in financing activities  (Y) (2,540,811)  $     (300,416)
                                                   -------------    -----------

NET INCREASE IN CASH                            (Y)    372,967   $       45,951

CASH, beginning of year                              3,343,226          402,886
                                                    ------------      ---------
CASH, end of year                               (Y)  3,716,193   $      448,837
                                                    ============      =========

                                      F-24

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies
      ------------------------------------------

      a.    The reporting entity
            --------------------

            The financial statements of Shun De Yi Wan Communication Equipment Plant Co., Ltd. reflects the activities and financial transactions of the company also known as Yi Wan Manufacture (the Company).

            The Company is a foreign investment joint venture with an eleven-year term and with registered capital of approximately $1,588,000 (RMB(Y)13,146,000) established under the laws of the People's Republic of China on September 3, 1993. The Company's income sources include income from the manufacturing of communication equipment systems.

      b.    Basis of accounting
            -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

      c.    Buildings, equipment and automobiles
            ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1997 amounted to $262,727 (RMB(Y)2,167,983). Estimated useful lives of the assets are as follows:

                                              Estimated Useful Lives (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

      Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.
                                      F-25

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.        Summary of significant accounting policies (continued)
          ------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.          Revenue recognition

            The Company recognizes revenue when the risk of loss for the product sold passes to the customers which is generally when goods are installed at the customers' premises and testing of the product is completed and accepted by the customers.

f.         Cash and concentration of risk
           ------------------------------

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state owned banks at December 31, 1997 amounted to $411,928 (RMB(Y)3,410,598) of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

      g.       Inventories

                 Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Company's inventory consists of raw materials, work in process, and finished goods.

      h.       Intangible assets

                All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. One of the partners of the Company purchased the Right and neither the title or the Right has been transferred to the Company nor is the Company being charged for using the land. However, the owner has assigned the Right to the Company for the remaining 46 years.
                                      F-26

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies (continued)
      ------------------------------------------------------

i.         Taxes

            The Company's income is subject to a 17% value added tax (VAT).

            A partner of the Company is a foreign company, which results in the Company being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and 3% provincial government income tax. However, the Company is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central government income tax for the next three years (years ended December 31, 1996, 1997 and 1998).

            The provision for income taxes consists of the following at December 31, 1997, see note 9 for further explanation on income taxes and the negotiated settlement with the Chinese government:


                                                     RMB        US$
                                                ----------  ---------
Provision for China Income Tax                 (Y) 179,146 $   21,611
Provision for China Local Tax                      224,474     27,078
                                                ----------  ---------
          Total tax provision                  (Y) 403,620 $   48,689
                                                ==========  =========


            There is no provision for deferred taxes since there are no timing differences as of December 31, 1997.

j.          Foreign currency translation and transactions

                 The financial position and results of operations of the Company is determined using United States dollars as the functional currency. Assets and liabilities of the Company are translated at the prevailing exchange rate of
8.2796 Renminbi per U.S. dollar in effect Company at December 31, 1997. Income statement accounts are translated at the weighted-average rate of exchange during the year also at 8.2898 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.
                                      F-27

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

      k.       Comprehensive income

            Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Company's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1997 was immaterial, the statement of comprehensive income is not presented.

      l.          New Authoritative Pronouncements

            The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Company's financial statements or financial reporting.


2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1997:


                               RMB                 US$
                          ---------------      -------------
Raw Materials          (Y)     2,737,971    $       331,659
Work in Process                  921,699            111,072
Finished Goods                 2,613,077            314,897
Operating Supplies                50,460              6,081
                          ---------------      -------------
          Totals       (Y)     6,323,207    $       763,709
                          ===============      =============


3.    Year 2000 Issue

            The Company  recognizes the potential  implications of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Company has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Company is also ongoing. There can be no assurance that there will not be a material adverse effect on the Company if its actions and/or those of related third parties fail to address all significant issues in a timely manner.
                                      F-28

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

3.    Year 2000 Issue (continued)
      ---------------------------
      The costs of the Company's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Company's financial position or the results of their operations in any given period.

      Time and cost estimates are based on currently available information. Actual results could differ from those estimates.

4.    Supplemental disclosure of cash flow information
      ------------------------------------------------

            There was no interest expense or income taxes paid for the year ended December 31, 1997.

5. Accounts receivable, concentration of credit risk and customers and suppliers concentration

            The Company's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers located in the province of QuangZhou. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1997, the Company's accounts receivable included $56,480 (RMB(Y)467,600) of balances over one year old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts of accounts receivable for tax purposes that remain uncollectible after three years. Management believes that the accounts are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1997.

6.    Fair Value of Financial Instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.
                                      F-29

                   SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

7.      Pension contribution

            Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Company pays an annual contribution of 18% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. For the year ended December 31, 1997, the Company made a pension contribution which amounted to $13,477 (RMB(Y)111,725).

8.      Related party transactions

            During the year, the Company had borrowed and advanced money with one of the joint venture's partner of YiWan Hotel. At December 31, 1997, amounts receivable from to this related party amounted to $51,605 (RMB(Y)427,265).

9.         Subsequent Events

            As of December 31, 1997, the Company had no property insurance in place. However, property insurance was purchased in 1999, which covers all buildings, equipment, automobiles and inventories of the Company.

            On March 20, 2000, the Company negotiated a settlement of all China income taxes due for the years ending December 31, 1995 through 1998 of approximately $72,000 (RMB(Y)600,000). The $21,611 (RMB(Y)179,146) represents the applicable income taxes from the final settlement applicable for the year ending December 31, 1997.

10.       Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Combined statutory reserve at December 31, 1997 amounted to $163,286 (RMB(Y)1,351,822). Distribution declared to owners for the year ended December 31, 1997 amounted to $497,610 (RMB(Y)4,125,094). At December 31, 1997, $3,293 (RMB(Y)27,267) remained unpaid and was paid in May, 1999.
                                      F-30

                                     YI WAN
                  Maple Leaf High Technology Agriculture Developing

                       Financial statements as of and for
                   the years ended December 31, 1999 and 1998
                                      and
                         Independent Auditors' Report


                                       F-31

                         Independent Auditors' Report

            We have audited the accompanying balance sheets of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. (the Farm) as of December 31, 1999 and 1998, and the related statements of income and other comprehensive income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Farm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1999 and
1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

March 13, 2000

                                      F-32

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          ARGRICULTURE DEVELOPING LTD. CO.

                                  BALANCE SHEET
                        AS OF DECEMBER 31, 1999 AND 1998

               A S S E T S

                                                 1999                      1998

                                              -----------  -----------   ----------  ----------
                                                 RMB          US $          RMB        US $
                                              -----------  -----------   ----------  ----------

CURRENT ASSETS:
  Cash                                    (Y)   381,656  $   46,096    (Y) 1,365,833 $   164,978
  Accounts receivable, net of allowance
    for doubtful
    Accounts of $2,357 (RMB(Y)19,521) for
    1999 and $3,260 (RMB(Y)26,988) for 1998     818,512      98,860          887,508     107,201
  Related party receivable                       88,065      10,637          441,128      53,283
  Other receivable                               55,881       6,749          201,322      24,31
  Inventories                                 2,201,896     265,946        2,141,439     258,662
  Prepaid expenses                               23,035       2,782           13,800       1,667
                                              -----------  -----------     ----------  ----------

       Total current assets                    3,569,045    431,070        5,051,030     610,109
                                              -----------  -----------     ----------  ----------

BUILDINGS, EQUIPMENT AND AUTOMOBILES:
  Buildings and improvements                   6,286,376    759,270        6,086,376     735,167
  Furniture and equipment                        562,205     67,903          562,205      67,908
  Automobiles                                    124,000     14,977          124,000      14,978
                                              -----------  -----------     ----------  ----------

       Totals                                  6,972,581    842,150        6,772,581     818,053
    Less accumulated depreciation              1,070,806    129,332          712,871      86,107
                                              -----------  -----------     ----------  ----------

       Total buildings, equipment
                    And automobiles, net       5,901,775    712,818        6,059,710     731,946

                                              -----------  -----------     ----------  ----------

OTHER ASSETS:
    Intangible asset                          28,000,000  3,381,847       28,000,000   3,382,092
    Less accumulated amortization              1,680,000    202,911        1,120,000     135,284
    Intangible asset, net                     26,320,000  3,178,936       26,880,000   3,246,808
    Deferred tax asset                           132,462     15,999
                                                                                   -           -
       Total other assets                     26,452,462  3,194,935       26,880,000   3,246,808
                                              -----------  -----------    ----------  ----------

                Total assets              (Y) 35,923,282 $4,338,823   (Y) 37,990,740 $ 4,588,863
                                              ===========  ===========    ==========  ==========




               The accompanying notes are an integral part of this statement.


                                      F-33

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          ARGRICULTURE DEVELOPING LTD. CO.

                                 BALANCE SHEET
                        AS OF DECEMBER 31, 1999 AND 1998

     LIABILITIES AND OWNERS'EQUITY

                                               1999                       1998

                                             ----------   ----------   -----------   ----------
                                                RMB         US $          RMB          US $
                                             ----------   ----------   -----------   ----------

CURRENT LIABILITIES:
    Accounts payable                     (Y)   636,860  $    76,920  (Y   665,360  $    80,368
    Accrued liabilities                         62,763        7,581        39,418        4,761
    Payable - related party                    500,000       60,390
    Wage and benefits payable                  173,706       20,980        55,240        6,672
    Sales tax payable                        1,171,858      141,537       856,399      103,444
    Income taxes payable                       696,838       84,164
    Distribution payable to owners           2,187,740      264,236     1,122,652      135,604
    Payable to shareholder                     735,897       88,882
    Note payable                                                        6,000,000      724,734
                                                     -            -
                                             ----------   ----------   -----------   ----------

       Total current liabilities             6,165,662      744,690     8,739,069    1,055,583
                                             ----------   ----------   -----------   ----------



COMMITMENTS AND CONTINGENCIES
                                                     -            -             -            -
                                             ----------   ----------   -----------   ----------



OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                           27,226,343   3,288,520    28,042,660    3,386,992
    Statutory reserve                        2,531,277      305,739     1,209,011      146,035
    Accumulated other compreshensive                          (126)                        253
    income
                                             ----------   ----------   -----------   ----------

       Total owners' equity                  29,757,620   3,594,232    29,251,671    3,533,280
                                             ----------   ----------   -----------   ----------

        Total liabilities and owners'    (Y) 35,923,282$  4,338,823 (Y)37,990,740 $  4,588,863
          equity

                                             ==========   ==========   ===========   ==========



               The accompanying notes are an integral part of this statement.


                                      F-34

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          ARGRICULTURE DEVELOPING LTD.CO.

                STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                  FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                    1999         1999         1998         1998
                                                    RMB          US$          RMB          US$
                                                 -----------   ---------    ---------    ---------

NET SALES                                    (Y) 13,307,486  $ 1,607,942  (Y)15,814,01  $ 1,910,159

COST OF SALES                                     7,453,421     900,596      8,149,479      984,367
                                                 -----------   ---------     ---------    ---------
GROSS PROFIT                                      5,854,065     707,346      7,664,539      925,792

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES     2,848,875     344,229      2,111,651      255,064
                                                 -----------   ---------     ---------     ---------


INCOME FROM OPERATIONS                            3,005,190     363,117      5,552,888      670,728
                                                 -----------   ---------     ---------     ---------

OTHER INCOME:
    Interest income                                 130,222      15,730        23,532         2,842
                                                 -----------   ---------      ---------    ---------

INCOME BEFORE PROVISION FOR INCOME TAXES          3,135,412     378,847      5,576,420      673,570

PROVISION FOR INCOME TAXES                          564,375      68,193              -            -
                                                               ---------      ---------    ---------

NET INCOME                                   (Y)  2,571,035  $  310,653   (Y) 5,576,420  $  673,570
                                                 ===========                =========

OTHER COMPREHENSIVE INCOME:
    Foreign currency translation adjustment                       (379)                   253
                                                               ---------             ---------

COMPREHENSIVE INCOME                                         $  310,274            $  673,823
                                                               =========             =========





              The accompanying notes are an integral part of this statement.
                                      F-35

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         ARGRICULTURE DEVELOPING LTD. CO.

                          STATEMENTS OF OWNERS' EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                               1999          1999         1998          1998
OWNERS' EQUITY                                 RMB           US $          RMB          US $
                                           -------------  ------------  ----------    ----------
Owners' Equity - beginning of year       (Y) 28,042,660  $  3,386,992  (Y)24,797,903  $  2,995,061

     Distributions                           (2,065,088)     (249,422)    (1,122,652)     (135,604)

     Net Income, Exhibit B                    2,571,037       310,653      5,576,420       673,570

     Adjustment to Statutory Reserve         (1,322,266)     (159,704)    (1,209,011)     (146,035)
                                           -------------  ------------    ----------     ----------

Owners' Equity - end of year            (Y)  27,226,343  $  3,288,520   (Y)28,042,660  $  3,386,992
                                           =============  ============    ==========     ==========


     STATUTORY RESERVE                         1999          1999           1998          1998
                                               RMB           US $            RMB          US $
                                           -------------  ------------    ----------    ----------

Statutory Reserve - beginning of year   (Y)   1,209,011  $   146,035 (Y)           -  $        -

     Adjustment to Statutory Reserve          1,322,266      159,704       1,209,011     146,035
                                           -------------  ------------    ----------    ----------

Statutory Reserve - end of year         (Y)   2,531,277  $   305,739 (Y)   1,209,011  $  146,035
                                           =============  ============    ==========    ==========


     ACCUMULATED OTHER COMPREHENSIVE INCOME                  1999                        1998
                                                             US $                        US $
                                                          ------------                  ----------

Balance - beginning of year                              $      253                   $       -

     Adjustment for Currency Translation                       (379)                        253
                                                          ------------                  ----------
Balance - end of year                                    $     (126)                  $     253
                                                          ============                  ==========





             The accompanying notes ate an integral part of this statement.

                                      F-36

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO.

                              STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                1999        1999         1998         1998
                                                 RMB         US $         RMB         US $
                                              ----------  ----------  -----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                            (Y) 2,571,037 $  310,653 (Y) 5,576,420  $  673,570
    Adjustments to reconcile net income to net
      cash  provided  by net cash
      provided by operating activities:
         Depreciation                            357,95      43,225       356,436      43,054
         Amortization                           560,000      67,872       560,000      67,642
         Decrease (increase) in accounts
           receivable                            68,996       8,341      (509,774)    (61,575)
         Increase in accounts receivable-
           related party                        353,063      42,647      (311,544)    (37,631)
         Decrease (increase) in other
         receivable                             145,441      17,568       (47,008)     (5,678)
         Decrease in inventories                (60,457)     (7,283)      482,710      58,306
         (Increase) decrease in prepaid expenses (9,235)     (1,115)      138,825      16,769
         Increase in deferred tax asset        (132,462)    (15,999)
         (Decrease) increase in accounts payable(28,500)     (3,448)      111,900      13,516
         Increase in distribution payable to
         owners                               1,065,088     128,632     1,122,652     135,604
         Increase in accrued liabilities         23,345       2,819        21,331       2,577
         Increase in wage and benefit payable   118,466      14,308        82,129       9,920
         Increase in income taxes payable       696,838      84,164
         Increase in payable to related party   500,000      60,390
         Decrease other comprehensive income                   (379)                        -
         Increase payable to shareholder        735,897      88,882
         Increase in sales tax payable          315,459      38,094       384,759      46,474
                                              ----------  ----------  -----------  -----------
          Net cash provided in operating
          activities                          7,280,911     879,371     7,968,836     962,548
                                              ----------  ----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to buildings and improvements    (200,000)    (24,097)
                                              ----------  ----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on note payable       (6,000,000)   (724,734)   (7,000,000)   (845,523)
    Distributions to owners                  (2,065,088)   (249,422)   (1,122,652)   (135,604)
          Net cash used in financing
          activities                          (8,065,088)  (974,156)   (8,122,652)   (981,127)
                                              ----------  ----------  -----------  -----------
DECREASE IN CASH                                (984,177)  (118,882)     (153,816)    (18,579)

CASH, beginning of year                        1,365,833    164,978     1,519,649     183,557
                                              ----------  ----------  -----------  -----------
CASH, end of year                         (Y)    381,656  $  46,096 (Y) 1,365,833 $   164,978
                                              ==========  ==========  ===========  ===========





               The accompanying notes are an integral part of this statement.

                                      F-37

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies
      ------------------------------------------

      a.    The reporting entity
            --------------------

            The financial statements reflect the activities of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co., also known as Yi Wan Farm (the Farm).

            The Farm is a foreign investment joint venture with a twelve year term and with registered capital of approximately $2,416,000 (RMB(Y)20,000,000), established under the laws of the People's Republic of China on December 4, 1996. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

      b.    Basis of accounting
            -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

      c.    Buildings, equipment and automobiles
            ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $43,225 (RMB(Y)357,935) and $43,054
(RMB(Y)356,436), respectively. Estimated useful lives of the assets are as follows:

                                                Estimated Useful Life (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

                 Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.


                                      F-38

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies  (continued)
      -------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.        Cash and concentration of risk

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state owned banks at December 31, 1999 and 1998 amounted to $43,488 (RMB(Y)360,056) and $154,456 (RMB(Y)1,278,727), respectively, of which no deposits are covered by insurance. The Farm has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

f.          Inventories

            Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Farm's inventories consist of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood products until taken to market.

g.         Intangible assets

                All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the Right to use the farmland for 50 years from the government for a fee in the amount of $3,381,847 (RMB(Y)28,000,000). The Farm's Right has been registered under a related party's (through common ownership) name. The Farm is in the process of applying for a name change which has not been finalized as of the date of the report.

            These Rights have been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the years ended December 31, 1999 and 1998 amounted to $67,872 (RMB(Y)560,000) and $67,642 (RMB(Y)560,000), respectively.

                                      F-39

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies  (continued)
      -------------------------------------------------------

h.          Taxes

            Revenues of the Farm operation are subject to an 8% sales tax, and is shown as a reduction of sales.

            A partner of the Farm is a foreign company, which results in the Farm being considered as foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax for current year and the next three years (years ended December 31, 1999, 2000 and 2001).

            The provision for income taxes consisted of the following:

                                      1999
                                     ------------------------------------
                                          RMB                 US$
                                    -----------------    ---------------
Provision for China Income Tax      (Y)  580,698       $      70,159
Provision for China Local Tax            116,139              14,033
                                    -----------------    ---------------
                                         696,837              84,192
Deferred taxes                          (132,462)            (15,999)
                                    -----------------    ---------------
             Total tax provision    (Y)  564,375      $      68,193
                                    =================    ===============


             The  deferred  taxes  on  the  accompanying   financial  statements
represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

i.          Foreign currency translation and transactions

                 The financial position and results of operations of the Farm is determined using United States dollars as the functional currency. Assets and liabilities of the Farm are translated at the prevailing exchange rate of 8.2795 and 8.2789 Renminbi per U.S. dollar in effect at December 31, 1999 and 1998, respectively. Income statement accounts are translated at the weighted-average rate of exchange during the year, at 8.2761 and 8.2789 Renminbi per U.S.

                                     F-40

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY

                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

1.  Summary of significant accounting policies  (continued)
    -------------------------------------------------------

dollar for the years ended December 31, 1999 and 1998, respectively. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity.

j.         New Authoritative Pronouncements

            The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Farm's financial statements or financial reporting.


2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999 and 1998:

                                  1999                         1998
                            RMB           US $          RMB           US $
                            ---           ----          ---           ----
   Turtle           (Y)     639,952  $     77,294(Y)    825,574  $     99,720

   Shrimp                   576,402        69,617       438,943        53,019
   Fish                     354,449        42,810       350,411        42,326

   Crab                     316,303        38,203       161,250        19,478

   Other                    314,790        38,022       365,261        44,119
                        --- -------    --  ------    ----------    --  ------
   Totals           (Y)   2,201,896  $    265,946(Y)  2,141,439  $    258,662
                          =========       =======     =========       =======




3.    Year 2000 Issue

            The Farm  recognizes  the  potential  implications  of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Farm has assessed the impact of the Y2K issue on its operations and is now in the process of renovating
                                      F-41

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

3.    Year 2000 Issue (continued)
      ---------------------------
or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Farm is also ongoing. There can be no assurance that there will not be a material adverse effect on the Farm if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

            The costs of the Farm's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Farm's financial position or the results of their operations in any given period.

4.    Note payable

            The note payable at December 31, 1998 was paid off in 1999 and consisted of the following at December 31, 1998:

                                                               1998
                                                               ----
                                                         RMB          US $
                                                         ---          ----

   Note payable,  JiaoZuo
      local   government,
      unsecured,
      variable     amount
      payable    monthly,
      balance         due
      September,1999,  no                        (Y)   6,000,000 $    724,734
                                                       =========      =======
      interest

5.    Supplemental disclosure of cash flow information
      ------------------------------------------------

            There are no cash paid for interest expense and income taxes for the year ended December 31, 1999 and 1998.
                                      F-42

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

6. Accounts receivable, concentration of credit risk and customers and suppliers concentration

            The Farm's operations are conducted mainly in the People's Republic of China. During the normal course of business, the Farm extends unsecured credit to its customers located in the province of Henan. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1999 and1998, the Farm's allowance for bad debts was reserved for $2,357 (RMB(Y)19,521) and $3,260 (RMB(Y)26,988), respectively. Approximately 18% and 97% of the Farm's sales and purchases are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.

7.       Fair value of financial instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

8.          Pension contribution

            Regulations  in the People's  Republic of China  require the Farm to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. There were no contributions for the Farm's employees due to their non-permanent status.

9.          Related party transactions

            The Farm sells seafood to a related party (through common ownership). Intercompany accounts receivable amounted to $10,637 (RMB(Y)88,065) and $53,283 (RMB(Y)441,128) at December 31, 1999 and 1998 and intercompany sales amounted to $ 60,800 (RMB(Y)503,184 ) and $56,203 (RMB(Y)465,297) for the years ended December 31, 1999 and 1998.

10.         Commitments and contingencies

            On January 23, 1997, the Farm leased delivery automobiles and certain refrigerators. The leases are classified as non-cancelable operating leases. Future minimum rents for the ensuing five years are as follows:
                                      F-43

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD.CO

                        NOTES TO THE FINANCIAL STATEMENTS

            December 31               RMB              US $
            ------------              ----             ----

               2000             396,000              47,832
                2001            396,000              47,832
                2002            396,000              47,832
                2003            396,000              47,832
                2004            396,000              47,832
            Thereafter            -                  -

            Rental expense for the year ended December 31, 1999 and 1998 amounted to $47,832 (RMB(Y)396,000 ) and $47,832 (RMB(Y)396,000), respectively.

11.         Property Insurance

            There was no insurance coverage in 1999 and 1998 for the Farm's assets and inventories which amounted to approximately $1,108,096 (RMB(Y)9,174,477) and $1,076,715 (RMB(Y)8,914,020) at December 31, 1999 and
1998, respectively.

12.   Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Combined statutory reserve at December 31, 1999 and 1998 amounted to $159,704 (RMB
(Y)1,322,266)  and  $146,035  (RMB(Y)1,209,011),   respectively.   Distributions
declared to the partners for the years ended December 31, 1999 and 1998 amounted to $249,422 (RMB(Y)2,065,088) and $135,604 (RMB(Y)1,122,652), respectively.
                                      F-44

                                    YI WAN
              Maple Leaf High Technology Agriculture Developing

                       Financial statements as of and for
                       the year ended December 31, 1997
                                      and
                          Independent Auditors' Report


                                      F-45

                         Independent Auditors' Report

            We have audited the accompanying balance sheet of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1997, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Farm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

July 30, 1999

                                      F-46

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997

CURRENT ASSETS                                               RMB              US $
                                                             ---              ---
    Cash                                            (Y)   1,519,649         183,541

    Accounts receivable, net of allowance for
      doubtful accounts of $ 0                             377,734           45,622
      Related party receivable                             129,584           15,651
      Other receivable                                     154,314           18,638
      Inventories                                        2,624,149          316,941
      Prepaid expenses                                     152,625           18,435
                                                        ----------      -----------

           Total current assets                     (Y)  4,958,055     $    598,828
                                                        ----------      -----------


BUILDINGS, EQUIPMENT AND AUTOMOBILES:
   Buildings and improvements                       (Y)  6,086,376     $    735,105
            Furniture and equipment                        562,205           67,902
   Automobiles                                             124,000           14,977
                                                        ----------      -----------

           Totals                                   (Y)  6,772,581     $    817,984
   Less accumulated depreciation                           356,435           43,050
                                                        ----------      -----------

           Total buildings, equipment
               and automobiles, net                 (Y)  6,416,146     $    774,934
                                                        ----------      -----------



OTHER ASSETS:
   Intangible asset, net of accumulated
            amortization of $ 67,636 (RMB(Y)560,000)(Y) 27,440,000     $  3,314,170
                                                        ----------       ----------
           Total other assets                       (Y) 27,440,000     $  3,314,170
                                                        ----------      -----------
              Total assets                          (Y) 38,814,201     $  4,687,932
                                                        ==========      ===========


               The accompanying notes are an integral part of this statement.

                                      F-47

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997

LIABILITIES AND OWNERS' EQUITY

                                                            RMB               US $
                                                            ---               ----

CURRENT LIABILITIES
   Accounts payable                                 (Y)    526,571     $     63,599
   Accrued liabilities                                      18,087            2,184
   Sales tax payable                                       471,640           56,964
   Note payable                                          13,000,000       1,570,124
                                                        -----------     -----------

         Total current liabilities                  (Y) 14,016,298     $  1,692,871
                                                        ----------      -----------







COMMITMENTS AND CONTINGENCIES                       (Y)                $
                                                        ----------      -----------




OWNERS' EQUITY (EXHIBIT C):
   Owners' equity                                   (Y) 24,797,903     $  2,995,061
   Statutory reserve                                    ----------       ----------

           Total owners' equity                     (Y) 24,797,903     $  2,995,061
                                                        ----------      -----------

                Total liabilities and owners' equity(Y) 38,814,201     $  4,687,932
                                                        ==========      ===========




               The accompanying notes are an integral part of this statement.
                                      F-48

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                        RMB               US $
                                                        ---               ----

NET SALES                                     (Y)  14,452,013       $ 1,743,349

COST OF SALES                                       6,763,366           815,866
                                                     ---------        ---------

GROSS PROFIT                                  (Y)   7,688,647       $   927,483

SELLING, GENERAL AND  ADMINISTRATIVE
   EXPENSES                                         2,922,485           352,540
                                                    -----------       ---------

INCOME FROM OPERATIONS                        (Y)   4,766,162      $    574,943
                                                    ----------       ----------

OTHER INCOME:
   Interest income                            (Y)      31,741      $      3,829
                                                    -----------      ----------

INCOME BEFORE PROVISION FOR
     INCOME TAXES                             (Y)    4,797,903     $    578,772

PROVISION FOR INCOME TAXES                                   -                -
                                                    -----------     -----------

NET INCOME                                    (Y)    4,797,903     $    578,772
                                                    ===========       =========






               The accompanying notes are an integral part of this statement.


                                      F-49

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                            AGRICULTURE DEVELOPING. CO.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

         OWNERS' EQUITY                           RMB              US $
         --------------                           ---              ----


Owners' Equity - Beginning of the year      (Y)  20,000,000  $   2,410,161

Distributions                                        -                 -

Net Income, Exhibit B                       (Y)   4,797,903        578,772

Adjustment for Currency Translation                                  6,128
                                                 --------          --------

Owners' Equity - End of the year            (Y)  24,797,903  $   2,995,061
                                                ============    =============







              The accompanying notes are an integral part of this statement.

                                      50

                         YI WAN MAPLE LEAF HIGH TECHNOLOGY
                           AGRICULTURE DEVELOPING LTD. CO.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                      RMB               US $
                                                      ---               ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                   (Y) 4,797,903     $    578,772
   Adjustments to reconcile net income to net cash
        provided by net cash provided by operating
        activities:
        Depreciation                                  356,435           43,050
        Amortization                                  560,000           67,636
        Increase in accounts receivable              (377,734)         (45,622)
        Increase in accounts receivable-related party(129,584)         (15,651)
        Increase in other receivable                 (154,314)         (18,638)
        Increase in inventories                      (396,730)         (48,248)
        Increase in prepaid expenses                 (152,625)         (18,434)
        Increase in accounts payable                  526,571           63,599
        Decrease in accrued liabilities                18,087            2,184
        Increase in sales tax payable                 471,640           56,964
                                                    ---------       -----------

       Net cash provided in operating activities(Y)5,519,649      $    663,054
                                                    ---------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on note payable                   (Y)(4,500,000)    $   (538,767)
                                                    ----------      -----------
          Net cash used in financing activities (Y)(4,500,000)    $   (538,767)
                                                    ----------      -----------

INCREASE IN CASH                                (Y) 1,019,649     $    123,226

CASH, beginning of year                               500,000           60,254
                                                    ----------      -----------

CASH, end of year                               (Y) 1,519,649     $    183,541
                                                    ==========       ==========





               The accompanying notes are an integral part of this statement.

                                      F-51

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies
      ------------------------------------------

      a.    The reporting entity
            --------------------

            The financial statements reflect the activities of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd Co., also known as Yi Wan Farm (the
Farm).

            The Farm is a foreign investment joint venture with a twelve-year term and with registered capital of approximately $2,416,000 (RMB(Y)20,000,000), established under the laws of the People's Republic of China on December 4, 1996. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

      b.    Basis of accounting
            -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

      c.    Buildings, equipment and automobiles
            ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1997 amounted to $43,050 (RMB(Y) 356,436). Estimated useful lives of the assets are as follows:

                                                Estimated Useful Life (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

                 Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.
                                      F-52

                          YI WAN MAPLE LEAF HIGH TECHNOLOGY
                           AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

1.          Summary of significant accounting policies  (continued)
            -------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.         Cash and concentration of risk
           ------------------------------

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1997 amounted to $173,872 (RMB(Y)1,439,594 of which no deposits are covered by insurance. The Farm has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in back accounts.

f.        Inventories

            Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Farm's inventories consist of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood product until taken to market.

g.         Intangible assets

                All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the Right to use the farmland for 50 years from the government for a fee in the amount of $3,381,806 (RMB(Y)28,000,000). The Farm's Right has been registered under a related party's (through common ownership) name. The Farm is in the process of applying for a name change which has not been finalized as of the date of the report.

            These Rights have been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the year ended December 31, 1997, amounted to $67,636
                                      F-53

                         YI WAN MAPLE LEAF HIGH TECHNOLOGY
                           AGRICULTURE DEVELOPING LTD. CO.

                         NOTES TO THE FINANCIAL STATEMENTS

(RMB(Y)560,000). Accumulated amortization at December 31, 1997, amounted to $67,636 (RMB(Y)560,000).


h.          Taxes

            Revenues of the Farm operation are subject to an 8% sales tax, and is shown as a reduction of sales.

            A partner of the Farm is a foreign company, which results in the Farm being considered a foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax for the next three years (years ended December 31, 1999, 2000 and 2001).

i.          Foreign currency translation and transactions

                 The financial position and results of operations of the Farm is determined using United States dollars as the functional currency. Assets and liabilities of the Farm are translated at the prevailing exchange rate of 8.2796 Renminbi per U.S. dollar in effect at December 31, 1997. Income statement accounts are translated at the weighted-average rate of exchange during the year, also at 8.2898 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

j.         Comprehensive income

            Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Farm's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1997 was immaterial, the statement of comprehensive income is not presented.
                                      F-54

                   YI WAN MAPLE LEAF HIGH TECHNOLOGY
                   AGRICULTURE DEVELOPING LTD. CO.

                   NOTES TO THE FINANCIAL STATEMENTS

   k.       New Authoritative Pronouncements

            The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Farm's financial statements or financial reporting.


2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1997:

                                                   RMB                US $
                                                   ----               ----

      Raw Material - Feeds                 (Y)     260,114       $      31,416
      Raw Material - Others                         29,367               3,547
      Work in process                            2,334,668             281,978
                                                 -----------        -----------

                 Totals                     (Y)  2,624,149       $     316,941
                                                 ==========         ==========
3.    Year 2000 Issue

            The Farm  recognizes  the  potential  implications  of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Farm has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Farm is also ongoing. There can be no assurance that there will not be a material adverse effect on the Farm if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

            The costs of the Farm's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Farm's financial position or the results of their operations in any given period.

            Time  and  cost   estimates   are  based  on   currently   available
information. Actual results could differ from those estimates.
                                      F-55

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                           AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

4.    Note payable

            Note payable at December 31 consist of the following:

                                                           RMB        US $
                                                           ----       ----
         Note payable, JiaoZuo local
             government, unsecured, variable
             amount payable monthly, balance
             due September1999, no interest       (Y)13,000,000     $ 1,570,124
                                                      ==========     ==========


5.    Supplemental disclosure of cash flow information
      ------------------------------------------------

            There was no interest expense or income taxes paid for the year ended December 31, 1997.

6. Accounts receivable, concentration of credit risk and customers and suppliers concentration

            The Farm's operations are conducted mainly in the People's Republic of China. During the normal course of business, the Farm extends unsecured credit to its customers located in the province of HeNan. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. Management has determined that no bad debt allowance was required at December 31, 1997. Approximately 30% and 75% of the Farm's sales and purchases are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.

7.          Fair value of financial instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

8.          Pension contribution

            Regulations  in the People's  Republic of China  require the Farm to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. There were no contributions for the Farm's employees due to their non-permanent status.
                                      F-56

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

9.          Related party transactions

            The Farm sells inventory to a related party (through common ownership). Intercompany accounts receivable amounted to $15,651 (RMB(Y)129,584) at December 31, 1997 and intercompany sales amounted to $56,203 (RMB(Y)465,297) for the year ended December 31,1997.

10.         Commitments and contingencies

            On January 23, 1997, the Farm leased delivery automobiles and certain refrigerators. The leases are classified as non-cancelable operating leases. Future minimum rents for the ensuing five years are as follows:

            December 31               RMB              US $
            ------------              ----             ----

                1998       (Y)  396,000          $  47,832
                1999            396,000              47,832
                2000            396,000              47,832
                2001            396,000              47,832
                2002            396,000              47,832
            Thereafter            -                  -

            Rental expense for the year ended December 31, 1997, amounted to $47,832 (RMB(Y)396,000).

11.         Property Insurance

            There was no insurance coverage in 1997 for the Farm's assets and inventories, which amounted to approximately $1,134,925 (RBM(Y)9,396,730) at December 31, 1997.
                                      F-57

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

12.          Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Due to the first year operation, no amounts were reserved at December 31, 1997. There were no owners distributions declared for the year ended of December 31, 1997.
                                      F-58

                          JIAOZUO YI WAN HOTEL CO., LTD
                       Financial Statements as of and for
                   the years ended December 31, 1999 and 1998
                                       and
                          Independent Auditors' Report


                                      F-59

                         Independent Auditors' Report

            We have audited the accompanying balance sheets of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) as of December 31, 1999 and 1998, and the related statements of income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yi Wan Hotel Co., Ltd. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

March 13, 2000

                                      F-60

                          JIAOZUO YI WAN HOTEL CO., LTD

                                  BALANCE SHEET
                        AS OF DECEMBER 31, 1999 AND 1998

              ASSETS

                                            1999                      1998
                                         ----------  -----------  -----------  -------------
                                             RMB         US $         RMB           US $
                                          ----------  -----------  -----------  -------------

CURRENT ASSETS:
    Cash                              (Y) 6,921,122  $   835,935 (Y)  1,795,783  $  216,911
    Accounts receivable, net of allowance for
      doubtful accounts of $              2,859,373      345,356        924,401     111,657
    Related party receivable                502,000       60,632              -           -
    Other receivable                      2,678,093      323,461        732,220      88,444
    Inventories                           1,023,851      123,661        694,333      83,868
    Prepaid expenses                         41,490        5,011         43,000      5,194
                                          ----------  -----------  -----------  -------------

       Total current assets               14,025,929   1,694,055      4,189,737    506,074
                                          ----------  -----------  -----------  -------------



BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements           144,754,693  17,483,507    142,817,055 17,250,728
    Furniture and equipment               25,223,219   3,046,466     25,496,609  3,079,710
    Automobiles                              476,230      57,519        476,230     57,523
                                          ----------  -----------  -----------  -------------

       Totals                            170,454,142  20,587,492    168,789,894 20,387,961
    Less accumulated depreciation         24,391,485   2,946,009     15,564,789  1,880,055
                                          ----------  -----------  -----------  -------------

       Total buildings, equipment
              and automobiles, net       146,062,657  17,641,483    153,225,105 18,507,906
                                          ----------  -----------  -----------  -------------

OTHER ASSETS:
    Intangible asset                      13,000,000   1,570,143     13,000,000  1,570,257
    Less accumulated amortization            975,000     117,761        650,000     78,513
                                          ----------  -----------  -----------  -------------
    Intangible asset,net                  12,025,000   1,452,382     12,350,000  1,491,744
    Deferred tax asset                       132,461      15,999              -          -
                                          ----------  -----------  -----------  -------------
       Total other assets                 12,157,461   1,468,381     12,350,000  1,491,744
                                          ----------  -----------  -----------  -------------

          Total assets                (Y) 172,246,04 $20,803,919 (Y)169,764,842$20,505,724
                                          ==========  ===========  ===========  =============





               The accompanying notes are an integral part of this statement.


                                      F-61

                          JIAOZUO YI WAN HOTEL CO., LTD

                                  BALANCE SHEET
                        AS OF DECEMBER 31, 1999 AND 1998

    LIABILITIES AND OWNERS'EQUITY

                                                  1999                       1998
                                          ----------------------  ---------------------------
                                             RMB        US $          RMB           US $

CURRENT LIABILITIES:
    Accounts payable                  (Y) 1,255,547 $   151,645(Y)    747,423 $       90,281
    Accounts payable - related party        248,705      30,039       476,768         57,588
    Accrued liabilities                   3,381,031     408,362     2,459,682        297,103
    Sales tax payable                     5,224,096     630,968     3,299,342        398,524
    Income taxes payable                  4,816,241     581,707             -              -
    Distribution payable to owners        21,176,125  2,557,657    16,954,787      2,047,952
    Contracts payable                       572,478      69,144    19,752,477      2,385,882
                                          ----------  ----------  ------------  -------------

       Total current liabilities          36,674,223  4,429,521    43,690,479      5,277,330
                                          ----------  ----------  ------------  -------------



COMMITMENTS AND CONTINGENCIES
                                                  -           -             -              -
                                          ----------  ----------  ------------  -------------



OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                        97,726,670  11,805,500  104,880,880     12,668,455
    Statutory reserve                     37,845,156  4,571,132    21,193,483      2,559,939
    Accumulated other comprehensive
    income                                        -     (2,234)             -              -
                                          ----------  ----------  ------------  -------------

       Total owners' equity               135,571,826 16,374,398  126,074,363     15,228,394
                                          ----------  ----------  ------------  -------------

         Total liabilities and owners'(Y) 172,246,04$ 20,803,919(Y)169,764,842 $   20,505,724
         equity

                                          ==========  ==========  ============  =============






             The accompanying notes are an integral part of this statement.


                                      F-62

                               JIAOZUO YI WAN HOTEL CO., LTD.

                    STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                       FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                  1999          1999       1998        1998
                                                  RMB           US$         RMB        US$
                                               -----------   ----------- ----------  ---------

NET SALES                                  (Y) 66,135,596  $  7,991,155  63,836,494$ 7,710,746

COST OF SALES                                  16,584,882     2,003,949  14,556,757  1,758,296
                                               -----------   ----------- ----------  ---------

GROSS PROFIT                                   49,550,714     5,987,206  49,279,737  5,952,450

SELLING, GENERAL AND  ADMINISTRATIVE           21,676,428     2,619,160  20,250,829  2,446,077
EXPENSES                                      -----------   ----------- ----------  ---------

INCOME FROM OPERATIONS                         27,874,286     3,368,046  29,028,908  3,506,373
                                               -----------   ----------- ----------  ---------

OTHER INCOME:
    Interest income                                31,768         3,838    167,499     20,232
    Other expense                                 (75,397)       (9,110)   (42,253)    (5,104)
                                               -----------   ----------- ----------  ---------

             Total other income (expense)         (43,629)       (5,272)    125,246     15,128
                                               -----------   ----------- ----------  ---------

INCOME BEFORE PROVISION FOR INCOME TAXES       27,830,657     3,362,774  29,154,154  3,521,501

PROVISION FOR INCOME TAXES                      5,011,856       605,582           -          -
                                               -----------   ----------- ----------  ---------

NET INCOME                                 (Y) 22,818,801  $  2,757,192  29,154,154$ 3,521,501
                                               ===========               ==========

OTHER COMPREHENSIVE INCOME:
    Foreign currency translation adjustment                     (2,234)                      -
                                                             -----------             ---------

COMPREHENSIVE INCOME                                          2,754,958              3,521,501
                                                             ===========             =========




               The accompanying notes are an integral part of this statement.


                                      F-63

                          JIAOZUO YI WAN HOTEL CO., LTD.

                         STATEMENTS OF OWNERS' EQUIPMENT
                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                1999         1999        1998          1998
OWNERS' EQUITY                                   RMB         US $        RMB           US $
                                             ------------  ----------  -----------    -----------
Owners' Equity - beginning of year        (Y)104,880,880 $ 12,668,455 (Y) 113,874,996 $ 13,754,845

    Distributions                            (13,321,338)  (1,608,954)    (16,954,787)  (2,047,952)

    Net Income, Exhibit B                     22,818,801    2,757,192      29,154,154    3,521,501

    Adjustment to Statutory Reserve          (16,651,673)  (2,011,193)    (21,193,483)  (2,559,939)
                                             ------------  -----------   -----------    ------------

Owners' Equity - end of year             (Y)  97,726,670 $ 11,805,500 (Y) 104,880,880 $ 12,668,455
                                             ============  ==========    ===========    ===========



                                                1999         1999        1998          1998
    STATUTORY RESERVE                            RMB         US $        RMB           US $
                                             ------------  ----------    -----------  -----------


Statutory Reserve - beginning            (Y)  21,193,483 $ 2,559,939 (Y)           - $          -

    Adjustment to Statutory Reserve           16,651,673   2,011,193      21,193,483    2,559,939
                                             ------------  ----------    -----------  -----------

Statutory Reserve - end of year          (Y)  37,845,156 $ 4,571,132 (Y)  21,193,483 $  2,559,939
                                             ============  ==========    ===========  ===========

                                                             1999                      1998
    ACCUMULATED OTHER COMPREHENSIVE INCOME                   US $                      US $
                                                           ----------                 -----------

Balance - beginning of year                              $         -                $          -

    Adjustment tor currency translation                      (2,234)
                                                           ----------                 -----------

Balance - end of year
                                                         $   (2,234)                $          -
                                                           ==========                 ===========



               The accompanying notes are an integral part of this statement.


                                      F-64

                        JIAOZUO YI WAN HOTEL CO., LTD.

                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                               1999        1999        1998           1998
                                                RMB         US $        RMB            US $
                                             ----------  ----------  ----------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                           (Y) 22,818,801 $ 2,757,192 (Y) 29,154,154 $ 3,521,501
    Adjustments to reconcile net income to cash
     Provided by operating activites:
         Depreciation                         8,826,696   1,065,954      8,766,637   1,058,913
         Amortization                           325,000      39,248        325,000      39,256
         Increase in accounts receivable     (1,934,972)   (233,699)      (170,383)    (20,580)
         Increase in related party receivable  (502,000)    (60,632)             -           -
         Increase in other receivable        (1,945,873)   (235,017)      (177,999)    (21,500)
         (Increase) decrease in inventories    (329,518)    (39,793)        42,808       5,171
         Decrease (increase) in prepaid expenses  1,510         183        (40,000)     (4,832)
         Increase in deferred tax asset        (132,461)    (15,999)             -           -
         Adjustment for Currency Translation          -      (2,234)             -           -
         Increase in accounts payable           508,124      61,364         50,937       6,153
         (Decrease) increase in accounts
           payable - related party             (228,063)    (27,549)       311,544      37,630
         Increase in distribution payable
           to owners                           4,221,338    509,705     16,954,787   2,047,952
         Increase in accrued liabilities         921,349    111,259      1,481,122     178,903
         Increase in income taxes payable      4,816,241    581,707              -           -
         Increase in sales tax payable         1,924,754    232,444      1,928,065     232,889
                                              ----------   ----------    ----------  ----------
          Net cash provided by operating
          activities                          39,290,925  4,744,134     58,626,672   7,081,456
                                             ----------  ----------      ----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of improvements and automobiles  (1,664,247)  (199,418)      (185,256)    (22,376)
                                             ----------  ----------      ----------   ------------
          Net cash used in financing
          activities                          (1,664,247)  (199,418)      (185,256)    (22,376)
                                             ----------  ----------      ----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on contracts payable  (20,380,000)(2,461,674)   (40,200,001) (4,855,717)
    Proceeds contracts and notes payable       1,200,000    144,936              -           -
    Distributions to owners                  (13,321,338)(1,608,954)   (16,954,787) (2,047,952)
                                             ----------  ----------      ----------   ------------
          Net cash used in financing
          activities                         (32,501,338)(3,925,692)   (57,154,788) (6,903,669)
                                             ----------  ----------      ----------   ------------

INCREASE IN CASH                               5,125,340    619,024      1,286,628     155,411

CASH, beginning of year                        1,795,783    216,911        509,155      61,500
                                             ----------  ----------      ----------   ------------

CASH, end of year                         (Y)  6,921,122 $  835,935 (Y)  1,795,783   $ 216,911
                                             ==========  ==========      ==========   ============



               The accompanying notes are an integral part of this statement.


                                      F-65

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

1.    Summary of significant accounting policies
      ------------------------------------------

      a.    The reporting entity
            --------------------

            The financial statements reflect the activities and financial transactions of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) also known as Yi Wan Hotel.

            The Hotel is a foreign investment joint venture with a fifteen-year term and with registered capital of approximately $11,958,000 (RMB(Y)99,000,000) established under the laws of the People's Republic of China on December 25, 1996. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

      b.    Basis of accounting
            -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

      c.    Buildings, equipment and automobiles
            ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $1,065,954 (RMB(Y)8,826,696) and $1,058,913
(RMB(Y)8,766,637), respectively. Estimated useful lives of the assets is as follows:

                                                Estimated Useful Life (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

                 Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.


                                      F-66

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

1.    Summary of significant accounting policies (continued)
      ------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.         Cash and concentration of risk
           ------------------------------

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999 and 1998 amounted to $814,524 (RMB(Y)6,743,853) and $149,135 (RMB(Y)1,234,674), respectively, of which no deposits are covered by insurance. The Hotel has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

      f.    Inventories

      Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies.

      g.    Intangible assets

      All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Hotel has purchased the Right to use the land for 40 years from the government for a fee in the amount of $1,570,257 (RMB(Y)13,000,000). The Hotel's Right has been registered under the name of one of the joint venture partners. The Hotel is in the process of applying for a name change of the Right which has not been finalized as of the date of this report.

               The Right has been classified as an intangible asset on the accompanying financial statements and is being amortized using the straight-line method over the life of the Right. Amortization expense for the year ended
December  31,  1999 and 1998  amounted  to $39,270  (RMB(Y)325,000)  and $39,256
(RMB(Y)325,000).
                                       F-67

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

h.           Taxes

            Certain revenues of the Hotel operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales. A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and a 3% provincial government income tax. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).

      The provision for income taxes consist of the following:

                                         RMB                  US$
                                   --------------        ---------------
Provision for China Income Tax   (Y)  4,286,930       $      517,984
Provision for China Local Tax           857,387              103,597
                                   --------------        ---------------
                                      5,144,317              621,581
Deferred taxes                         (132,461)             (15,999)
                                   --------------        ---------------
         Total tax provision     (Y)  5,011,856       $      605,582
                                   ==============        ===============


            The  deferred  taxes  on  the  accompanying   financial   statements
represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

i.          Foreign currency translation and transactions

                 The financial position and results of operations of the Hotel is determined using United States dollars as the functional currency. Assets and liabilities of the Hotel is translated at the prevailing exchange rate of 8.2795 and 8.2789 Renminbi per U.S. dollar in effect at December 31, 1999 and 1998, respectively. Income statement accounts are translated at the weighted-average rate of exchange during 1999 and 1998 at 8.2761 and 8.2789 Renminbi per U.S. dollar, respectively. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity.
                                      F-68

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

      j.    New Authoritative Pronouncements

            The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.

2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999 and 1998:

                                    1999                       1998
                                    ----                       ----
                                RMB        US $         RMB            US $
                                ---        ----         ---            ----

      Supplies and other   (Y)  582,332   $ 70,334(Y)    268,003       $ 32,372
      inventory
      Food,  cigarettes and
      liquor                    441,519     53,327       426,330         51,496
                               ---------- ---------  ----------      ----------
             Totals        (Y)1,023,851   $ 123,661(Y)    694,333    $    83,868
                             =========    ========   ===========     ==========

3.    Year 2000 Issue

            The Hotel  recognizes  the potential  implications  of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Hotel has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Hotel is also ongoing. There can be no assurance that there will not be a material adverse effect on the Hotel if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

             The costs of the Hotel's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Hotel's financial position or the results of their operations in any given period.

            Time  and  cost   estimates   are  based  on   currently   available
information. Actual results could differ from those estimated.
                                      F-69

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

4.    Contracts payable

            Contracts payable at December 31, 1999 and 1998 consist of the following:
                                    1999                       1998
                                    ----                       ----
                                RMB        US $         RMB            US $
                                ---        ----         ---            ----
      Contracts payable,
         various vendors,
         unsecured, due on
         demand, no
         interest           (Y) 572,478   $ 69,144 (Y)19,752,477     $2,385,882
                               ========    =======    ==========      =========


5.    Supplemental disclosure of cash flow information
      ------------------------------------------------

            No interest expense payments were made for the years ended December 31, 1999 and 1998. For the year ending December 31, 1999, $39,641 (RMB(Y)328,078) of income tax payments were made as compared to none for the prior year.

6. Accounts receivable, concentration of credit risk and customers concentration


            The Hotel's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Hotel extends unsecured credit to its customers. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end.

7.          Fair Value of Financial Instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

8.          Pension contribution

            Regulations  in the People's  Republic of China require the Hotel to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Hotel pays an annual contribution of 24% of the city's standard salary of its employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. For the years ended December 31, 1999 and 1998, the Hotel made pension contributions in the amount of $14,933 (RMB(Y)123,593) $18,836 (RMB(Y)155,938), respectively.
                                      F-70

                          JIAOZUO YI WAN HOTEL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENT

9.    Related party transactions

            During the year, the Hotel had borrowed and advanced money with one of the partners of the Hotel. At December 31, 1999 and 1998, amounts payable to this related party amounted to $4,305 (RMB(Y)35,640). In addition, the Hotel also purchases seafood from a related party through common ownership. Inter-company accounts payable amounted to $10,636 (RMB(Y)88,065) and $53,283 (RMB(Y)441,128) at December 31, 1999 and 1998, respectively. Intercompany cost of sales amounted to $60,800 (RMB(Y)503,184) and $56,203 (RMB(Y)465,297) for the
years ended December 31, 1999 and 1998, respectively.

10.   Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Statutory reserves at December 31, 1999 and 1998, amounted to $4,570,947 (RMB(Y)37,845,156) and $2,559,939
(RMB(Y)21,193,483), respectively. Distributions declared to owners for the year ended December 31, 1999 and 1998 amounted to $1,608,954 (RMB(Y)13,321,338) and
$2,047,952 (RMB(Y)16,954,787).
                                      F-71

                          JIAOZUO YI WAN HOTEL CO., LTD

                       Financial statements as of and for
                        the year ended December 31, 1997
                                       and
                          Independent Auditors' Report



                                      F-72

                         Independent Auditors' Report

            We have audited the accompanying balance sheet of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) as of December 31, 1998, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yi Wan Hotel Co., Ltd. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens Frazer and Torbet, LLP
                                          Certified Public Accountants
                                          Walnut, California

July 30, 1999

                                      F-73

                          JIAOZUO YI WAN HOTEL CO., LTD.

                                  BALANCE SHEET
                        AS OF DECEMBER 31, 1997

               ASSETS
                                                    RMB            US $
                                                   ---            ----
CURRENT ASSETS
    Cash                                 (Y)     509,155    $     61,495
    Accounts receivable,                         754,018          91,069
    Other receivable                             554,221          66,938
    Inventories                                  737,141          89,031
    Prepaid expenses                               3,000             362

                Total current assets     (Y)   2,557,535    $    308,896
                                             ------------     ------------


BUILDINGS, EQUIPMENT AND AUTOMOBILES:
   Buildings and improvements            (Y)  142,817,055   $ 17,249,270
     Furniture and equipment                   25,537,353      3,084,370
   Automobiles                                    250,230         30,222
                                             --------------    ---------

           Totals                        (Y)  168,604,638   $ 20,363,862

   Less accumulated depreciation                6,798,152        821,073
                                              --------------   ------------

           Total buildings, equipment
               and automobiles, net      (Y)  161,806,486   $ 19,542,790
                                             ------------     ----------



OTHER ASSETS:
 Intangible asset, net of accumulated amortization
  of $39,256 (RMB(Y)325,000)             (Y)   12,675,000   $  1,530,871
                                             ------------   -----------

           Total other assets            (Y)   12,675,000   $  1,530,871
                                             ------------     -----------

              Total assets               (Y)  177,039,021   $ 21,382,557
                                             ============     ==========




               The accompanying notes are an integral part of this statement.
                                      F-74

                          JIAOZUO YI WAN HOTEL CO., LTD.

                                  BALANCE SHEET
                          AS OF DECEMBER 31, 1997

         LIABILITIES AND OWNERS' EQUITY

                                            RMB                 US $
                                           ----                ----
CURRENT LIABILITIES:
   Accounts payable                   (Y)     696,486    $     84,121
   Accounts payable - related party           129,584          15,651
   Accrued liabilities                      1,014,200         122,494
   Sales tax payable                        1,371,277         165,621
   Note payable                            59,952,478       7,240,987
                                           ------------     -----------
           Total current liabilities  (Y)  63,164,025    $  7,628,874
                                           ------------     -----------






COMMITMENTS AND CONTINGENCIES         (Y)                 $
                                            -----------       ----------





OWNERS' EQUITY (EXHIBIT C):
   Owners' equity                     (Y)  113,874,996     $ 13,753,683
                                            -----------     -----------


  Total liabilities and owners' equity(Y)  177,039,021     $ 21,382,557
                                            ===========     ===========




               The accompanying notes are an integral part of this statement.
                                      F-75

                            JIAOZUO YI WAN HOTEL CO., LTD.

                               STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                               RMB               US $
                                               ---               ----

NET SALES                              (Y)  44,508,360     $   5,369,051

COST OF SALES                               10,402,265         1,254,827
                                            ----------       ------------

GROSS PROFIT                           (Y)  34,106,095     $   4,114,224

OPERATING EXPENSE                           19,343,158         2,333,368
                                           ------------      ------------

INCOME FROM OPERATIONS                 (Y)  14,762,937     $   1,780,856
                                           ------------      ------------

OTHER INCOME:
   Interest income                     (Y)       112,059   $        13,517
                                           --------------    --------------

         Total other income            (Y)       112,059   $        13,518
                                           --------------    --------------

INCOME BEFORE PROVISION FOR
     INCOME TAXES                      (Y)     14,874,996  $     1,794,373

PROVISION FOR INCOME TAXES                              -                -
                                            --------------    -------------

NET INCOME                             (Y)     14,874,996  $     1,794,373
                                              ============      ============


               The accompanying notes are an integral part of this statement.
                                      F-76

                         JIAOZUO YI WAN HOTEL CO., LTD.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

            OWNERS' EQUITY                       RMB                   US $
                                                ---                   ----

Owners' Equity - Beginning of year     (Y)  87,342,000       $     10,525,415



     Contributions                          11,658,000              1,408,039

     Net Income, Exhibit B                  14,874,996              1,794,373

    Adjustment for Currency Translation              -                 25,856


Owners' Equity - End of year            (Y) 113,874,996      $     13,753,683
                                           =============           ===========


               The accompanying notes are an integral part of this statement.
                                      F-77

                          JIAOZUO YI WAN HOTEL CO.,LTD.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                           RMB                US $
                                                           ---                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                      (Y)  14,874,996     $   1,794,373
   Adjustments to reconcile net income to net cash
       provided by net cash provided by operating
       activities:
        Depreciation                                     6,798,152           821,073
        Amortization                                       325,000            39,256
      Increase in accounts receivable                     (754,018)          (91,069)
      Increase in other receivable                        (554,221)          (66,938)
      Increase in inventories                             (570,200)          (68,913)
      Increase in prepaid expenses                          (3,000)             (362)
      Increase in accounts payable                         696,486            84,121
      Increase in accounts payable-related party           129,584            15,651
      Currency translation adjustment                                         25,856
      Increase in accrued liabilities                    1,014,200           122,494
      Increase in sales taxes payable                    1,371,277           165,621
                                                     -------------     -------------

         Net cash provided in operating activities (Y)  23,328,256      $   2,841,163
                                                      ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of fixed assets                        (Y) (81,902,709)     $  (9,917,650    )

   Acquisition of intangible asset                     (13,000,000)       (1,570,127)
                                                      ------------      ------------
         Net cash used in investing activities     (Y) (94,902,709)     $(11,487,777)
                                                      ------------       -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                             59,420,609         7,176,749
   Owners' contribution                                 11,658,000         1,410,250
                                                      ------------      ------------
         Net cash used in financing activities     (Y)  71,078,609      $   8,586,999
                                                      ------------       ------------

DECREASE IN CASH                                 (Y)      (495,844)  $       (59,615)

CASH, beginning of year                                  1,004,999            121,110
                                                     -------------      -------------

CASH, end of year                                (Y)       509,155      $       61,495
                                                    ==============       =============



               The accompanying notes are an integral part of this statement.
                                      F-78

                               JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies
      ------------------------------------------

      a.    The reporting entity
            --------------------

            The financial statements reflect the activities and financial transactions of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) also known as Yi Wan Hotel.

            The Hotel is a foreign investment joint venture with a fifteen-year term and with registered capital of approximately $11,958,000 (RMB
(Y)99,000,000) established under the laws of the People's Republic of China on December 25, 1996. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

      b.    Basis of accounting
            -------------------

            The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

            The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

      c.    Buildings, equipment and automobiles
            ------------------------------------

            Buildings,   equipment,   and  automobiles  are  recorded  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1997 amounted to $821,073 (RMB(Y)6,798,152). Estimated useful lives of the assets are as follows:

                                                Estimated Useful Life (in years)

            Buildings                                       20
            Machinery and equipment                         10
            Computer, office equipment and furniture         5
            Automobiles                                      5

                 Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.
                                      F-79

                          JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.         Summary of significant accounting policies (continued)
           ------------------------------------------------------

      d.    Use of estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.         Cash and concentration of risk
           ------------------------------

            Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1997 amounted to $32,655 (RMB(Y)270,375) of which no deposits are covered by insurance. The Hotel has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

      f.    Inventories

      Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies.

      g.    Intangible assets

      All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Hotel has purchased the Right to use the land for 40 years from the government for a fee in the amount of $1,570,257 (RMB(Y)13,000,000). The Hotel's Right has been registered under the name of one of the joint venture partners. The Hotel is in the process of applying for a name change of the Right which has not been finalized as of the date of this report.

               The  Right  has been  classified  as an  intangible  asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Right. Amortization expense for the year ended December 31, 1997 amounted to $39,256 (RMB(Y)325,000). Accumulated amortization at December 31, 1997 amounted to $39,256 (RMB(Y)325,000).
                                      F-80

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.    Summary of significant accounting policies (continued)
      ------------------------------------------------------

h.          Taxes

            Certain revenues of the Hotel operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

            A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).

i.          Foreign currency translation and transactions

                 The financial position and results of operations of the Hotel is determined using United States dollars as the functional currency. Assets and liabilities of the Hotel is translated at the prevailing exchange rate of 8.2796 Renminbi per U.S. dollar in effect at December 31, 1997. Income statement accounts are translated at the weighted-average rate of exchange during the year also at 8.2898 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity.

      j.    Comprehensive Income

            Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Hotel's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1997 was immaterial, the statement of comprehensive income is not presented.

      k.    New Authoritative Pronouncements

            The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.
                                      F-81

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

2.    Inventories

            Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1997:

                                                       RMB               US $
                                                       ----              ----

            Supplies inventory              (Y)  141,614           $    17,104
            Food, cigarettes and liquor          595,527                71,927
                                             ----------             ----------

                 Totals                     (Y)  737,141           $    89,031
                                              =========             ==========

3.    Year 2000 Issue

            The Hotel  recognizes  the potential  implications  of the Year 2000
(Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Hotel has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Hotel is also ongoing. There can be no assurance that there will not be a material adverse effect on the Hotel if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

             The costs of the Hotel's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Hotel's financial position or the results of their operations in any given period.

            Time  and  cost   estimates   are  based  on   currently   available
information. Actual results could differ from those estimated.

4.    Contracts payable

            Contracts payable at December 31 consist of the following:

                                                            RMB          US $
                                                            ----         ----
            Contracts payable, various vendors,
                unsecured, due on demand,
                no interest                        (Y)59,952,478   $ 7,240,987
                                                      ==========    ==========
                                      F-82

                          JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

5.    Supplemental disclosure of cash flow information
      ------------------------------------------------

            There are no cash paid for interest expense and income taxes for the year ended December 31, 1997.

6. Accounts receivable, concentration of credit risk and customers concentration

            The Hotel's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Hotel extends unsecured credit to its customers. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end.

7.         Fair Value of Financial Instruments

            The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

8.         Pension contribution

            Regulations  in the People's  Republic of China require the Hotel to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Hotel pays an annual contribution of 24% of the city's standard salary of its employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. For the year ended December 31, 1997, the Hotel made pension contributions in the amount of $27,126 (RMB(Y)224,872).

9.    Related party transactions

            During the year, the Hotel purchases seafood from a related party through common ownership. Intercompany accounts payable amounted to $15,651 (RMB
(Y)129,584) at December 31, 1997 and intercompany cost of sales amounted to $56,203 (RMB(Y)465,297) for the year ended December 31,1997.

10.         Subsequent Events

            As of December 31, 1997, the Hotel had no property insurance in place. However, property insurance was purchased in July of 1999, which covers all buildings, equipment and inventories of the Hotel.
                                      F-83

                          JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

11.   Distribution of Income and Statutory Reserve

            The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Since 1997 was the first year business operation, statutory reserves are not required by the Chinese government. No distributions were declared to the owners for the year ended December 31, 1997.

                                      F-84

Date Filed: **                                                   SEC File No.*










                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   EXHIBITS

                                      TO

                            REGISTRATION STATEMENT

                                  ON FORM S-4

                                     UNDER

                          THE SECURITIES ACT OF 1934

                           Brilliant Sun Industry Co.

(Consecutively numbered pages 180 through 201 of this Registration Statement)

                                  INDEX TO EXHIBITS

-----------------------------------------------------------------------

    SEC REFERENCE     TITLE OF DOCUMENT               LOCATION
        NUMBER
----------------------------------------------------------------------
         2.1          Agreement and Plan of Merger    TBPBA
                      and Reorganization
-----------------------------------------------------------------------
         3.1          Articles of Incorporation of    Page 182
                      Registrant
-----------------------------------------------------------------------
         3.2          Bylaws of Registrant            Page 184
-----------------------------------------------------------------------
         3.3          Amended Articles of             TBPBA
                      Incorporation of
                      Wiremedia.com, Inc.
-----------------------------------------------------------------------
         3.4          Amended Articles of             TBPBA
                      Incorporation of
                      Wiremedia.com, Inc.
----------------------------------------------------------------------
         4.1          Form of Common Stock            Information is
                                                      included in
                                                      articles and
                                                      bylaws
-----------------------------------------------------------------------
         5.1          Legal Opinion of Williams Law   Page 198
                      Group
-----------------------------------------------------------------------
        10.1          TBPBA                           TBPBA
-----------------------------------------------------------------------
        23.1          Consent of MOORE STEPHENS       Page 200
                      FRAZER AND TORBET, LLP
-----------------------------------------------------------------------
        23.2          Consent of Williams Law Group   Included in 5
                      P.A.                            above
-----------------------------------------------------------------------

TBPBA - To be provided by amendment